                                                                    EXHIBIT 4.15


                                                                [EXECUTION COPY]

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                              LIQUIDITY AGREEMENT,


                           Dated as of March 4, 1998,


                                      among


                          DOLLAR THRIFTY FUNDING CORP.,


                         CERTAIN FINANCIAL INSTITUTIONS,
                            as the Liquidity Lenders

                                       and

                           CREDIT SUISSE FIRST BOSTON,
                           as the Liquidity Agent for
                              the Liquidity Lenders


                              CHASE MANHATTAN BANK,
                               not as party but as
                              Administrative Agent


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                                TABLE OF CONTENTS

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                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1.     Definitions.........................................................  2
SECTION 1.2.     Cross-References....................................................  2
SECTION 1.3.     Accounting and Financial Determinations; No Duplication.............  2

                                   ARTICLE II

                           COMMERCIAL PAPER OPERATIONS

SECTION 2.1.     Issuance of Commercial Paper Notes..................................  3
SECTION 2.2.     Conditions to the Issuance of Commercial Paper Notes................  4
SECTION 2.2.1.   Representations and Warranties......................................  4
SECTION 2.2.2.   No Liquidity Agreement Amortization Event...........................  5
SECTION 2.2.3.   Available Liquidity Commitment......................................  5
SECTION 2.2.4.   No CP Borrowing Base Deficiency.....................................  5
SECTION 2.2.5.   CP Borrowing Base Certificate.......................................  5
SECTION 2.2.6.   Non-Payment of Series 1998-1 Notes..................................  5
SECTION 2.3.     Commercial Paper Notes..............................................  5
SECTION 2.4.     Commercial Paper Account; Payment of Commercial Paper
                   Notes.............................................................  6
SECTION 2.5.     Series 1998-1 Pledge Account........................................  6

                                   ARTICLE III

                  LIQUIDITY COMMITMENTS, BORROWING PROCEDURES,
                          LIQUIDITY ADVANCES AND NOTES

SECTION 3.1.     Liquidity Commitments...............................................  6
SECTION 3.1.1.   Refunding Advance Commitment........................................  7
SECTION 3.1.2.   Swing Line Commitment...............................................  7
SECTION 3.1.3.   Use of Proceeds.....................................................  7
SECTION 3.2.     Liquidity Lenders Not Required to Make Certain Liquidity
                   Advances..........................................................  7
SECTION 3.2.1.   Liquidity Advances..................................................  7
SECTION 3.2.2.   Failure To Fund.....................................................  7


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                                TABLE OF CONTENTS
                                   (continued)

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SECTION 3.3.     Termination and Reduction of the Liquidity Commitments..............  8
SECTION 3.4.     Increase of the Aggregate Liquidity Commitment......................  8
SECTION 3.5.     Extensions of Scheduled Liquidity Commitment
                   Termination Date..................................................  9
SECTION 3.6.     Borrowing Procedures................................................  9
SECTION 3.6.1.   Refunding Advances..................................................  9
SECTION 3.6.2.   Swing Line Advances................................................. 10
SECTION 3.6.3.   Commitment Termination Date Liquidity Advances...................... 11
SECTION 3.6.4.   Nature of Funding Obligations....................................... 12
SECTION 3.6.5.   Failure to Fund by Liquidity Lender................................. 12
SECTION 3.7.     Disbursement of Funds............................................... 13
SECTION 3.8.     Continuation and Conversion Elections............................... 13
SECTION 3.9.     Eurodollar Funding.................................................. 14
SECTION 3.10.    Liquidity Advance Notes............................................. 14

                                   ARTICLE IV

                REPAYMENTS, PREPAYMENTS, INTEREST AND FEES, ETC.

SECTION 4.1.     Repayments and Prepayments.......................................... 15
SECTION 4.1.1.   Voluntary Prepayments............................................... 15
SECTION 4.1.2.   Mandatory Prepayments............................................... 15
SECTION 4.2.     Interest Provisions................................................. 16
SECTION 4.2.1.   Rates............................................................... 16
SECTION 4.2.2.   Post Default Rates.................................................. 17
SECTION 4.3.     Payments of Interest................................................ 17
SECTION 4.4.     (a) Computation Basis............................................... 18
                 (b)  Determination of Rates......................................... 18
SECTION 4.5.     Fees................................................................ 18

                                    ARTICLE V

                     CERTAIN EURODOLLAR AND OTHER PROVISIONS

SECTION 5.1.     Eurodollar Lending Unlawful......................................... 19
SECTION 5.2.     Deposits Unavailable................................................ 19
SECTION 5.3.     Increased Costs, etc................................................ 19
SECTION 5.4.     Funding Losses...................................................... 20


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                                       TABLE OF CONTENTS
                                          (continued)

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SECTION 5.5.     Increased Capital Costs............................................. 21
SECTION 5.6.     Taxes............................................................... 21
SECTION 5.7.     Payments, Computations, etc......................................... 25
SECTION 5.8.     Sharing of Payments................................................. 25
SECTION 5.9.     Replacement of Liquidity Lenders.................................... 26
SECTION 5.10.    Order and Priority.................................................. 27

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

SECTION 6.1.     Conditions to Effectiveness......................................... 28
SECTION 6.1.1.   Organic Documents, Resolutions...................................... 28
SECTION 6.1.2.   Liquidity Agreement................................................. 28
SECTION 6.1.3.   Liquidity Advance Notes............................................. 29
SECTION 6.1.4.   Collateral Agreement................................................ 29
SECTION 6.1.5.   Series 1998-1 Supplement............................................ 29
SECTION 6.1.6.   Series 1998-1 Notes................................................. 29
SECTION 6.1.7.   Master Lease........................................................ 29
SECTION 6.1.8.   Series 1998-1 Letter of Credit...................................... 29
SECTION 6.1.9.   Depositary Agreement................................................ 29
SECTION 6.1.10.  Dealer Agreement.................................................... 29
SECTION 6.1.11.  Absence of Certain Events; Accuracy of Liquidity
                   Agreement Representations and Warranties; Closing Date
                   Certificate....................................................... 30
SECTION 6.1.12.  Accounts............................................................ 30
SECTION 6.1.13.  Rating Letters...................................................... 30
SECTION 6.1.14.  Board of Directors.................................................. 30
SECTION 6.1.15.  Solvency Certificate................................................ 30
SECTION 6.1.16.  Closing Fees and Expenses........................................... 30
SECTION 6.1.17.  Certified Copies of Vehicle Disposition Programs.................... 31
SECTION 6.1.18.  Opinions, Instruments, Certificates and Other Documents............. 31
SECTION 6.1.19.  Notation of Liens................................................... 31
SECTION 6.1.20.  Offering Materials.................................................. 31
SECTION 6.1.21.  Satisfactory Legal Form............................................. 31
SECTION 6.1.22.  Credit Rating of Initial Liquidity Lenders.......................... 31
SECTION 6.1.23.  Credit Agreement.................................................... 32
SECTION 6.2.     [Reserved].......................................................... 32
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                                TABLE OF CONTENTS
                                   (continued)
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SECTION 6.3.     Conditions Precedent to the Making of Each Refunding
                   Advance........................................................... 32
SECTION 6.3.1.   No Bankruptcy....................................................... 32
SECTION 6.3.2.   Availability........................................................ 32
SECTION 6.3.3.   No Borrowing Base Deficiency........................................ 32
SECTION 6.3.4.   Borrowing Request................................................... 32
SECTION 6.3.5.   Borrowing Base Certificate.......................................... 32

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

SECTION 7.1.     Existence and Power................................................. 33
SECTION 7.2.     Authorization....................................................... 33
SECTION 7.3.     Binding Effect...................................................... 33
SECTION 7.4.     Financial Information; Financial Condition.......................... 33
SECTION 7.5.     Litigation.......................................................... 34
SECTION 7.6.     No ERISA Plan....................................................... 34
SECTION 7.7.     Tax Filings and Expenses............................................ 34
SECTION 7.8.     Disclosure.......................................................... 34
SECTION 7.9.     Investment Company Act; Securities Act.............................. 34
SECTION 7.10.    Margin Regulations.................................................. 34
SECTION 7.11.    No Consent.......................................................... 35
SECTION 7.12.    No Violation of Laws, etc........................................... 35
SECTION 7.13.    Ownership; Subsidiaries............................................. 35
SECTION 7.14.    Solvency............................................................ 35
SECTION 7.15.    No Security Interest................................................ 35
SECTION 7.16.    Vehicle Disposition Programs........................................ 36
SECTION 7.17.    Other Representations............................................... 36

                                  ARTICLE VIII

                                    COVENANTS

SECTION 8.1.     Affirmative Covenants............................................... 36
SECTION 8.1.1.   Information......................................................... 36
SECTION 8.1.2.   Compliance with Covenants........................................... 38
SECTION 8.1.3.   Payment of Obligations.............................................. 38
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                                TABLE OF CONTENTS
                                   (continued)

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SECTION 8.1.4.   Maintenance of Separate Existence................................... 38
SECTION 8.1.5.   Compliance with Laws................................................ 39
SECTION 8.1.6.   Inspection of Property, Books and Records........................... 39
SECTION 8.1.7.   Absence of Certain Actions.......................................... 39
SECTION 8.1.8.   Notice of Default................................................... 40
SECTION 8.1.9.   Notice of Material Proceedings...................................... 40
SECTION 8.1.10.  Further Requests.................................................... 40
SECTION 8.1.11.  Further Assurances.................................................. 40
SECTION 8.1.12.  Vehicle Disposition Programs........................................ 40
SECTION 8.1.13.  Use of Proceeds of Commercial Paper Notes........................... 41
SECTION 8.1.14.  Vehicles............................................................ 41
SECTION 8.2.     Negative Covenants.................................................. 41
SECTION 8.2.1.   Liens............................................................... 41
SECTION 8.2.2.   Other Indebtedness.................................................. 41
SECTION 8.2.3.   Consolidations and Mergers ......................................... 41
SECTION 8.2.4.   Sales of Assets..................................................... 42
SECTION 8.2.5.   Acquisition of Assets............................................... 42
SECTION 8.2.6.   Dividends, Officers' Compensation, etc.............................. 42
SECTION 8.2.7.   Name; Chief Executive Office........................................ 42
SECTION 8.2.8.   Organic Documents................................................... 42
SECTION 8.2.9.   Investments......................................................... 42
SECTION 8.2.10.  No Other Agreements; Amendments to CP Program
                   Documents......................................................... 42
SECTION 8.2.11.  Other Business...................................................... 43
SECTION 8.2.12.  Offering Document................................................... 43

                                   ARTICLE IX

                     LIQUIDITY AGREEMENT AMORTIZATION EVENTS

SECTION 9.1.     Liquidity Agreement Amortization Event.............................. 43
SECTION 9.1.1.   Non-Payment of Obligations.......................................... 43
SECTION 9.1.2.   Breach of Warranty.................................................. 43
SECTION 9.1.3.   Non-Performance of Certain Covenants and Obligations................ 44
SECTION 9.1.4.   Non-Performance of Other Covenants and Obligations.................. 44
SECTION 9.1.5.   Judgments........................................................... 44
SECTION 9.1.6.   Bankruptcy, Insolvency, etc......................................... 44
SECTION 9.1.7.   Independent Directors............................................... 44


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                                TABLE OF CONTENTS
                                   (continued)

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SECTION 9.1.8.   Enforceability of or Default under CP Program Documents............. 44
SECTION 9.1.9.   Investment Company.................................................. 45
SECTION 9.1.10.  Program Downgrade................................................... 45
SECTION 9.1.11.  Termination of Liquidity Commitments or Reduction of
                   Aggregate Liquidity Commitment.................................... 45
SECTION 9.1.12.  Liquidity Advance under Section 3.6.1(b)............................ 45
SECTION 9.1.13.  Series 1998-1 Enhancement Deficiency................................ 45
SECTION 9.2.     Action if Liquidity Agreement Amortization Event.................... 45
SECTION 9.3.     Limited Liquidity Agreement Amortization Events..................... 46
SECTION 9.3.1.   Ineligibility of Manufacturer or Repurchase Program................. 46
SECTION 9.3.2.   Termination of Liquidity Commitment................................. 47
SECTION 9.3.3.   Rating Downgrade of Liquidity Lender................................ 47
SECTION 9.4.     Action Upon Limited Liquidity Agreement Amortization
                   Event............................................................. 47

                                    ARTICLE X

                               THE LIQUIDITY AGENT

SECTION 10.1.    Actions............................................................. 48
SECTION 10.2.    Collateral Agreement................................................ 48
SECTION 10.3.    Exculpation......................................................... 49
SECTION 10.4.    Successor........................................................... 49
SECTION 10.5.    Liquidity Advances by CSFB.......................................... 50
SECTION 10.6.    Credit Decisions.................................................... 50
SECTION 10.7.    Copies, etc......................................................... 50

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.1.    Waivers, Amendments, etc............................................ 51
SECTION 11.2.    Notices............................................................. 53
SECTION 11.3.    Payment of Costs and Expenses....................................... 53
SECTION 11.4.    Indemnification..................................................... 54
SECTION 11.5.    Survival............................................................ 55
SECTION 11.6.    Severability........................................................ 55
SECTION 11.7.    Headings............................................................ 55
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                                TABLE OF CONTENTS
                                   (continued)


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SECTION 11.8.    Execution in Counterparts........................................... 55
SECTION 11.9.    Governing Law; Entire Agreement..................................... 55
SECTION 11.10.   Successors and Assigns.............................................. 56
SECTION 11.11.   Sale and Transfer of Liquidity Advances and Notes;
                   Participations in Loans and Notes................................. 56
SECTION 11.11.1. Assignments......................................................... 56
SECTION 11.11.2. Participations...................................................... 58
SECTION 11.12.   Other Transactions.................................................. 059
SECTION 11.13.   Bankruptcy Petition Against DTFC.................................... 59
SECTION 11.14.   Limited Recourse to DTFC; No Recourse............................... 59
SECTION 11.15.   Survival of Representations and Warranties.......................... 60
SECTION 11.16.   Confidentiality..................................................... 60
SECTION 11.17.   Jurisdiction; Consent to Service of Process......................... 61
SECTION 11.18.   Waiver of Jury Trial................................................ 62
SECTION 11.19.   Waiver of Set-Off................................................... 62


EXHIBITS

EXHIBIT A   -    Form of Liquidity Advance Note
EXHIBIT B   -    Form of Borrowing Request
EXHIBIT C   -    Form of Continuation/Conversion Notice
EXHIBIT D   -    Form of Liquidity Lender Assignment Agreement
EXHIBIT E   -    Form of Closing Date Certificate
EXHIBIT F   -    Form of Liquidity Commitment Agreement
EXHIBIT G   -    Form of U.S. Tax Compliance Certificate


ANNEXES

ANNEX A     -    Definitions
ANNEX B     -    Disclosure Materials

                               LIQUIDITY AGREEMENT


         THIS LIQUIDITY AGREEMENT, dated as of March 4, 1998 (as amended, supplemented, restated or otherwise modified from time to time, this "Liquidity Agreement"), among DOLLAR THRIFTY FUNDING CORP., an Oklahoma corporation ("DTFC"), the financial institutions listed on the signature pages hereof under the heading "Liquidity Lenders" (each such financial institution, together with each of the financial institutions that has become party hereto pursuant to
Section 11.11.1, including any such financial institution acting in the capacity of Swing Line Lender, being a "Liquidity Lender" and, collectively, the "Liquidity Lenders") and CREDIT SUISSE FIRST BOSTON, a Swiss banking corporation ("CSFB"), as liquidity agent (in such capacity, together with any successors and assigns thereto, the "Liquidity Agent") for the Liquidity Lenders.


                              W I T N E S S E T H:

         WHEREAS, DTFC proposes to issue and sell its Commercial Paper Notes (such capitalized term and the other capitalized terms used herein shall have the meanings assigned thereto pursuant to Section 1.1 hereof) in the commercial paper market and use the net proceeds thereof to, among other things, make advances under the Series 1998-1 Notes issued by Rental Car Finance Corp., an Oklahoma corporation ("RCFC"), pursuant to the Base Indenture (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Base Indenture"), dated as of December 13, 1995, between RCFC and Bankers Trust Company, a New York banking corporation, as trustee and enhancement agent (the "Trustee"), as amended by Amendment to Base Indenture, dated as of December 23, 1997, between RCFC and the Trustee, as supplemented by the Series 1998-1 Supplement thereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Series 1998-1 Supplement") dated as of March 4, 1998, between RCFC and the Trustee;

         WHEREAS, the proceeds of advances made by DTFC under the Series 1998-1 Notes will be used by RCFC to acquire, finance or refinance Group II Vehicles for leasing to Thrifty Rent-A-Car System, Inc., an Oklahoma corporation ("Thrifty"), Dollar Rent A Car Systems, Inc., an Oklahoma corporation ("Dollar"), and certain direct and indirect Subsidiaries of Dollar Thrifty Automotive Group, Inc., a Delaware corporation ("DTAG") (Thrifty, Dollar and such Subsidiaries, each a "Lessee" and, collectively, the "Lessees") under the Master Motor Vehicle Lease and Servicing Agreement (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Master Lease"), dated as of March 4, 1998, among RCFC, as lessor, the Lessees, as lessees and servicers, and DTAG, as guarantor and master servicer;

         WHEREAS, DTFC desires to obtain Liquidity Commitments from the Liquidity Lenders to make Liquidity Advances from time to time prior to the Liquidity Commitment Termination Date in an aggregate principal amount not to exceed the Aggregate Liquidity Commitment at any one time outstanding; and

         WHEREAS, the Liquidity Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Section 6.3), to provide such Liquidity Commitments and make such Liquidity Advances to DTFC;

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Definitions. Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List, dated as of March 4, 1998 and annexed hereto as Annex A, as such Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof (the "Definitions List"). Capitalized terms used herein but not defined herein or in the Definitions List shall have the meanings assigned to such terms in Definitions List attached as Schedule I to the Base Indenture and the Series 1998-1 Supplement, provided that any capitalized term used herein but not defined herein or in the Definitions List but defined in both the Definitions List attached as Schedule I to the Base Indenture and the Series 1998-1 Supplement shall have the meaning assigned to such term in the Series 1998-1 Supplement .
         SECTION 1.2. Cross-References. Unless otherwise specified, references in this Liquidity Agreement and in each other CP Program Document to any Article or Section are references to such Article or Section of this Liquidity Agreement or such other CP Program Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.3. Accounting and Financial Determinations; No Duplication. Unless otherwise specified, (i) all accounting terms used herein shall be interpreted, all accounting determinations and computations hereunder shall be made, and all Financial Statements required to be delivered hereunder shall be prepared in conformity with GAAP, and (ii) all accounting determinations and computations hereunder or under any other CP Program Documents shall be made without duplication; provided, that if any change in GAAP in itself materially affects any such determination, computation or financial statement, DTFC may by notice to the Liquidity Agent and the Collateral Agent, or alternatively the Liquidity Agent or the Collateral Agent may by notice to DTFC, require that any such determination, computation or financial statement thereafter be made in accordance with GAAP as in effect, and applied by DTFC, immediately before such change in GAAP occurs. Each of the Liquidity Agent and DTFC agrees to enter into negotiations in good faith to modify the financial representations and covenants and other applicable provisions contained herein in a manner which reflects any such change in GAAP without adversely affecting the rights of the Liquidity Agent and the Liquidity Lenders. .

                                   ARTICLE II

                           COMMERCIAL PAPER OPERATIONS

         SECTION 2.1. Issuance of Commercial Paper Notes. On the terms and subject to the provisions of this Liquidity Agreement and the other CP Program Documents, DTFC may from time to time on or after the Closing Date and prior to the Liquidity Commitment Termination Date, issue and sell Commercial Paper Notes; provided, however, that DTFC shall not issue and sell Commercial Paper Notes if

                  (a) DTFC and the Depositary have received instructions then in effect from the Liquidity Agent (copies of which will also be sent to the Dealers), given in accordance with this Section 2.1, not to issue or deliver Commercial Paper Notes because (i) the Liquidity Commitment Termination Date shall have occurred, or (ii) the Commercial Paper Account or any funds on deposit in, or otherwise to the credit of, the Commercial Paper Account shall be subject to any stay, writ, judgment, warrant of attachment, execution or similar process; provided, however, that if any such stay, writ, judgment, warrant of attachment, execution or similar process is removed or dismissed, DTFC may recommence the issuance and sale of Commercial Paper Notes,

                  (b) the issuance of Commercial Paper Notes is prohibited by Sections 2.1, 2.2, 9.2 or 9.4 hereof, Sections 3 or 10 of the Depositary Agreement or Section 5.01 of the Collateral Agreement,


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



                  (c) after giving effect to such issuance and the use of proceeds thereof, Aggregate Outstandings would exceed the CP Borrowing Base,

                  (d) after giving effect to such issuance and the use of proceeds thereof, the weighted average interest rate of the Outstanding Commercial Paper Notes, Liquidity Advances and LOC Liquidity Disbursements would be in excess of 10.00% per annum, unless (i) DTFC and the Liquidity Agent shall have given their written consent to a weighted average interest rate in excess of 10.00% per annum, (ii) the Enhancement Amount shall be increased if required by the Rating Agencies in connection therewith and (iii) the Rating Agencies shall have confirmed that such weighted average interest rate will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes; provided, however, that if the ratings of the Commercial Paper Notes by S&P, Moody's, and DCR will be less than A-1, P-1, and D-1 respectively, after giving effect to such weighted average interest rate in excess of 10.00% per annum, such Commercial Paper Notes will not be issued unless the Majority Banks shall have given their written consent thereto, or

                  (e) DTFC and the Depositary shall have received instructions then in effect from the Liquidity Agent not to issue or deliver Commercial Paper Notes because any of the conditions set forth in clauses (b) through (d) of this Section 2.1 shall be true.

The Liquidity Agent shall have no obligation to deliver any instructions set forth in clause (a) or clause (e) of this Section 2.1 except upon the instructions of the Majority Banks and any delivery by the Liquidity Agent of any such instructions shall be subject to the provisions of Section 10.3 and the rights of the Liquidity Agent hereunder and shall not relieve DTFC, the Collateral Agent or the Depositary of any of their respective obligations under any CP Program Document or with respect to the issuance of Commercial Paper Notes. Any instructions from the Liquidity Agent to DTFC and the Depositary in accordance with clause (a) or clause (e) of this Section 2.1 shall specify the reason(s) to cease issuing and delivering Commercial Paper Notes. Without prior instruction as set forth above, the Liquidity Agent agrees that it shall only instruct DTFC and the Depositary not to issue and sell Commercial Paper Notes if there shall have occurred an event described in subclause (i) of clause (a) of this Section 2.1. Concurrently with the giving of any such instructions to DTFC and the Depositary, the Liquidity Agent shall give notice thereof to the Liquidity Lenders, the Collateral Agent, the Dealers, and the Rating Agencies, but failure to do so shall not impair the effect of such instructions and the giving of such notice shall be subject to Section 10.3.

         SECTION 2.2. Conditions to the Issuance of Commercial Paper Notes. The right of DTFC to issue Commercial Paper Notes (whether such Commercial Paper Notes are to be issued to refinance Commercial Paper Notes maturing on the day such Commercial Paper Notes are to be issued or to increase the Aggregate Face Amount over that of the preceding day) is subject to the satisfaction of the following conditions:


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



         SECTION 2.2.1. Representations and Warranties. With respect to the issuance of any Commercial Paper Note and after giving effect thereto, the representations and warranties of DTFC set forth in Article VII hereof, or in any other CP Program Document to which DTFC is a party, shall be true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of such earlier date.

         SECTION 2.2.2. No Liquidity Agreement Amortization Event. (a) At the time of such issuance and after giving effect thereto, no Liquidity Agreement Amortization Event (and no Potential Liquidity Agreement Amortization Event with respect to DTFC under Section 9.1.6 and, in the case of any increase in the Aggregate Face Amount over that of the day preceding the day of such issuance, no other Potential Liquidity Agreement Amortization Event) shall have occurred and be continuing.

         (b) Such issuance of Commercial Paper Notes shall not be prohibited by
Section 9.4.

         SECTION 2.2.3. Available Liquidity Commitment. At the time of the issuance of each Commercial Paper Note and after giving effect thereto and to the use of proceeds thereof on such day, (a) the sum of (i) the Aggregate Liquidity Commitment and (ii) the Series 1998-1 Letter of Credit shall be equal to or greater than (b) the sum of (i) the Aggregate Outstanding CP and (ii) the aggregate principal amount of Liquidity Advances Outstanding net of any amounts on deposit at such time in the Collateral Account set aside for the repayment of the principal of Liquidity Advances.

         SECTION 2.2.4. No CP Borrowing Base Deficiency. With respect to the issuance of any Commercial Paper Note, a CP Borrowing Base Deficiency shall not exist and the issuance of such Commercial Paper Note, after giving effect to the repayment of any Commercial Paper Notes, Liquidity Advances and LOC Liquidity Disbursements made with the proceeds thereof, would not result in a CP Borrowing Base Deficiency.

         SECTION 2.2.5. CP Borrowing Base Certificate. The Liquidity Agent shall have received an Officer's Certificate, dated the date of such issuance, duly executed and delivered by an Authorized Officer of DTFC, certifying the amount of the CP Borrowing Base as of the close of business on the last day of the calendar month immediately preceding such date of issuance.

         SECTION 2.2.6. Non-Payment of Series 1998-1 Notes. At the time of such issuance and after giving effect thereto, no Amortization Event or Potential Amortization Event under

Section 8.1 of the Base Indenture or Lease Event of Default under Section 17.1 of the Master Lease shall have occurred and be continuing.

         SECTION 2.3. Commercial Paper Notes. DTFC agrees that each promissory note constituting a Commercial Paper Note shall (a) be substantially in the form of Exhibit A to the Depositary Agreement or substantially in the form of the Master Note attached as Exhibit E to the Depositary Agreement, and be completed in accordance with this Liquidity Agreement and the Depositary Agreement (including any provisions for book-entry securities contained therein), (b) be dated the date of issuance thereof, (c) be made payable to the order of a named payee or bearer, (d) have a maturity date which shall not be later than the earlier of (i) the third Business Day prior to the earliest of the Scheduled Liquidity Commitment Termination Date and the Series 1998-1 Letter of Credit Expiration Date in effect on the date of issuance thereof and (ii) the date which is 58 days after the date of issuance thereof, (e) be in a face amount of at least $100,000 and an integral multiple of $1,000, and (f) be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to
Section 3(a)(3) thereof. Subject to the provisions of the Depositary Agreement, all Commercial Paper Notes shall be delivered and issued against payment therefor in immediately available funds on the date of issuance, and otherwise in accordance with the terms of this Liquidity Agreement and the Depositary Agreement.

         SECTION 2.4. Commercial Paper Account; Payment of Commercial Paper Notes. (a) Contemporaneously with the execution and delivery by DTFC of the Depositary Agreement, and for the purposes of this Liquidity Agreement and the Depositary Agreement, DTFC shall cause the Depositary to establish at its office at 4 Albany Street, New York, New York 10006, a segregated trust account in its corporate trust department for the exclusive benefit of the Holders of the outstanding Commercial Paper Notes (the "Commercial Paper Account"), over which the Depositary shall have exclusive control and sole right of withdrawal.

         (b) Proceeds of the sale of Commercial Paper Notes shall be deposited in the Commercial Paper Account only to the extent necessary to pay matured and concurrently maturing Commercial Paper Notes, whether or not presented to the Depositary for payment; otherwise, proceeds of the sale of Commercial Paper Notes shall be applied according to the terms of the Collateral Agreement.

         SECTION 2.5. Series 1998-1 Pledge Account. DTFC from time to time may deposit funds of DTFC into the Series 1998-1 Pledge Account to be held by the Collateral Agent as additional security for the payment and performance of DTFC's Obligations to the Secured Parties. If on any date a Borrowing Base Deficiency or CP Borrowing Base Deficiency continues to exist after application of all Deposited Funds required to be applied on such date from the Collateral Account, the Termination Advance Account and the Liquidity Lender Account pursuant to Section 2.01 or 5.02 of the Collateral Agreement, as applicable, then amounts on deposit in the Series 1998-1 Pledge Account shall be applied to make payments on such date, in accordance with the penultimate paragraph of Section
5.01 of the Collateral Agreement, to the extent necessary to reduce such Borrowing Base Deficiency or CP Borrowing Base Deficiency to zero.


                                   ARTICLE III

                  LIQUIDITY COMMITMENTS, BORROWING PROCEDURES,
                          LIQUIDITY ADVANCES AND NOTES

         SECTION 3.1. Liquidity Commitments. Subject to and in accordance with the terms and the conditions of this Liquidity Agreement (including Article VI), each Liquidity Lender severally and not jointly agrees to make Refunding Advances, and the Swing Line Lender agrees to make Swing Line Advances to DTFC pursuant to this Section 3.1.

         SECTION 3.1.1. Refunding Advance Commitment. Subject to and in accordance with the terms and conditions hereof (including, without limitation, the terms and conditions set forth in Section 6.3), each Liquidity Lender severally and not jointly agrees to make, from time to time, on or before such Liquidity Lender's Liquidity Commitment Termination Date, advances for the purposes set forth in Section 3.1.3 (relative to such Liquidity Lender (including its Commitment Termination Date Liquidity Advance), its "Refunding Advances") to DTFC equal to (a) in the case of Refunding Advances (other than any Commitment Termination Date Liquidity Advance), such Liquidity Lender's Percentage of the aggregate amount of the Borrowing of Refunding Advances requested by DTFC or the Collateral Agent, as attorney-in-fact for DTFC, to be made on such day, and (b) in the case of Commitment Termination Date Liquidity Advances, such Liquidity Lender's Overall Percentage of the Aggregate Face Amount on the date of such Commitment Termination Date Liquidity Advance. On the terms and subject to the conditions hereof, DTFC may from time to time borrow, prepay and reborrow Refunding Advances (other than Commitment Termination Date Liquidity Advances).

         SECTION 3.1.2. Swing Line Commitment. Subject to and in accordance with the terms and conditions hereof (including, without limitation, the terms and conditions set forth in Section 6.3), the Swing Line Lender agrees to make, from time to time, on or before such Liquidity Lender's Liquidity Commitment Termination Date, Swing Line Advances equal to the aggregate amount of Swing Line Advances requested by DTFC or the Collateral Agent, as attorney-in-fact for DTFC, to be made on such day. On the terms and subject to the conditions hereof, DTFC may from time to time borrow, prepay and reborrow Swing Line Advances.

         SECTION 3.1.3. Use of Proceeds. Proceeds of each Refunding Advance and each Swing Line Advance shall be deposited by DTFC into the Commercial Paper Account and proceeds of each Commitment Termination Date Liquidity Advance shall be deposited by DTFC into the Termination Advance Account, in each case, for the repayment of maturing Commercial Paper Notes or to repay matured Liquidity Advances. DTFC shall not use the proceeds of any Liquidity Advance for any other purpose.

         SECTION 3.2. Liquidity Lenders Not Required to Make Certain Liquidity Advances.

         SECTION 3.2.1. Liquidity Advances. No Liquidity Lender shall be required to make a Liquidity Advance to the extent that after giving effect to such Liquidity Advance (i) the aggregate principal amount of all Liquidity Advances (including any Swing Line Advances) Outstanding would exceed the Aggregate Liquidity Commitment or (ii) the aggregate principal amount of such Liquidity Lender's Liquidity Advances (including, in the case of the Swing Line Lender, any Swing Line Advances) Outstanding would exceed such Liquidity Lender's Liquidity Commitment.

         SECTION 3.2.2. Failure To Fund. The provisions of this Section 3.2.2 shall only be operative at any time when the number of Liquidity Lenders whose respective Liquidity Commitments have not expired or been terminated and the Series 1998-1 Letter of Credit Provider shall exceed one (1) in the aggregate. Subject to Section 3.2.1, in the event that one or more Liquidity Lenders fails to fund its or their Percentage of the Liquidity Advances to be provided by the Liquidity Lenders by 3:00 p.m., New York City time, on any Business Day (other than a Commitment Termination Date Liquidity Advance or a Liquidity Advance the proceeds of which are to be used to repay maturing Liquidity Advances), the Liquidity Agent shall notify each of the other Liquidity Lenders not later than 4:00 p.m., New York City time, on such Business Day and each of the other Liquidity Lenders shall, before 5:00 p.m., New York City time, on such Business Day, make available to the Liquidity Agent at the Liquidity Agent's address specified for such purpose, in immediately available funds, a Liquidity Advance in a principal amount equal to such unfunded amount multiplied by a fraction, the numerator of which is the Liquidity Commitment of such Liquidity Lender and the denominator of which is the Aggregate Liquidity Commitment (less the Liquidity Commitments of the defaulting Liquidity Lenders). After the Liquidity Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article VI, the Liquidity Agent will make such funds available to DTFC by 5:30 p.m., New York City time. Any Liquidity Advance made pursuant to this Section 3.2.2 shall be a Base Rate Advance subject to conversion in accordance with the provisions of Section 3.8 hereof.

         SECTION 3.3. Termination and Reduction of the Liquidity Commitments.
(a) DTFC may, upon at least three Business Days' prior written notice to the Liquidity Agent bearing the signatures of two (2) Authorized Officers of DTFC (who shall give prompt written notice thereof to each Liquidity Lender, the Dealers and the Depositary), irrevocably terminate or reduce in part the Aggregate Liquidity Commitment; provided, however, that the Aggregate Liquidity Commitment shall not be reduced on any day in an amount such that the Aggregate

Liquidity Commitment would be less than the sum of (i)(x) the Aggregate Outstanding CP on such day, less (y) the Series 1998-1 Letter of Credit Amount, plus (ii) the aggregate principal amount of all Liquidity Advances (including any Swing Line Advances) Outstanding (other than Commitment Termination Date Liquidity Advances) on such day net of any amounts on deposit on such day in the Collateral Account set aside for the repayment of the principal of Liquidity Advances; provided, further, that any partial reduction shall be at least $5,000,000 with respect to the first reduction and in an integral multiple of $1,000,000 thereafter. Any such reduction of the Aggregate Liquidity Commitment shall reduce ratably the Liquidity Commitment of each Liquidity Lender.

         (b) The Liquidity Agent shall give notice to the Dealers as to any change in the Aggregate Liquidity Commitment promptly after any reduction thereof.

         (c) No termination or reduction of the Aggregate Liquidity Commitment by DTFC pursuant to this Section 3.3 shall be effective unless the Liquidity Agent or DTFC shall have given notice to S&P, Moody's and DCR of such termination or reduction.

         SECTION 3.4. Increase of the Aggregate Liquidity Commitment. The Aggregate Liquidity Commitment may be increased from time to time to an amount greater than the amount of the Aggregate Liquidity Commitment then in effect through the increase of a Liquidity Lender's Liquidity Commitment or the addition of one or more Eligible Liquidity Lenders as a party to this Liquidity Agreement; provided, however, that no such increase shall become effective unless all of the following conditions shall have been satisfied:

                  (a) DTFC and the Liquidity Agent shall have given their written consent thereto;

                  (b) such Liquidity Lender or Eligible Liquidity Lender, as the case may be, and DTFC shall have executed and delivered to the Liquidity Agent a Liquidity Commitment Agreement;

                  (c) the Enhancement Amount shall be increased to the Minimum Enhancement Amount that would be required by the increased Series 1998-1 Invested Amount resulting from the increase in the Aggregate Liquidity Commitment;

                  (d) the conditions to making Advances under Section 2.01 of the Note Purchase Agreement shall have been met; and

                  (e) the Rating Agencies confirm in writing that such increase in the Aggregate Liquidity Commitment will not result in the downgrading below the then current ratings or a withdrawal of the ratings of the Commercial Paper Notes.

         SECTION 3.5. Extensions of Scheduled Liquidity Commitment Termination Date. Each Liquidity Lender's Scheduled Liquidity Commitment Termination Date may be extended from time to time by a written agreement among DTFC, such Liquidity Lender and the Liquidity Agent.

         SECTION 3.6. Borrowing Procedures. Borrowings of Refunding Advances, Commitment Termination Date Liquidity Advances and Swing Line Advances shall be made in accordance with this Section 3.6.

         SECTION 3.6.1. Refunding Advances. (a) Upon receipt from DTFC of notice (not later than 12:15 p.m., New York City time) pursuant to Section 5(b) of the Depositary Agreement that, on any Business Day that any Commercial Paper Notes mature, the amount required to pay in full all Commercial Paper Notes maturing on such Business Day will be more than the net amount obtained by the issuance of Commercial Paper Notes on such day plus the amount available for payment of such Commercial Paper Notes in the Commercial Paper Account (the amount of such excess, the "Commercial Paper Deficit"), the Collateral Agent shall, if such notice contains an instruction from the Depositary to the Collateral Agent to deliver a Borrowing Request, by delivering a Borrowing Request to the Liquidity Agent (who will notify the other Liquidity Lenders of such Borrowing Request not later than 2:00 p.m., New York City time) for a Borrowing consisting of Refunding Advances, irrevocably request, not later than 12:30 p.m., New York City time, on the date of a proposed Borrowing, that a Borrowing be made in an aggregate principal amount equal to the excess, if any, of (A) the Commercial Paper Deficit over (B) the sum of the aggregate amount, if any, applied or to be applied on such Business Day to the Commercial Paper Deficit from amounts available therefor in the Collateral Account and the Termination Advance Account that are allocated to the payment of maturing Commercial Paper Notes and from the proceeds of Swing Line Advances being made on such day. On the terms and subject to the conditions of this Liquidity Agreement, each such Borrowing shall be initially comprised of Base Rate Advances (subject to conversion in accordance with the provisions of Section 3.8) and shall be made on the Business Day specified in such Borrowing Request. For the purposes of this Section 3.6.1, Commercial Paper Notes maturing on any day which have been paid with proceeds of an advance made by the Depositary that has not been reimbursed shall nonetheless be deemed to be unpaid.

         (b) If on any Business Day in a Related Month the weighted average interest rate of the Outstanding Commercial Paper Notes and Outstanding Liquidity Advances exceeds 10% per annum, then DTFC shall notify the Liquidity Agent thereof in writing no later than 11:00 a.m. (New York City time), that unless the requirements for the continued issuance of Commercial Paper Notes set forth in Section 2.1(d) shall have been complied with not later than 11:00 a.m. (New York City time) on the last Business Day before the Payment Date with respect to such Related Month, the Collateral Agent (provided DTFC shall have delivered the notice specified above), shall, by delivering a Borrowing Request to the Liquidity Agent (who will notify the other Liquidity Lenders of such Borrowing Request not later than 12:00 noon, New York City time) for a Borrowing consisting of Refunding Advances, irrevocably request, not later than 11:30 a.m., New York City time, on such last Business Day before such Payment Date, that such Borrowing be made in an aggregate principal amount equal to the lesser of (i) the Aggregate Liquidity Commitment on such date minus the aggregate principal amount of all Liquidity Advances (including any Swing Line Advances) Outstanding on such date as determined immediately prior to such Borrowing Request and (ii) the Aggregate Outstanding CP on such date.

         SECTION 3.6.2. Swing Line Advances. If on any Business Day DTFC or the Collateral Agent determines that there exists a Commercial Paper Deficit, the excess of which Commercial Paper Deficit over the sum of the aggregate amount, if any, applied or to be applied on such Business Day to the Commercial Paper Deficit from amounts available therefor in the Collateral Account and the Termination Advance Account that are allocated to the payment of maturing Commercial Paper Notes is equal to or less than $5,000,000, DTFC or the Collateral Agent, as the case may be, shall promptly (and in no case later than 12:00 noon New York City, New York time on the date of such discovery) notify the Depositary of such Commercial Paper Deficit and DTFC or the Collateral Agent, as attorney-in-fact for DTFC, may, or the Collateral Agent, upon the instruction of the Depositary pursuant to Section 5(b) of the Depositary Agreement, shall by delivering a Borrowing Request to the Liquidity Agent for forwarding to the Swing Line Lender for a Borrowing consisting of a Swing Line Advance, irrevocably request, not later than 12:30 p.m., New York City time, on the date of a proposed Borrowing, that a Borrowing be made in an aggregate principal amount equal to the least of

                  (a) $5,000,000 minus the aggregate principal amount of all Swing Line Advances then Outstanding;

                  (b) the excess, if any, of the Swing Line Lender's Liquidity Commitment as a Liquidity Lender over the aggregate principal amount of all of its Liquidity Advances Outstanding on the date of such proposed Borrowing (without giving effect to such proposed Borrowing); and

                  (c) the excess of the Commercial Paper Deficit over the sum of the aggregate amount, if any, applied or to be applied on such Business Day to the Commercial Paper Deficit from amounts available therefor in the Collateral Account and the Termination Advance Account that are allocated to the payment of maturing Commercial Paper Notes.

On the terms and subject to the conditions of this Liquidity Agreement, each such Borrowing shall be a Base Rate Advance (subject to conversion in accordance with the provisions of Section 3.8), and shall be made on the Business Day specified in such Borrowing Request. For the purposes of this Section 3.6.2, Commercial Paper Notes maturing on any day which have been paid with proceeds of an advance made by the Depositary that has not been reimbursed shall nonetheless be deemed to be unpaid. If, after giving effect to any Swing Line Advance requested pursuant to this Section 3.6.2, (a) the aggregate principal amount of Swing Line Advances would be greater than $5,000,000, or (b) the aggregate principal amount of Swing Line Advances is less than or equal to $5,000,000 and such Swing Line Advances are not repaid within five Business Days or (c) the aggregate principal amount of all Liquidity Advances Outstanding made by the Swing Line Lender would exceed its Liquidity Commitment, then in any such case, subject to Section 3.2.1, each Liquidity Lender shall immediately and unconditionally, upon written notice thereof by the Swing Line Lender, make a Refunding Advance to DTFC in an amount equal to such Liquidity Lender's Percentage of the aggregate principal amount of the Swing Line Advances Outstanding, the proceeds of which Refunding Advance will be applied to the repayment of Swing Line Advances made by the Swing Line Lender. Notwithstanding Section 6.3, the obligation of the Liquidity Lenders to make Liquidity Advances under this Section 3.6.2 shall be unconditional. The Swing Line Advances and Liquidity Advances made pursuant to this Section 3.6.2 shall be comprised of Base Rate Advances, subject to conversion in accordance with the provisions of Section 3.8 hereof.

         SECTION 3.6.3. Commitment Termination Date Liquidity Advances. DTFC may request each Liquidity Lender, on the Scheduled Liquidity Commitment Termination Date with respect to such Liquidity Lender's Liquidity Commitment, to make a Refunding Advance to DTFC on the terms and subject to the conditions of this Liquidity Agreement. Any such Commitment Termination Date Liquidity Advance shall not exceed such Liquidity Lender's Overall Percentage of the Aggregate Face Amount on the date of such Commitment Termination Date Liquidity Advance and the aggregate amount of any previously made Liquidity Advances of such Liquidity Lender that are outstanding on such date shall be converted into, and for all purposes of this Liquidity Agreement shall be treated as, a Commitment Termination Date Liquidity Advance.

         SECTION 3.6.4. Nature of Funding Obligations. The obligations of the Liquidity Lenders hereunder are several and not joint. All Liquidity Advances (other than Swing Line Advances and Commitment Termination Date Liquidity Advances) under this Liquidity Agreement shall be made by the Liquidity Lenders simultaneously and proportionately to their respective Percentages, it being understood that, subject to Section 3.2.2, no Liquidity Lender shall be responsible for any failure by any other Liquidity Lender to perform its obligation to make a Liquidity Advance hereunder and that the Liquidity Commitment of any Liquidity Lender shall not be increased or decreased as a result of the failure by any other Liquidity Lender to perform its obligation to make a Liquidity Advance. The failure of any Liquidity Lender to make available to the Liquidity Agent its ratable share of any Borrowing shall not relieve any other Liquidity Lender of its obligation hereunder to make available to the Liquidity Agent such other Liquidity Lender's pro rata share of such Borrowing on the date such funds are to be made available pursuant to the terms of this Liquidity Agreement.

Notwithstanding the foregoing, each Liquidity Lender shall continue to be obligated to make Liquidity Advances upon a default by a Liquidity Lender as required by Section 3.2.2.

         SECTION 3.6.5. Failure to Fund by Liquidity Lender. Unless the Liquidity Agent shall have been notified by any Liquidity Lender prior to 2:30 p.m., New York City time, on the date of any Borrowing in respect of any Liquidity Advances that such Liquidity Lender does not intend to make available to the Liquidity Agent such Liquidity Lender's Liquidity Advances on such date of Borrowing, the Liquidity Agent may assume that such Liquidity Lender has made such amount available to the Liquidity Agent on such date of Borrowing and the Liquidity Agent in its sole discretion may, but shall not be obligated to, make available to DTFC a corresponding amount on such date of Borrowing. If such corresponding amount is not in fact made available to the Liquidity Agent by such Liquidity Lender on or prior to a date of Borrowing, such Liquidity Lender agrees to pay to the Liquidity Agent forthwith on demand such corresponding amount together with interest thereon, and DTFC agrees to repay to the Liquidity Agent (to the extent not paid by the defaulting Liquidity Lender) forthwith on the Business Day immediately following the date of demand therefor such corresponding amount together with interest thereon, for each day from the date such amount is made available to DTFC until the date such amount is paid or repaid to the Liquidity Agent, at (a) in the case of such Liquidity Lender, the Federal Funds Rate for the first Business Day and thereafter at the Base Rate, and (b) in the case of DTFC, the interest rate that would be applicable at the time to a Borrowing of Base Rate Advances made on such date of Borrowing. If such Liquidity Lender shall pay to the Liquidity Agent such corresponding amount, such amount so paid shall constitute such Liquidity Lender's Liquidity Advance, and if both such Liquidity Lender and DTFC shall have paid and repaid, respectively, such corresponding amount, the Liquidity Agent shall promptly pay over to DTFC such corresponding amount in same day funds, but DTFC shall remain obligated for all interest thereon. To the extent any such amount due to the Liquidity Agent under this Section 3.6.5 has not been paid in full, the Liquidity Agent may make a demand on the Collateral Agent to pay such amount in accordance with Sections 2.01 and 5.02(b) of the Collateral Agreement.

         SECTION 3.7. Disbursement of Funds. (a) Upon receipt of each Borrowing Request for Refunding Advances, the Liquidity Agent shall give to each Liquidity Lender prompt notice thereof and of such Liquidity Lender's share of the Borrowing requested thereby no later than 2:00 p.m., New York City time, on the date of receipt. On or before 3:00 p.m., New York City time, on the date of the proposed Borrowing, each Liquidity Lender shall deposit with the Liquidity Agent same day funds in an amount equal to (i) such Liquidity Lender's Percentage of the requested Borrowing (except in the case of a Commitment Termination Date Liquidity Advance) or (ii) in the case of a Commitment Termination Date Liquidity Advance, such Liquidity Lender's Overall Percentage of the Aggregate Face Amount on the date of such Commitment Termination Date Liquidity Advance. Such deposit will be made to a segregated trust account (Account No. 931454-31) established by the Liquidity

Agent or such other account which the Liquidity Agent shall specify from time to time by notice to the Liquidity Lenders.

         (b) Upon receipt of a Borrowing Request for a Swing Line Advance, the Liquidity Agent shall give the Swing Line Lender prompt notice thereof and of the amount of the Borrowing requested thereby. On or before 2:00 p.m., New York City time, on the date of the proposed Borrowing, the Swing Line Lender shall deposit with the Liquidity Agent same day funds in an amount equal to the requested Borrowing. Such deposit shall be made to an account which the Liquidity Agent shall specify from time to time by notice to the Swing Line Lender.

         (c) Unless the Liquidity Agent determines that any condition specified in Section 6.3, in the case of Refunding Advances or Swing Line Advances, has not been satisfied, the Liquidity Agent will remit the aggregate of the amounts of (i) Refunding Advances or Swing Line Advances so made available by the Liquidity Lenders (or, in the case of any Swing Line Advance, the Swing Line Lender) to the Commercial Paper Account and (ii) Commitment Termination Date Liquidity Advances so made available by the Liquidity Lenders to the Termination Advance Account.

         SECTION 3.8. Continuation and Conversion Elections. By delivering a Continuation/ Conversion Notice to the Liquidity Agent (which will give prompt notice to the Liquidity Lenders) on or before 11:15 a.m., New York City time, on a Business Day, DTFC may from time to time irrevocably elect that all or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 of any Liquidity Advances be

                  (a) in the case of Base Rate Advances, on not less than three nor more than five Business Days' prior notice, converted into Eurodollar Advances; or

                  (b) in the case of Eurodollar Advances, on prior notice given not less than three nor more than five Business Days prior to the end of the related Interest Period, continued as Eurodollar Advances.

In the absence of delivery of a Continuation/Conversion Notice at least three Business Days prior to the last day of the related Interest Period, in the case of any Eurodollar Advance, such Eurodollar Advance shall, on such last day, automatically convert to a Base Rate Advance. In the absence of delivery of a Continuation/Conversion Notice at least three Business Days prior to the last day of the related Interest Period, in the case of any Base Rate Advance, such Base Rate Advance shall automatically continue as a Base Rate Advance. No portion of the principal amount of any Liquidity Advances Outstanding may be continued as, or be converted into, Eurodollar Advances when any Liquidity Agreement Amortization Event or Potential Liquidity Agreement Amortization Event has occurred and is continuing.

         SECTION 3.9. Eurodollar Funding. (a) Each Liquidity Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Advances hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Liquidity Lender) to make or maintain such Eurodollar Advance; provided, however, that such Eurodollar Advance shall nonetheless be deemed to have been made and to be held by such Liquidity Lender, and the obligation of DTFC to repay such Eurodollar Advance shall nevertheless be to such Liquidity Lender for the account of such foreign branch, Affiliate or international banking facility.

         (b) DTFC shall not be permitted to request, and the Liquidity Lenders shall not be required to maintain, any number of Interest Periods with respect to Eurodollar Advances in effect at any time hereunder in excess of 20.

         SECTION 3.10. Liquidity Advance Notes. Each Liquidity Lender's Liquidity Advances (including its Refunding Advances and Commitment Termination Date Liquidity Advance and, in the case of the Swing Line Lender, any Swing Line Advances) under its Liquidity Commitment shall be evidenced by a Liquidity Advance Note, duly executed on behalf of DTFC, and payable to the order of such Liquidity Lender in a maximum principal amount equal in each case to such Liquidity Lender's original Liquidity Commitment (which Liquidity Advance Note shall, unless requested by such Liquidity Lender, be in substantially the form of Exhibit A to this Liquidity Agreement and shall be held by the Liquidity Agent on behalf of the Liquidity Lenders). DTFC hereby irrevocably authorizes each Liquidity Lender to make (or cause to be made) appropriate notations on the grid attached to such Liquidity Lender's Liquidity Advance Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to, the Liquidity Advances evidenced thereby. Such notations shall be conclusive and binding on DTFC absent manifest error; provided, however, that the failure of any Liquidity Lender to make any such notation or any error in any such notation shall not limit or otherwise affect any Obligations of DTFC.


                                   ARTICLE IV

                REPAYMENTS, PREPAYMENTS, INTEREST AND FEES, ETC.

         SECTION 4.1. Repayments and Prepayments. DTFC shall repay in full the unpaid principal amount of each Liquidity Advance on the earlier to occur of (i) the Scheduled Maturity Date and (ii) the date all Obligations are declared or otherwise become due and payable under Section 9.2. Prior thereto, DTFC shall make repayments and prepayments in accordance with this Section 4.1.

         SECTION 4.1.1. Voluntary Prepayments. From time to time on any Business Day, DTFC may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Liquidity Advance; provided, however, that

                  (a) DTFC shall, in the case of the voluntary prepayment of any Eurodollar Advance, give the Liquidity Agent at least three but no more than five Business Days' prior written notice (which notice shall be irrevocable) of its intent to prepay such Eurodollar Advance and DTFC shall specify in such prior written notice the amount of such prepayment;

                  (b) all such voluntary prepayments which are partial prepayments shall be in a minimum aggregate principal amount equal to $1,000,000 and in an integral multiple of $100,000;

                  (c) all such voluntary prepayments shall be applied, unless otherwise specified by DTFC, first, pro rata among Base Rate Advances for the repayment thereof and then, pro rata among Eurodollar Advances having the same Interest Period in the inverse order of their maturities, for the repayment thereof; and

                  (d) no such voluntary prepayment of any Eurodollar Advance may be made on any day other than the last day of the Interest Period for such Eurodollar Advance unless, as required by Section 5.4, breakage fees are paid in connection with such prepayment.

         SECTION 4.1.2. Mandatory Prepayments. (a) Concurrently with any partial reduction or termination of the Aggregate Liquidity Commitment pursuant to
Section 3.3, all funds available on such day in the Collateral Account for the payment of Liquidity Advances, as provided in Section 2.01 or 5.02, as applicable, of the Collateral Agreement, shall be applied to repay as much of the Liquidity Advances (and interest accrued thereon) as shall be necessary so that the sum of the aggregate principal amount of Liquidity Advances Outstanding (other than Commitment Termination Date Liquidity Advances) plus the Aggregate Face Amount will not exceed the Aggregate Liquidity Commitment plus the Series 1998-1 Letter of Credit after giving effect to such termination or reduction and, to the extent such funds are not sufficient to pay such excess (and interest accrued thereon), all funds subsequently deposited in the Collateral Account and allocated to the payment of Liquidity Advances in accordance with the priorities set forth in Section 2.01 or 5.02, as applicable, of the Collateral Agreement shall be applied to pay such excess (and interest accrued thereon) until so paid.

         (b) If, on any Business Day, a Borrowing Base Deficiency or CP Borrowing Base Deficiency, as applicable, exists, all funds available for the payment of Commercial Paper Notes, Liquidity Advances or LOC Liquidity Disbursements on such day in the Collateral Account, as provided in Section 2.01 or 5.02, as applicable, of the Collateral Agreement, shall be (i) first, deposited in the Commercial Paper Account for application to the payment of maturing Commercial Paper Notes (and, in the case of deposits made pursuant to Section 2.01 of the Collateral Agreement, unmatured Commercial Paper Notes) and (ii) second, applied to repay Liquidity Advances and LOC Liquidity Disbursements (and interest accrued thereon) pro rata in accordance with their outstanding principal amount, in each case, as shall be necessary so that after giving effect to such application there shall be no Borrowing Base Deficiency or CP Borrowing Base Deficiency, as applicable, and, to the extent such funds or other amounts are not sufficient therefor, all funds subsequently deposited in the Collateral Account and allocated to the payment of Liquidity Advances and LOC Liquidity Disbursements in accordance with the priorities set forth in
Section 2.01 or 5.02, as applicable, of the Collateral Agreement shall be applied or set aside for the pro rata application thereof to the payment of Liquidity Advances Outstanding and LOC Liquidity Disbursements Outstanding until there shall be no Borrowing Base Deficiency or CP Borrowing Base Deficiency, as applicable.

         (c) Each mandatory payment required by clause (a) (in the case of a reduction or termination pursuant to Section 3.3) or clause (b) above shall, for purposes of Section 9.1.1 and all other provisions of this Liquidity Agreement, be due and payable in full on the Business Day on which such reduction or termination or such Borrowing Base Deficiency or CP Borrowing Base Deficiency exists, whether or not sufficient funds are then available to make such payment.

         SECTION 4.2. Interest Provisions. Interest on the principal amount of Liquidity Advances Outstanding shall accrue and be payable in accordance with this Section 4.2.

         SECTION 4.2.1. Rates. (a) Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, DTFC may elect that Liquidity Advances comprising a Borrowing accrue interest at a rate per annum:

                  (i) on that portion maintained from time to time as a Base Rate Advance, equal to the Base Rate from time to time in effect; or

                  (ii) on that portion maintained as a Eurodollar Advance, during each Interest Period applicable thereto, equal to the Eurodollar Rate (Reserve Adjusted) for such Interest Period.

         (b) If any Liquidity Lender shall determine in good faith that reserves under Regulation D of the Board of Governors of the Federal Reserve System ("Regulation D") are required to be maintained by it in respect of, or that a portion of its costs of maintaining reserves under Regulation D is properly attributable to, one or more of its Eurodollar Advances, DTFC shall pay to such Liquidity Lender additional interest on the unpaid principal amount of each such Eurodollar Advance from the date such reserves were required to be maintained until such principal amount is paid in full or converted into a Base Rate Advance, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Eurodollar Advance from (ii) the rate obtained by dividing such Eurodollar Rate by an amount equal to one minus the Eurodollar Reserve Percentage (expressed as a decimal) of such Liquidity Lender for such Eurodollar Interest Period. Any Liquidity Lender claiming any additional interest payable pursuant to this clause (b) shall provide a written certificate to the Liquidity Agent, DTFC and the Rating Agencies setting forth the amount of such additional interest and reasonable detail as to the calculation thereof. DTFC shall pay such Liquidity Lender the amount shown as due on any such certificate within 30 days following the date on which such certificate was delivered to DTFC.

         SECTION 4.2.2. Post Default Rates. Without giving effect to Section
5.10 hereof, after the date on which any amount of any Liquidity Advance is due and payable (whether on the last day of an Interest Period, on the Scheduled Maturity Date, when a mandatory prepayment initially becomes due or upon acceleration or otherwise), or after any other monetary Obligation of DTFC shall have become due and payable, DTFC shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on the principal amount of Liquidity Advances then Outstanding (whether or not the same shall then be due and payable) and each other monetary Obligation hereunder (but only if the same shall then be due and payable in accordance with the terms of this Liquidity Agreement) at a rate per annum equal to a margin of 2% per annum plus (i) in the case of any Liquidity Advances then Outstanding and in respect of which Interest Periods remain in effect, the respective interest rates then applicable to such Liquidity Advances, and (ii) in all other cases, a rate per annum equal to the rate per annum that would then be in effect with respect to a Base Rate Advance.

         SECTION 4.3. Payments of Interest. Accrued interest in respect of each Liquidity Advance shall be payable in arrears (whether by acceleration, demand or otherwise) on each payment date set forth below:

                  (a) with respect to any Base Rate Advance, on the last Business Day of each calendar quarter, beginning with the first such date to occur after such Base Rate Advance is made;

                  (b) with respect to any Eurodollar Advance, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the three-month anniversary of the commencement of such Interest Period);

                  (c) in the case of any payment or prepayment, in whole or in part, of principal outstanding on any Liquidity Advance, on the amount and on the date of such payment or prepayment;

                  (d) with respect to any Base Rate Advance converted into a Eurodollar Advance on a day when interest would not otherwise have been payable pursuant to clause (a), on the date of such conversion; and

                  (e) on that portion of any Liquidity Advance which is accelerated pursuant to Section 9.2, immediately upon such acceleration.

Interest accrued on Liquidity Advances or other monetary Obligations arising under this Liquidity Agreement or any other CP Program Document after the date such amount is due and payable shall be payable upon demand.

         SECTION 4.4. (a) Computation Basis. Interest accruing based on the Base Rate shall be computed on the basis of the actual number of days elapsed and a 365 (or, if applicable, 366) day year. Interest accruing based on the Eurodollar Rate (Reserve Adjusted) shall be computed on the basis of the actual number of days elapsed and a 360 day year.

         (b) Determination of Rates. The Liquidity Agent shall notify the Trustee, DTAG, in its capacity as Master Servicer under the Master Lease, and DTFC, in writing on or prior to each Determination Date regarding the Series 1998-1 Note Rate, Base Rate, CP Rate and Eurodollar Rate for the related Interest Period.

         SECTION 4.5. Fees. (a) Commitment Fee. DTFC agrees to pay to the Liquidity Agent for the account of each Liquidity Lender an ongoing commitment fee (the "Commitment Fee") equal to 0.1875% per annum of the average daily unused portion of each such Liquidity Lender's Liquidity Commitment, such fee to accrue from the Closing Date until the Liquidity Commitment Termination Date. The Commitment Fee shall be computed based on the actual number of days elapsed and a 360 day year. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter occurring after the Closing Date and on the Liquidity Commitment Termination Date.

         (b) Upfront Fee. DTFC agrees to pay to the Liquidity Agent for the account of each Liquidity Lender, as applicable, an upfront fee (the "Upfront Fee") as set forth in the Fee Letter, which shall be payable immediately upon the Closing Date. In the event that (i) a Liquidity Lender's short-term credit rating is reduced to below A-1 by S&P, below P-1 by Moody's or below D-1 by DCR (if rated by DCR) prior to its initial Liquidity Commitment Termination Date, and (ii) DTFC elects to replace such Liquidity Lender pursuant to the terms of this Liquidity Agreement, then such Liquidity Lender shall reimburse DTFC for an amount equal to the unearned portion of the Upfront Fee actually received by such Liquidity Lender (based on the remaining period from the date of such replacement to such Liquidity Lender's Scheduled Commitment Termination Date).

                                    ARTICLE V

                     CERTAIN EURODOLLAR AND OTHER PROVISIONS

         SECTION 5.1. Eurodollar Lending Unlawful. If any Liquidity Lender shall reasonably determine (which determination shall, upon notice thereof to DTFC and the other Liquidity Lenders, be conclusive and binding on DTFC) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Liquidity Lender to make, continue or maintain any Liquidity Advance as, or to convert any Liquidity Advance into, a Eurodollar Advance, the obligation of such Liquidity Lender to make, continue or maintain or convert any such Liquidity Advance as a Eurodollar Advance shall, upon such determination, forthwith be suspended until such Liquidity Lender shall notify the Liquidity Agent and DTFC that the circumstances causing such suspension no longer exist, and DTFC shall immediately convert (in the manner provided for in Section 3.8) all Eurodollar Advances of such Liquidity Lender into Base Rate Advances at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 5.2. Deposits Unavailable. If the Liquidity Agent shall have reasonably determined that

                  (a) Eurodollar deposits in the relevant amount and for the relevant Interest Period are not available to all Reference Lenders in the relevant market; or

                  (b) by reason of circumstances affecting all Reference Lenders' relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Advances; or

                  (c) the Majority Banks have notified the Liquidity Agent that, with respect to any interest rate otherwise applicable hereunder to any Eurodollar Advances the Interest Period for which has not then commenced, such interest rate will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective Eurodollar Advances for such Interest Period, then, upon notice from the Liquidity Agent to DTFC and the Liquidity Lenders, the obligations of all Liquidity Lenders under Section 3.6 and Section 3.8 to make or continue any Liquidity Advance as, or to convert any Liquidity Advances into, Eurodollar Advances shall forthwith be suspended until the Liquidity Agent shall notify DTFC and the Liquidity Lenders that the circumstances causing such suspension no longer exist.

         SECTION 5.3. Increased Costs, etc. DTFC agrees to reimburse each Liquidity Lender for any increase in the cost to such Liquidity Lender of, or any reduction in the amount of any sum receivable by such Liquidity Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Liquidity Advances as, or of converting (or of its obligation to convert) any Liquidity Advances into, Eurodollar Advances that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority, except for such changes with respect to (i) increased capital costs which are governed by Section 5.5, (ii) Taxes governed by Section 5.6 (including taxes imposed by reason of any failure of such Liquidity Lender to comply with its obligations under clause (b) of Section 5.6) and (iii) taxes imposed by a taxing authority on or measured by the net income, overall receipts or capital of such Liquidity Lender or any lending office, branch or any Affiliate thereof and any franchise taxes or branch taxes imposed by a taxing authority on such Liquidity Lender or any lending office, branch or any Affiliate thereof; provided, however, that DTFC shall have no obligation to pay any such additional amount under this Section 5.3 with respect to any such change unless such Liquidity Lender shall have notified DTFC of its demand within 90 days after the date upon which such Liquidity Lender has obtained audited financial statements with respect to the fiscal year of such Liquidity Lender in which such change occurred. Such Liquidity Lender shall promptly notify the Liquidity Agent and DTFC in writing of the occurrence of any such reduction or increase (but in no event later than the date by which such Liquidity Lender may demand reimbursement therefor pursuant to the immediately preceding sentence), such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Liquidity Lender on an after-tax basis for such increased cost or reduced amount. Such additional amounts shall be payable by DTFC directly to such Liquidity Lender within five Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on DTFC.

         SECTION 5.4. Funding Losses. In the event any Liquidity Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Liquidity Lender to make, continue or maintain any portion of the principal amount of any Liquidity Advance as, or to convert any portion of the principal amount of any Liquidity Advance into, a Eurodollar Advance) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Advance on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
         Section 4.1 or otherwise;

                  (b) any Liquidity Advances not being made as Eurodollar Advances in accordance with the Borrowing Request therefor; or

                  (c) any Liquidity Advances not being continued as, or converted into, Eurodollar Advances in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Liquidity Lender to DTFC (with a copy to the Liquidity Agent), DTFC shall, within five Business Days of its receipt thereof, pay directly to such Liquidity Lender such amount as will (in the reasonable determination of such Liquidity Lender) reimburse such Liquidity Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on DTFC.

         SECTION 5.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation or reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Liquidity Lender or any Person controlling such Liquidity Lender, and such Liquidity Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Liquidity Commitment or the Liquidity Advances made by such Liquidity Lender is reduced to a level below that which such Liquidity Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Liquidity Lender to DTFC, DTFC shall pay directly to such Liquidity Lender within five Business Days additional amounts sufficient to compensate such Liquidity Lender or such controlling Person on an after-tax basis for such reduction in rate of return; provided, however, that DTFC shall have no obligation to pay any such additional amount under this Section 5.5 with respect to any such change unless such Liquidity Lender shall have notified DTFC of its demand within 90 days after the date upon which such Liquidity Lender or controlling Person has obtained audited financial statements with respect to the fiscal year of such Liquidity Lender or such controlling Person in which such change occurred. Such Liquidity Lender or such controlling Person shall promptly notify the Liquidity Agent and DTFC in writing of the occurrence of any such reduction (but in no event later than the date by which such Liquidity Lender or controlling Person may demand payment therefor pursuant to the immediately preceding sentence). A statement of such Liquidity Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on DTFC. In determining such amount, such Liquidity Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 5.6.  Taxes.

                  (a) Except to the extent otherwise provided in the proviso to clause (iii) of this Section 5.6(a) and the proviso to the sentence immediately succeeding such clause (iii), all payments by DTFC of principal of, and interest on, the Liquidity Advances and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (A) in the case of each Liquidity Lender and the Liquidity Agent, taxes imposed on or measured by the net income, overall receipts or capital of such Liquidity Lender (or any lending office, branch or Affiliate of such Liquidity Lender) or the Liquidity Agent and franchise taxes or branch taxes imposed on such Liquidity Lender (or any lending office, branch or Affiliate of such Liquidity Lender) or the Liquidity Agent, as the case may be, (x) by the jurisdiction under the laws of which it is organized or any political subdivision thereof or (y) by reason of any connection between the jurisdiction imposing such tax and such Liquidity Lender (or any lending office, branch or Affiliate thereof) or the Liquidity Agent, as the case may be, other than a connection arising solely from such Liquidity Lender (or such lending office, branch or Affiliate) or the Liquidity Agent, as the case may be, having executed, delivered, or performed its obligations under, or received payment under or enforced, this Liquidity Agreement, any Liquidity Advance Notes or any other Liquidity Document and, (B) in the case of each Liquidity Lender, taxes imposed on or measured by the net income, overall receipts or capital of such Liquidity Lender (or any lending office, branch or Affiliate of such Liquidity Lender) and franchise taxes or branch taxes imposed on such Liquidity Lender (or any lending office, branch or Affiliate of such Liquidity Lender) by the jurisdiction in which such Liquidity Lender's Domestic Office or Eurodollar Office, as the case may be, is located or any political subdivision thereof (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by DTFC hereunder is required in respect of any Taxes pursuant to any Applicable Law then DTFC will

                           (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                           (ii) promptly forward to the Liquidity Agent an official receipt or other documentation satisfactory to the Liquidity Agent evidencing such payment to such authority; and

                           (iii) pay to the Liquidity Agent for the account of
                  the Liquidity Lenders (or, if applicable, for its own account) such additional amount or amounts as is necessary to ensure that the net amount actually received by each Liquidity Lender and the Liquidity Agent will equal the full amount such Liquidity Lender or the Liquidity Agent, as the case may be, would have received had no such withholding or deduction been required; provided, however, that DTFC shall be entitled to deduct and withhold any Taxes and shall not be required to increase any such amounts payable pursuant to this clause
                  (iii) to the Liquidity Agent for the account of any Liquidity Lender (or, if applicable, for its own account) to the extent such Taxes are imposed as a result of the failure of such Liquidity Lender or, as applicable, the Liquidity Agent to comply with the requirements of clause (b) of this
                  Section 5.6.

Moreover, if any Taxes are directly asserted against the Liquidity Agent or any Liquidity Lender with respect to any payment received by the Liquidity Agent or such Liquidity Lender hereunder, the Liquidity Agent or such Liquidity Lender may pay such Taxes and promptly notify DTFC of the nature and amount of such payment and DTFC will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had no such Taxes been asserted; provided, however, that DTFC shall not be required to pay any additional amounts pursuant to this sentence to the Liquidity Agent for the account of any Liquidity Lender (or, if applicable, for its own account), or to any Liquidity Lender, to the extent such Taxes are imposed as a result of the failure of such Liquidity Lender or, as applicable, the Liquidity Agent to comply with the requirements of clause (b) of this
Section 5.6.

         If DTFC fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Liquidity Agent, for the account of the respective Liquidity Lenders, the required receipts or other required documentary evidence, DTFC shall indemnify the Liquidity Lenders for any incremental Taxes, interest or penalties that may become payable by any Liquidity Lender as a result of any such failure. For purposes of this Section 5.6, a distribution hereunder by the Liquidity Agent or any Liquidity Lender to or for the account of any Liquidity Lender shall be deemed a payment by DTFC.

                  (b) Each Liquidity Lender that is not incorporated under the laws of the United States (or any State thereof or the District of Columbia) and, if the Liquidity Agent is not incorporated under the laws of the United States (or any State thereof or the District of Columbia), the Liquidity Agent shall:

                           (X)(i) on or before the date of any payment by DTFC
                  under this Liquidity Agreement, any Liquidity Advance Notes or any other Liquidity Document for the account of such Liquidity Lender or the Liquidity Agent, deliver to DTFC and the Liquidity Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and such other forms and certifications as may reasonably be required under applicable law, in order to establish that as of the date thereof such Liquidity Lender or the Liquidity Agent, as the case may be, is entitled to receive all payments under this Liquidity Agreement, any Liquidity Advance Notes or any other Liquidity Document without deduction or withholding of any United States federal income taxes and (B) an Internal

                  Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that such Liquidity Lender or the Liquidity Agent, as the case may be, is entitled to an exemption from United States backup withholding taxes;

                           (ii) deliver to DTFC and the Liquidity Agent two
                  further copies of any such form on or before the date that any such form expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to DTFC and the Liquidity Agent; and

                           (iii) if necessary, obtain, at the expense of DTFC,
                  such extensions of time for delivery of such forms as may reasonably be requested by DTFC; or

                           (Y) in the case of any such Liquidity Lender that is
                  not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) furnish to DTFC on or before the date of any payment by DTFC, with a copy to the Liquidity Agent, (A) a certificate substantially in the form of Exhibit G (any such certificate a "U.S. Tax Compliance Certificate"), (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Liquidity Lender's entitlement as of the date of such form to the exemption under Section 881(c) of the Code from U.S. withholding tax on payments of interest under this Liquidity Agreement, any Liquidity Advance Notes or any other Liquidity Document (and deliver to DTFC and the Liquidity Agent two further copies of such form on or before the date the most recently delivered form expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently delivered form and, if necessary, obtain, at the expense of DTFC, any extensions of time reasonably requested by DTFC for the delivery of such forms), and (C) in the case of a Liquidity Lender that is entitled to receive payments under this Liquidity Agreement, any Liquidity Advance Notes or any other Liquidity Documents other than payments of interest, two accurate and complete original signed copies of Internal Revenue Service Form 1001, or successor applicable form certifying to such Liquidity Lender's entitlement as of the date of such form to receive payments other than payments of interest under this Liquidity Agreement, any Liquidity Advance Notes or any other Liquidity Documents without deduction or withholding of any United States federal income taxes (and deliver to DTFC and the Liquidity Agent two further copies of such form on or before the date the most recently delivered form expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently delivered form and, if necessary, obtain at the expense of DTFC, any extensions of time reasonably requested by DTFC for the delivery of such forms); and (ii) agree, upon reasonable request of DTFC, to provide to DTFC and the

                  Liquidity Agent (for the benefit of DTFC and the Liquidity Agent), such other forms as may be reasonably required under Applicable Law in order to establish the legal entitlement of such Liquidity Lender to an exemption from withholding of Taxes with respect to any payments under this Liquidity Agreement, any Liquidity Advance Notes and any other Liquidity Document;

unless in any such case any change in treaty, law or regulation or any change in any previously published ruling, notice or other similar official Internal Revenue Service interpretation of a treaty, law or regulation has occurred after the date such Person becomes a Liquidity Lender hereunder or the Liquidity Agent, as the case may be, which renders all such forms inapplicable to such Liquidity Lender or the Liquidity Agent or which would prevent such Liquidity Lender or the Liquidity Agent from duly completing and delivering any such form with respect to it and such Liquidity Lender or the Liquidity Agent promptly so advises DTFC and the Liquidity Agent (in the case of a Liquidity Lender) in writing. Each Person that shall become a Liquidity Lender or a Liquidity Participant pursuant to Section 11.11.1 or 11.11.2 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section, provided that in the case of a Liquidity Participant the obligations of such Liquidity Participant, pursuant to this clause (b) shall be determined as if such Liquidity Participant were a Liquidity Lender except that such Liquidity Participant shall furnish all such required forms, certifications and statements to the Liquidity Lender from which the related participation shall have been purchased.

         SECTION 5.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by DTFC pursuant to this Liquidity Agreement, the Liquidity Advance Notes and any other Liquidity Document shall be made by DTFC to the Liquidity Agent for the pro rata account, on the basis of Liquidity Advances Outstanding, or if no Liquidity Advances are outstanding, on the basis of Liquidity Commitments, of the Liquidity Lenders entitled to receive such payment. All such payments required to be made to the Liquidity Agent by DTFC shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m. (New York City, New York time) on the date due, in same day or immediately available funds, to the account established pursuant to Section 3.7(a) or such other account as the Liquidity Agent shall specify from time to time by notice to DTFC. Funds received after that time shall be deemed to have been received by the Liquidity Agent on the next succeeding Business Day. The Liquidity Agent shall promptly remit in same day funds to each Liquidity Lender its share, if any, of such payments received by the Liquidity Agent for the account of such Liquidity Lender. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by the second proviso of the definition of the term "Interest Period" with respect to Eurodollar Advances) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 5.8. Sharing of Payments. If any Liquidity Lender shall obtain any payment or other recovery (whether voluntary or involuntary) on account of any Liquidity Advance (other than pursuant to the terms of Sections 5.3, 5.4, 5.5 and 5.6) in excess of its pro rata share of payments, on the basis of Liquidity Advances Outstanding, or if no Liquidity Advances are outstanding, on the basis of Liquidity Commitments, then or therewith obtained by all Liquidity Lenders, such Liquidity Lender shall purchase from the other Liquidity Lenders such participation in Liquidity Advances made by them as shall be necessary to cause such purchasing Liquidity Lender to share the excess payment or other recovery with each of them on a pro rata basis, computed on the basis of each Liquidity Lender's Liquidity Advances Outstanding or Liquidity Commitment, as the case may be, on the date of such computation; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Liquidity Lender, the purchase shall be rescinded to the extent of such recovery and each Liquidity Lender which has sold a participation to the purchasing Liquidity Lender shall repay to the purchasing Liquidity Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Liquidity Lender's ratable share (according to the proportion of

                  (a) the amount of such selling Liquidity Lender's required repayment to the purchasing Liquidity Lender to

                  (b) the total amount so recovered from the purchasing Liquidity Lender)

of any interest or other amount paid or payable by the purchasing Liquidity Lender in respect of the total amount so recovered. DTFC agrees that any Liquidity Lender so purchasing a participation from another Liquidity Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Liquidity Lender were the direct creditor of DTFC in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Liquidity Lender receives a secured claim to which this Section applies, such Liquidity Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Liquidity Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 5.9. Replacement of Liquidity Lenders. (a) If at any time the credit rating assigned to the short-term obligations of any Liquidity Lender (an "Affected Liquidity Lender") is withdrawn or downgraded below the rating then assigned by S&P, Moody's or DCR (if rated by DCR), respectively, to the Commercial Paper Notes, DTFC may, upon five Business Days' prior written notice given to the Liquidity Agent and such Affected Liquidity Lender acceptable to the Liquidity Agent, replace such Affected Liquidity Lender with an Eligible Liquidity Lender or a Liquidity Lender already party to this Liquidity Agreement and such replacement shall be made in accordance with clause (a) of Section 11.11.1 and the proviso of clause (b) of this Section 5.9; provided, however, that payment of the processing fee referred to in clause (B) of Section 11.11.1(a) shall not be required; and provided further, however, no such replacement pursuant to this clause (a) shall be effective unless S&P, Moody's and DCR shall have confirmed in writing to DTFC and the Liquidity Agent that such replacement
(i) would not result in a withdrawal or reduction of the rating by S&P, Moody's or DCR of the Commercial Paper Notes below the rating then assigned by such Rating Agency to the Commercial Paper Notes or (ii) if the Commercial Paper Notes are then rated less than A-1 by S&P, P-1 by Moody's or D-1 by DCR would result in an upgrade of the rating by S&P, Moody's or DCR of the Commercial Paper Notes over the rating then assigned by such Rating Agency to the Commercial Paper Notes.

         (b) In the event that (i) any Liquidity Lender shall have notified the Liquidity Agent or DTFC (and shall not have retracted such notification) that its compliance with any of its obligations hereunder would be unlawful, (ii) any Liquidity Lender fails to extend its Liquidity Commitment upon request, (iii) DTFC is required pursuant to Section 4.2.1(b) or Sections 5.3 through 5.6 to make any payment to or on behalf of any Liquidity Lender (or would be so required on or prior to the next following date on which a payment hereunder (other than pursuant to Section 5.6) is required to be made to or for any such Liquidity Lender) or (iv) any Liquidity Lender shall have failed to fund any Liquidity Advance when required hereunder, then DTFC shall have the right, at its own expense, upon notice to such Liquidity Lender and the Liquidity Agent, to require such Liquidity Lender, and such Liquidity Lender hereby agrees, to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 11.11) all the interests, rights and obligations of such Liquidity Lender under the Liquidity Documents to an Eligible Liquidity Lender provided by DTFC; provided, however, that (w) no such assignment shall conflict with any law, rule, regulation or order of any Governmental Authority, (x) such assignment shall be without recourse, representation and warranty and shall be on terms and conditions reasonably satisfactory to such replaced Liquidity Lender and such replacement Eligible Liquidity Lender, (y) the purchase price paid by such replacement Eligible Liquidity Lender shall be an amount equal to the aggregate amount of all Liquidity Advances owed to such replaced Liquidity Lender, and (z) DTFC or such Eligible Liquidity Lender, as the case may be, shall pay to such replaced Liquidity Lender in same day funds on the date of such assignment the principal of and interest accrued to the date of payment on the Liquidity Advances made by such replaced Liquidity Lender hereunder and all other amounts accrued for such replaced Liquidity Lender's account or owed to it hereunder, including those amounts owed pursuant to Section 4.2.1(b) and Sections 5.3 through 5.6.

         SECTION 5.10. Order and Priority. Notwithstanding any other provision of this Liquidity Agreement (other than Section 4.2.2.), the Liquidity Agent and the Liquidity Lenders agree that the Obligations of DTFC to the Liquidity Agent and the Liquidity Lenders hereunder shall be payable in the order and priority set forth in Section 2.01 and 5.02(b), as applicable, of the Collateral Agreement. The Liquidity Agent and the Liquidity Lenders agree that, during any period that Commercial Paper Notes shall be outstanding (any such period being a "Specified Period"), the Obligations shall be due and payable only to the extent that DTFC's Assets and the Enhancement Amount are sufficient to pay the same. If, during any Specified Period, the Liquidity Lenders shall exercise their rights, pursuant to Section 9.2(ii), to accelerate the Obligations, such acceleration shall have the limited effect of
(i) causing the interest rates contemplated in Section 4.2.2 to become effective with respect to the outstanding Obligations and (ii) allowing the Liquidity Lenders, in any determination of the Liquidity Lenders' allocative share of any disbursement to be made to Secured Parties under the Collateral Agreement or otherwise among creditors of DTFC, to treat all of the Obligations as then being due and payable. No claims of the Liquidity Lenders arising under or in connection with this Liquidity Agreement are intended to be impaired or waived by this Section 5.10.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         SECTION 6.1. Conditions to Effectiveness. This Liquidity Agreement shall become effective on the date (the "Closing Date") when all of the conditions set forth in Section 6.1 have been satisfied (and each Liquidity Lender's signature hereto evidences that such conditions have been satisfied with respect to such Liquidity Lender).

         SECTION 6.1.1. Organic Documents, Resolutions. The Liquidity Agent shall have received: (i) a copy of DTFC's certificate of incorporation, including all amendments thereto, certified as of a recent date by the Secretary of State of the State of Oklahoma, and a certified copy of all other Organic Documents of DTFC, and such certificate or other Organic Documents shall be in form and substance satisfactory to the Liquidity Agent and its counsel, and a certificate as to the good standing of DTFC as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of DTFC dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the Bylaws of DTFC as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions in form and substance reasonably satisfactory to the Liquidity Agent and its counsel and duly adopted by the Board of Directors of DTFC authorizing the execution, delivery and performance of this Liquidity Agreement and each of the other CP Program Documents to which DTFC is a party and the transactions contemplated hereby and thereby, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation of DTFC has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing this Liquidity Agreement and each of the other CP Program Documents to which DTFC is a party or any other document delivered in connection herewith or therewith on behalf of DTFC; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Liquidity Agent may reasonably request.

         SECTION 6.1.2. Liquidity Agreement. The Liquidity Agent shall have received executed counterparts of this Liquidity Agreement, duly executed by DTFC, the Liquidity Agent, and each Liquidity Lender.

         SECTION 6.1.3. Liquidity Advance Notes. The Liquidity Agent shall have received, for the account of each Liquidity Lender, such Liquidity Lender's Liquidity Advance Note duly executed and delivered by DTFC.

         SECTION 6.1.4. Collateral Agreement. (a) The Liquidity Agent shall have received executed counterparts of the Collateral Agreement, dated as of the Closing Date, duly executed by DTFC, the Collateral Agent, the Liquidity Agent, the Depositary, each Dealer and the Series 1998-1 Letter of Credit Provider.

         SECTION 6.1.5. Series 1998-1 Supplement. The Liquidity Agent shall have received copies of the executed Series 1998-1 Supplement, dated as of the Closing Date, duly executed by RCFC and Bankers Trust Company, as trustee and enhancement agent, and all of the conditions to the effectiveness thereof and to the issuance of the Series 1998-1 Notes set forth therein shall have been satisfied in all respects.

         SECTION 6.1.6. Series 1998-1 Notes. The Collateral Agent shall have received, on behalf of the Secured Parties, the Series 1998-1 Notes, in an aggregate face amount equal to $615,000,000, duly executed by RCFC and duly authenticated by the Trustee.

         SECTION 6.1.7. Master Lease. The Trustee shall have received the original executed Master Lease, dated as of the Closing Date, duly executed by RCFC, DTAG and each of the Lessees, and the Liquidity Agent shall have received the executed Master Lease and copies of all documents and opinions required to be delivered to RCFC thereunder, all conditions to the effectiveness thereof set forth therein shall have been satisfied in all respects, provided that the satisfaction of the conditions to the effectiveness thereof set forth therein relating to the title of the Vehicles and the perfection of the security interests in the Vehicles shall be satisfactory to the Liquidity Agent.

         SECTION 6.1.8. Series 1998-1 Letter of Credit. The Series 1998-1 Letter of Credit in an amount initially equal to $5,000,000 shall have been delivered to the Enhancement Agent and shall be in form and substance satisfactory to the Syndication Agent (as defined in the Credit Agreement), the Liquidity Agent and the Collateral Agent and in full force and effect, and the Series 1998-1 Letter of Credit Provider shall have a short-term rating not lower than A-1 from S&P, P-1 from Moody's and D-1 from DCR (if rated by DCR).

         SECTION 6.1.9. Depositary Agreement. The Liquidity Agent shall have received executed counterparts of the Depositary Agreement, dated as of the Closing Date, duly executed by DTFC and the Depositary, and all of the conditions to the effectiveness thereof set forth therein shall have been satisfied in all respects.

         SECTION 6.1.10. Dealer Agreement. The Liquidity Agent shall have received executed counterparts of the Dealer Agreement, dated as of the Closing Date, duly executed by DTFC and each Dealer, and all of the conditions to the effectiveness thereof set forth therein shall have been satisfied in all respects.

         SECTION 6.1.11. Absence of Certain Events; Accuracy of Liquidity Agreement Representations and Warranties; Closing Date Certificate. (a) No Liquidity Agreement Amortization Event, Limited Liquidity Agreement Amortization Event or Lease Event of Default shall have occurred and be continuing, (b) the representations and warranties set forth in Article VII shall be true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of the Closing Date and (c) the Liquidity Agent shall have received a Closing Date Certificate, dated the Closing Date, duly executed and delivered by an Authorized Officer of DTFC, in which DTFC shall have represented and warranted that the representations and warranties of DTFC in the CP Program Documents are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of the Closing Date and that no Liquidity Agreement Amortization Event, Limited Liquidity Agreement Amortization Event or, to the best of such Authorized Officer's knowledge, Potential Liquidity Agreement Amortization Event has occurred and is continuing, and, at the time such certificate is delivered, the Liquidity Agent shall be satisfied that such statements are in fact true and correct (in all material respects to the extent that any such statements do not incorporate a materiality limitation in their terms).

         SECTION 6.1.12. Accounts. The Commercial Paper Account, the Termination Advance Account, the Collateral Account and the Master Collateral Account shall have been established and shall be in full force and effect.

         SECTION 6.1.13. Rating Letters. DTFC shall have received as of the Closing Date (i) a rating letter from S&P to the effect that the Commercial Paper Notes shall have been given a rating of at least A-1 by S&P, which rating shall be in full force and effect, (ii) a rating letter from Moody's to the effect that the Commercial Paper Notes shall have been given a rating of at least P-1 by Moody's, which rating shall be in full force and effect, and (iii) a rating letter from DCR to the effect that the Commercial Paper Notes shall have been given a rating of at least D-1 by DCR, which rating shall be in full force and effect.

         SECTION 6.1.14. Board of Directors. The Liquidity Agent shall consent to the composition of DTFC's Board of Directors (including any Independent Director), which consent shall not be unreasonably withheld.

         SECTION 6.1.15. Solvency Certificate. The Liquidity Agent shall have received a certificate, dated the Closing Date, and duly executed by a Financial Officer of DTFC, in scope and substance satisfactory to the Liquidity Agent, to the effect that DTFC will be solvent after giving effect to the transactions contemplated by this Liquidity Agreement, each of the other CP Program Documents and the issuance and sale of the Commercial Paper Notes.

         SECTION 6.1.16. Closing Fees and Expenses. The Liquidity Agent shall have received for its own account and for the account of the Liquidity Lenders any fees and expenses due and payable pursuant to Sections 4.5 and 11.3 and any fees and expenses due and payable pursuant to the Fee Letter or any other any fee letters or commitment letters entered into with any Liquidity Lender and/or the Liquidity Agent, including reasonable fees and expenses of counsel to the Liquidity Agent.

         SECTION 6.1.17. Certified Copies of Vehicle Disposition Programs. The Liquidity Agent shall have received from RCFC a copy of each Vehicle Disposition Program under which Group II Vehicles will be or have been purchased and an Officer's Certificate of RCFC or the applicable Lessee, dated the Closing Date, certifying that each such copy is true, correct and complete as of the Closing Date.

         SECTION 6.1.18. Opinions, Instruments, Certificates and Other Documents. The Liquidity Agent shall have received opinions of counsel, addressed to the Liquidity Agent and the Liquidity Lenders hereto, reasonably satisfactory in form and substance to the Liquidity Agent and the Liquidity Lenders, and the Liquidity Agent and each Liquidity Lender shall have received such additional instruments, certificates and other documents as the Liquidity Agent or such Liquidity Lender shall have reasonably requested in form and substance reasonably satisfactory to the Liquidity Agent or such Liquidity Lender.

         SECTION 6.1.19. Notation of Liens. The Liquidity Agent shall have received evidence (which, in the case of the filing of financing statements on form UCC-1, may be telephonic confirmation of such filing) that all filings (including filings of financing statements on form UCC-1) and recordings have been accomplished as may be required by law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges, licenses and security interest of (a) the Master Collateral Agent in the Group II Collateral and (b) the Collateral Agent in the Assigned Collateral for the benefit of the Secured Parties.

         SECTION 6.1.20. Offering Materials. Each offering circular, offering memorandum (including, without limitation, the Offering Memorandum) or information circular to be used by DTFC or the Dealers in connection with the offer or sale of Commercial Paper Notes, insofar as it describes or refers to the Liquidity Agent or any Liquidity Lender, shall be reasonably satisfactory to the Liquidity Agent or such Liquidity Lender, respectively.

         SECTION 6.1.21. Satisfactory Legal Form. This Liquidity Agreement, each of the other CP Program Documents and all other documents executed or submitted pursuant hereto or thereto by or on behalf of DTFC shall be reasonably satisfactory in form and substance to the Liquidity Agent and its counsel; and the Liquidity Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Liquidity Agent or its counsel may have reasonably requested on the Closing Date.

         SECTION 6.1.22. Credit Rating of Initial Liquidity Lenders. As of the Closing Date, each initial Liquidity Lender shall have credit ratings assigned to its short-term obligations of at least A-1 by S&P, P-1 by Moody's and D-1 by DCR (if rated by DCR).

         SECTION 6.1.23. Credit Agreement. (i) The Liquidity Agent and the Collateral Agent shall have received copies of the executed Credit Agreement, dated as of December 23, 1997, duly executed by DTAG, Dollar, Thrifty, the financial institutions identified as the Lenders thereunder, the Administrative Agent and the Syndication Agent, (ii) the Credit Agreement shall be in full force and effect and (iii) no Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing.

         SECTION 6.2.  [Reserved].

         SECTION 6.3. Conditions Precedent to the Making of Each Refunding Advance. The obligation of any Liquidity Lender to make any Refunding Advance (including any Commitment Termination Date Liquidity Advance) and of the Swing Line Lender to make any Swing Line Advance shall be subject to the satisfaction of the following conditions at the time of making of such Refunding Advance or Swing Line Advance:

         SECTION 6.3.1. No Bankruptcy. (i) No Event of Bankruptcy of the type described in clauses (a) or (b) of the definition thereof with respect to DTFC shall have occurred and be continuing and (ii) no Event of Bankruptcy of the type described in clauses (a) or (b) of the definition thereof with respect to the Series 1998-1 Letter of Credit Provider shall have occurred and be continuing at any time prior to the funding in full of the Series 1998-1 Cash Collateral Account.

         SECTION 6.3.2. Availability. The Enhancement Amount shall not have been reduced to zero.

         SECTION 6.3.3. No Borrowing Base Deficiency. A Borrowing Base Deficiency shall not exist after giving effect to the application of such Refunding Advance or Swing Line

Advance; provided, however, that this provision shall not release the Liquidity Lenders from the obligation (upon receipt of a Borrowing Request in the appropriate amount) to make Refunding Advances or Swing Line Advances up to the amount of the then current Borrowing Base that would not cause a Borrowing Base Deficiency to exist.

         SECTION 6.3.4. Borrowing Request. The Liquidity Agent shall have received a Borrowing Request for such Borrowing.

         SECTION 6.3.5. Borrowing Base Certificate. The Liquidity Agent shall have received an Officer's Certificate, dated the date of the making of such Refunding Advance or Swing Line Advance, duly executed and delivered by an Authorized Officer of DTFC, certifying the amount of the Borrowing Base as of the close of business on the day immediately preceding such date.


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         To induce the Liquidity Lenders and the Liquidity Agent to enter into this Liquidity Agreement and to make Liquidity Advances hereunder, DTFC represents and warrants to the Liquidity Agent and each Liquidity Lender as set forth in this Article VII as of the making of each Liquidity Advance (except as otherwise specified).

         SECTION 7.1. Existence and Power. DTFC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma, is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         There have been no amendments to the Organic Documents of DTFC since the respective dates of the certified copies furnished to the Liquidity Agent pursuant to Section 6.1.1, other than amendments, if any, not prohibited by this Liquidity Agreement (copies of which have been furnished to the Liquidity Agent).

         SECTION 7.2. Authorization. The execution, delivery and performance by DTFC of this Liquidity Agreement and each of the other CP Program Documents to which it is a party are within DTFC's corporate powers and have been duly authorized by all necessary corporate action. This Liquidity Agreement and each other CP Program Document to which DTFC is a party have been duly executed and delivered by DTFC.

         SECTION 7.3. Binding Effect. This Liquidity Agreement and each other CP Program Document to which DTFC is a party constitutes a legal, valid and binding obligation of DTFC enforceable against DTFC in accordance with its respective terms (except as may be limited by bankruptcy, moratorium or other laws affecting creditors' rights generally and subject to limitations imposed by equitable principles).

         SECTION 7.4. Financial Information; Financial Condition. All balance sheets, all statements of operations, of shareholders' equity and of cash flow, and other financial data (other than projections) which have been or shall hereafter be furnished by DTFC to Liquidity Lenders pursuant to Section 8.1.1 have been and will be prepared in accordance with GAAP (to the extent applicable) and do and will present fairly in all material respects the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and presentation items.

         SECTION 7.5. Litigation. There is no action, suit or proceeding pending against or, to the knowledge of DTFC, threatened against DTFC before any court or arbitrator or any Governmental Authority in which there is a reasonable possibility of an adverse decision that could materially adversely affect the consolidated financial position, consolidated results of operations, business, properties, performance, prospects or condition (financial or otherwise) of DTFC or which in any manner draws into question the validity or enforceability of this Liquidity Agreement or any other CP Program Document or the ability of DTFC to comply with any of the respective terms thereunder.

         SECTION 7.6. No ERISA Plan. DTFC has not established and does not maintain or contribute to any employee benefit plan that is covered by Title IV of ERISA, and will not do so, so long as the Liquidity Commitment Termination Date has not occurred, or any amount is owing to a Liquidity Lender hereunder.

         SECTION 7.7. Tax Filings and Expenses. DTFC has filed all federal, state and local tax returns and all other tax returns which, to the knowledge of DTFC, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by DTFC, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. DTFC has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its corporate existence and its qualification as a foreign corporation authorized to do business in each State in which it is required to so qualify, except where the failure to pay any such fees and expenses is not reasonably likely to have a Material Adverse Effect.

         SECTION 7.8. Disclosure. The materials listed on Annex B hereto and furnished to the Liquidity Agent or any Liquidity Lender in connection with this Liquidity Agreement were at the time the same were so furnished, complete and correct in all material respects.

         SECTION 7.9. Investment Company Act; Securities Act. DTFC is not controlled by an "investment company" and is not required to register as an "investment company" under the Investment Company Act. The Commercial Paper Notes are exempt from registration under Section 3(a)(3) of the Securities Act of 1933, as amended. It is not necessary in connection with the issuance of the Commercial Paper Notes under the circumstances contemplated by this Liquidity Agreement and the other CP Program Documents to qualify any indenture under the Trust Indenture Act of 1939, as amended.

         SECTION 7.10. Margin Regulations. No proceeds of any Liquidity Advance or the sale of any Commercial Paper Note will be used to purchase or carry any "margin stock" (as defined or used in Regulation G, T, U or X of the F.R.S. Board or any successor thereto) or to extend credit to others for such purpose. DTFC is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

         SECTION 7.11. No Consent. No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery and performance of this Liquidity Agreement or any other CP Program Document by DTFC for the payment of any amounts by DTFC hereunder or thereunder or for the performance of any of DTFC's Obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by DTFC prior to the Closing Date.

         SECTION 7.12. No Violation of Laws, etc. The execution and delivery of this Liquidity Agreement and each of the other CP Program Documents, compliance with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not result in (a) a breach or violation of, and do not contravene, or constitute a default under, (i) any law or governmental rule or regulation applicable to DTFC now in effect, (ii) any provision of any Organic Document of DTFC, (iii) any judgment, injunction, order or decree of any Governmental Authority against DTFC or any of its Assets, or
(iv) any agreement, contract or instrument to which DTFC is a party or by which it or any of its Assets is bound, (b) the acceleration of any Obligations of DTFC, or (c) the creation or imposition of any Lien on any Assets of DTFC other than in favor of the Collateral Agent or as permitted by the CP Program Documents.

         SECTION 7.13. Ownership; Subsidiaries. As of the Closing Date, 100% of the common stock of DTFC is owned by DTAG. As of the Closing Date, DTFC has no Subsidiaries and owns no capital stock of, or other interest in, any other Person.

         SECTION 7.14. Solvency. Both before and after giving effect to the transactions contemplated by this Liquidity Agreement and the other CP Program Documents, DTFC is solvent and DTFC is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law, or of any other Event of Bankruptcy.

         SECTION 7.15. No Security Interest. (A) There is no effective financing statement listing DTFC as debtor (other than any which may have been filed on behalf of the Collateral Agent) covering any of the Assigned Collateral that is on file in any public office; (B) at the date of each deposit of Deposited Funds in the Commercial Paper Account there are no Liens on the Deposited Funds or the Commercial Paper Account, except the assignment made pursuant to the Collateral Agreement in favor of the Collateral Agent; and (C) DTFC is and will be the lawful owner of (with good and marketable title to), and has and will have beneficial ownership of (or the benefit, through the Enhancement Agent and the Master Collateral Agent, of a first priority perfected security interest, in the case of the Group II Vehicles and the Vehicle Disposition Programs), all Assigned Collateral, free and clear of all Liens except Permitted Liens.

         SECTION 7.16. Vehicle Disposition Programs. On the date of each Borrowing, each Manufacturer from which Group II Vehicles are purchased and each Vehicle Disposition Program covering Group II Vehicles shall be an Eligible Manufacturer and Eligible Vehicle Disposition Program, respectively.

         SECTION 7.17. Other Representations. All representations and warranties of DTFC made in each CP Program Document to which it is a party are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) and are repeated herein as though fully set forth herein.


                                  ARTICLE VIII

                                    COVENANTS

         SECTION 8.1. Affirmative Covenants. DTFC covenants and agrees with the Liquidity Agent and each Liquidity Lender that, until all Liquidity Commitments have terminated and all Obligations have been paid or performed in full, unless the Majority Banks shall otherwise consent in writing, DTFC will perform the covenants set forth in this Section 8.1.

         SECTION 8.1.1. Information. DTFC will deliver to the Liquidity Agent (with a copy for each Liquidity Lender), and each Rating Agency:

                  (a) promptly upon the delivery by RCFC to DTFC, a copy of the financial information and other materials required to be delivered by DTAG to RCFC and the Collateral Agent pursuant to Section 24.4 of the Master Lease (other than the VIN list as required by Section 24.4(f) of the Master Lease);

                  (b) from time to time such additional information regarding the financial position, results of operations or business of DTAG and its Subsidiaries as the Liquidity Agent may reasonably request to the extent that RCFC delivers such information to DTFC pursuant to Section 7.01(c) of the Note Purchase Agreement or that any of the Liquidity Lenders reasonably requires and directs DTFC in its capacity as the holder of the Series 1998-1 Notes in writing to request from RCFC pursuant to Section 7.3(c) of the Base Indenture subject to the reasonableness standard for requests for information set forth in such section;

                  (c) as soon as available and in any event (i) within one hundred ten (110) days after the end of each fiscal year of DTAG and its Subsidiaries a consolidated balance sheet and statement of earnings as at the end of such fiscal year and (ii) within forty-five (45) days after the end of each fiscal quarter (except for the fourth fiscal quarter) of DTAG and its Subsidiaries a consolidated balance sheet and statement of earnings as at the end of such fiscal quarter;

                  (d) at the time of delivery of the items described in clause
         (a) above, a certificate of an officer of DTFC that, except as provided in any certificate delivered in accordance with Section 8.1.9, no Liquidity Agreement Amortization Event, Lease Event of Default or (to the best of such officer's knowledge) Potential Liquidity Agreement Amortization Event or Potential Lease Event of Default has occurred or is continuing during such fiscal quarter;

                  (e) at the time of delivery of the items described in clause
         (c)(i) above, a certificate of the chief financial officer of DTFC certifying that (i) the ratings assigned by the Rating Agencies in respect of the commercial paper issued by DTFC have not been withdrawn or downgraded below A-1 by S&P, P-1 by Moody's and D-1 by DCR since the date of this Liquidity Agreement, (ii) whether any Rating Agency has determined that the Minimum Enhancement Amount must be increased, (iii) no change in the Vehicle Disposition Program of any Manufacturer in respect of any new model year shall have given rise to any request on the part of the Rating Agencies that any modification be made to the Master Lease or any other CP Program Document, and (iv) DTFC has apprised the Rating Agencies of all material changes in the Vehicle Disposition Programs occurring since the date of this Liquidity Agreement;

                  (f) promptly following the introduction of any prospective material change in any Vehicle Disposition Program or the introduction of any new Vehicle Disposition Program by an existing Manufacturer, notice and a copy of the same;

                  (g) on or prior to the twentieth day of each month (or if such day is not a Business Day, on the next succeeding Business Day), a copy of the Monthly Vehicle Statement (excluding the VIN list) relating to the Assigned Collateral as of the last Business Day of the immediately preceding month delivered by DTAG pursuant to Section 24.4(f) of the Master Lease;

                  (h) on each Business Day when any Liquidity Advance is outstanding, DTFC shall cause the Collateral Agent to provide to the Liquidity Agent a statement setting forth (A) the maturity date and face amount of each outstanding Commercial Paper Note and (B) the aggregate principal amount of outstanding Liquidity Advances (or, at DTFC's option, a statement updating any statement previously provided by DTFC to the Liquidity Agent which contained such information as of a prior date); and

                  (i) furnish, or cause to be furnished to the Liquidity Agent and each of the Rating Agencies, as soon as available and in any event within 90 days after the end of each fiscal year of DTAG, (A) a copy of the annual audit report for such fiscal year for DTAG and its subsidiaries, including therein a consolidated balance sheet of DTAG and its subsidiaries and a consolidating balance sheet of DTAG and its direct subsidiaries (including DTFC), in each case as of the end of such fiscal year, and consolidated statements of operations and cash flow of DTAG and its subsidiaries and consolidating statements of operations and cash flow of DTAG and its direct subsidiaries (including
         DTFC), in each case for such fiscal year, in each case certified by Deloitte & Touche or other nationally recognized independent public accountants acceptable to the Liquidity Agent.

         SECTION 8.1.2. Compliance with Covenants. DTFC will comply with all covenants made by it and contained in each CP Program Document to which it is a party.

         SECTION 8.1.3. Payment of Obligations. DTFC will pay and discharge, at or before maturity, all of its respective obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

         SECTION 8.1.4. Maintenance of Separate Existence. DTFC will (i) maintain its existence as a corporation validly existing and in good standing under the laws of the State of Oklahoma and duly qualified as a foreign corporation licensed under the laws of each state in which the failure to so qualify would have a Material Adverse Effect on the business and operations of DTFC, (ii) do all things necessary to maintain its corporate existence separate and apart from that of DTAG and Affiliates of DTAG including, without limitation, (A) practicing and adhering to corporate formalities, such as maintaining appropriate corporate books and records; (B) maintaining at least two corporate directors who are Independent Directors; (C) owning or leasing (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business; (D) not (I) guaranteeing or otherwise becoming liable for any obligations of any of its Affiliates, (II) having obligations guaranteed by any of its Affiliates, (III) holding itself out as responsible for debts of any of its Affiliates or for decisions or actions with respect to the affairs of any of its Affiliates and (IV) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of any Affiliate other than as required by the CP Program Documents with respect to insurance on the Vehicles; (E) other than as provided in the CP Program Documents, maintaining its deposit and other bank accounts and all of its Assets separate from those of any other Person; (F) maintaining its financial records separate and apart from those of any other Person; (G) compensating all its employees, officers, consultants and agents for services provided to it by such Persons, or reimbursing any of its Affiliates in respect of services provided to it by employees, officers, consultants and agents of such Affiliate, out of its own funds; (H) maintaining office space separate and apart from that of any of its Affiliates (even if such office space is subleased from or is on or near premises occupied by any of its Affiliates) and a telephone number separate and apart from that of any of its Affiliates; (I) accounting for and managing all of its liabilities separately from those of any of its Affiliates; (J) allocating, on an arm's-length basis, all shared corporate operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software; (K) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving DTFC, DTAG or any Affiliate of DTAG, to substantively consolidate DTFC with DTAG or any Affiliate; (L) remaining solvent and (M) conducting all of its business (whether written or oral) solely in its own name, (iii) maintain in place all policies and procedures relating to DTFC, and take and continue to take all action relating to DTFC, described in the factual assumptions set forth in that certain opinion letter issued by Mayer, Brown & Platt, dated March 4, 1998, addressing the issue of substantive consolidation as it may relate to DTAG, RCFC, the Lessees and DTFC (a copy of which opinion letter DTFC hereby acknowledges it has received),
(iv) on a semi-annual basis, provide to the Liquidity Agent and each of the Rating Agencies an Officer's Certificate of DTFC certifying that it is in compliance with its obligations under clauses (ii) and (iii) of this Section
8.1.4 and (v) on an annual basis provide to the Liquidity Agent and each of the Rating Agencies a letter of independent certified public accountants of nationally recognized standing selected by DTFC, addressed to the Liquidity Agent and each of the Rating Agencies, stating whether, in connection with their audit of the consolidated financial statements of DTAG, anything came to their attention that caused them to believe that DTFC failed to comply with the terms, covenants, provisions or conditions of clauses (ii) and (iii) of this Section 8.1.4 insofar as they relate to financial and accounting matters. DTFC will serve as the agent for the Liquidity Agent and the Rating Agencies in coordinating receipt of such letter.

         SECTION 8.1.5. Compliance with Laws. DTFC will comply with all Applicable Laws of Governmental Authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the failure to comply therewith is not reasonably likely to have a Material Adverse Effect on the business and operations of DTFC.

         SECTION 8.1.6. Inspection of Property, Books and Records. DTFC will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its Assets, business and activities in accordance with GAAP; and will permit representatives of the Liquidity Agent and, if a Liquidity Agreement Amortization Event shall have occurred and is continuing, representatives of any Liquidity Lender, at DTFC's expense, to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and independent public accountants, all at such reasonable times and as often as the Liquidity Agent or such Liquidity Lender may reasonably deem appropriate (but not more often than once a month in the case (i) of any Liquidity Lender and (ii) of the Liquidity Agent prior to the occurrence of a Liquidity Agreement Amortization Event).

         SECTION 8.1.7. Absence of Certain Actions. DTFC will not take any action which would permit any Lessee or DTAG to have the right to refuse to perform any of its obligations under the Master Lease or permit RCFC to have the right to refuse to perform any of its obligations under the Series 1998-1 Notes or the Series 1998-1 Supplement.

         SECTION 8.1.8. Notice of Default. Promptly upon becoming aware of any Potential Liquidity Agreement Amortization Event, Potential Lease Event of Default, Lease Event of Default, Liquidity Agreement Amortization Event, Potential Event of Default (as defined in the CP Enhancement Letter of Credit Application and Agreement) or Event of Default (as defined in the CP Enhancement Letter of Credit Application and Agreement), DTFC shall give the Liquidity Agent, the Liquidity Lenders, the Dealers and each Rating Agency notice thereof, together with a certificate of the President, Vice President or the principal financial officer of DTFC setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by DTFC.

         SECTION 8.1.9. Notice of Material Proceedings. Promptly upon becoming aware thereof, DTFC shall give the Liquidity Agent, the Dealers and each Rating Agency written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting DTFC which is reasonably likely to have a Material Adverse Effect on the business, condition (financial or otherwise), results of operations, properties or performance of DTFC or the ability of DTFC to perform its Obligations under this Liquidity Agreement or under any other CP Program Document to which it is a party.


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



         SECTION 8.1.10. Further Requests. DTFC will promptly furnish to the Liquidity Agent and each Rating Agency such other information as, and in such form as, the Liquidity Agent or any Rating Agency may reasonably request.

         SECTION 8.1.11. Further Assurances. DTFC agrees to do such further acts and things, and to execute and deliver to the Liquidity Agent such additional assignments, agreements, powers and instruments, as the Liquidity Agent reasonably determines to be necessary to carry into effect the purposes of this Liquidity Agreement or to better assure and confirm unto the Liquidity Agent its rights, powers and remedies hereunder.

         SECTION 8.1.12. Vehicle Disposition Programs. DTFC agrees that it will
(i) provide the Liquidity Agent, the Dealers and each Rating Agency with at least 30 days' prior written notice of its intention to make Advances to RCFC under the Series 1998-1 Notes for the purchase or financing by RCFC of Vehicles manufactured by any new Manufacturer, (ii) provide the Liquidity Agent, the Dealers and each Rating Agency with a copy of the draft Vehicle Disposition Program of such Manufacturer as it then exists at the time of such notice and a copy of the final Vehicle Disposition Program promptly upon its being available and (iii) certify to the Liquidity Agent and the Liquidity Lenders that such new Manufacturer is an Eligible Manufacturer and that such Vehicle Disposition Program is an Eligible Vehicle Disposition Program at such time. In no event shall DTFC agree, to the extent any consent of DTFC is solicited or required by the Manufacturer or any assignor of such Vehicle Disposition Program, to any change in any Vehicle Disposition Program that is reasonably likely to materially adversely affect its rights or the rights of the Secured Parties with respect to any Vehicle previously purchased under such Vehicle Disposition Program.

         SECTION 8.1.13. Use of Proceeds of Commercial Paper Notes. DTFC shall use the proceeds of the Commercial Paper Notes solely for one or more of the following purposes: (a) to pay matured Commercial Paper Notes when due, in accordance with the Depositary Agreement; (b) to fund advances under the Series 1998-1 Notes; and (c) to pay principal of, or interest on, any Liquidity Advance or any other amount payable by DTFC under this Liquidity Agreement or to reimburse the Series 1998-1 Letter of Credit Provider for any LOC Liquidity Disbursement and any interest thereon or the Series 1998-1 Cash Collateral Account for any LOC Liquidity Disbursement and any interest thereon.

         Notwithstanding any provision of this Liquidity Agreement, on any day when any Liquidity Advance is outstanding, DTFC shall not use the net proceeds of the issuance of Commercial Paper Notes to fund further advances under the Series 1998-1 Notes.

         SECTION 8.1.14. Vehicles. DTFC shall use commercially reasonable efforts to cause (i) each applicable Lessee to maintain good, legal and marketable title to the Existing Fleet and the Financed Vehicles that are Group II Vehicles owned by such Lessee, free and clear of all Liens except for Permitted Liens and (ii) to cause RCFC to maintain good, legal and


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



marketable title to the Acquired Vehicles that are Group II Vehicles, free and clear of all Liens except for Permitted Liens.

         SECTION 8.2. Negative Covenants. DTFC covenants and agrees with the Liquidity Agent and each Liquidity Lender that until all Liquidity Commitments have been terminated and all Obligations have been paid or performed in full, unless the Majority Banks otherwise consent in writing, DTFC will perform the Obligations set forth in this Section 8.2.

         SECTION 8.2.1. Liens. DTFC will not create, incur, assume or permit to exist any Lien upon any of its Assets (including the Assigned Collateral), the Accounts, the Commercial Paper Account, the Series 1998-1 Cash Collateral Account or the Deposited Funds, other than Liens created by or permitted under the CP Program Documents.

         SECTION 8.2.2. Other Indebtedness. Without (a) the prior written consent of the Majority Banks and (b) the prior receipt of written confirmation of the Rating Agencies that any such action will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes by the Rating Agencies, DTFC will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than Indebtedness under this Liquidity Agreement, Indebtedness evidenced by the Commercial Paper Notes and Indebtedness under or permitted under any other CP Program Document.

         SECTION 8.2.3. Consolidations and Mergers . DTFC will not, except as may be permitted by the express written approval of the Majority Banks and upon the receipt of written confirmation of each Rating Agency that such action will not result in the downgrading or withdrawal of its then current ratings of the Commercial Paper Notes, merge with or into, enter into any joint venture or other association with, or consolidate with, any other Person.

         SECTION 8.2.4. Sales of Assets. DTFC will not sell, lease, transfer, liquidate or otherwise dispose of any Assets, except as contemplated by the CP Program Documents and provided that the proceeds thereof are paid directly to the Collateral Account.

         SECTION 8.2.5. Acquisition of Assets. DTFC will not acquire, by long-term or operating lease or otherwise, any Assets, except pursuant to the terms of the CP Program Documents.

         SECTION 8.2.6. Dividends, Officers' Compensation, etc. DTFC will not declare or pay any dividends on any shares of its capital stock or make any other distribution on, or any purchase, redemption or other acquisition of, any shares of its capital stock except out of any source legally available therefor.

         SECTION 8.2.7. Name; Chief Executive Office. DTFC will neither (i) change the location of its chief executive office (within the meaning of the UCC) without sixty (60) days' prior notice to the Collateral Agent, the Liquidity Agent and each Rating Agency nor (ii) change its name without prior notice to the Collateral Agent, the Liquidity Agent and each Rating Agency sufficient to allow the Collateral Agent to make all filings (including filings of financing statements on form UCC-1) and recordings necessary to perfect the interest of the Collateral Agent in the Assigned Collateral pursuant to the Collateral Agreement.

         SECTION 8.2.8. Organic Documents. DTFC will not amend any of its Organic Documents without the written consent of the Majority Banks and each of the Rating Agencies.

         SECTION 8.2.9. Investments. DTFC will not make, incur, or suffer to exist any loan, advance, extension of credit to, or other investment in, any Person other than pursuant to the Series 1998-1 Notes and with respect to Eligible Investments.

         SECTION 8.2.10. No Other Agreements; Amendments to CP Program Documents. DTFC will not, without the prior written consent of the Majority Banks and the Series 1998-1 Letter of Credit Provider, (i) enter into or be a party to any material agreement or instrument other than any CP Program Document or documents and agreements incidental thereto or (ii) amend, modify, waive or give any approval, consent or permission under, any provision of any CP Program Document to which it is a party other than, in the case of the Credit Agreement or the Depositary Agreement, such amendments that relate to minor administrative matters that do not amend or modify (A) the amount or timing of any payments (or priorities for payments) to be made under the CP Program Documents, (B) any rights in the Assigned Collateral (or any priorities or rights or restrictions on encumbrances with respect thereto), or (C) any prohibition or restriction on the incurrence of any Indebtedness under the CP Program Documents. Notwithstanding the foregoing provisions of this Section 8.2.10, DTFC may, at any time and from time to time, without the consent of the Majority Banks, enter into any amendment, supplement or other modification to any CP Program Document, in form and substance satisfactory to the Liquidity Agent, to cure any apparent ambiguity or to correct or supplement any inconsistent provisions therein; provided, however, that (i) any such action shall not have a Material Adverse Effect on the interests of the Liquidity Lenders and (ii) a copy of such amendment, supplement or other modification is furnished to the Liquidity Lenders and each of the Rating Agencies in accordance with the notice provisions hereof not later than ten days prior to the execution thereof.

         SECTION 8.2.11. Other Business. DTFC will not engage in any business or enterprise or enter into any transaction other than the making of advances to RCFC under the Series 1998-1 Notes, the related exercise of its rights as a secured creditor, the issuance of Commercial Paper Notes, the incurrence of Indebtedness under this Liquidity Agreement and the Series 1998-1 Letter of Credit, the incurrence and payment of ordinary course operating expenses and as otherwise contemplated by the CP Program Documents.

         SECTION 8.2.12. Offering Document. DTFC will not include in any offering document for the Commercial Paper Notes any information regarding any Liquidity Lender which was not approved or furnished by such Liquidity Lender.


                                   ARTICLE IX

                     LIQUIDITY AGREEMENT AMORTIZATION EVENTS

         SECTION 9.1. Liquidity Agreement Amortization Event. Each of the following events or occurrences described in this Section 9.1 shall constitute a "Liquidity Agreement Amortization Event".

         SECTION 9.1.1. Non-Payment of Obligations. DTFC shall (a) fail to repay maturing Commercial Paper Notes when due; (b) fail to make a payment on the Scheduled Maturity Date or date of prepayment (as a result of a mandatory prepayment requirement under Section 4.1.2) of principal of any Liquidity Advance on of the date on which such payment is due; or (c) fail to make a payment of any interest on any Liquidity Advance, any fees or any other amounts payable hereunder within three Business Days of the date on which such payment is due.

         SECTION 9.1.2. Breach of Warranty. Any representation or warranty made by DTFC herein or in any other CP Program Document to which it is a party shall have been incorrect in any material respect (to the extent that any such representation or warranty does not incorporate a materiality limitation in its terms) as of the date such representation or warranty is made and, such representation or warranty continues to be incorrect in any material respect (to the extent that any such representation or warranty does not incorporate a materiality limitation in its terms) for a period of 30 days after the earlier of (i) the date on which written notice thereof shall have been given to DTFC by the Liquidity Agent or any Liquidity Lender and (ii) the date on which DTFC obtains actual knowledge thereof, or any certificate, financial statement or any other material writing furnished by DTFC pursuant to this Liquidity Agreement or any such other CP Program Document shall have been incorrect in any material respect when made (or deemed made) and, such certificate, financial statement or other material writing continues to be incorrect in any material respect for a period of 10 days (other than with respect to any Officer's Certificate delivered with respect to the Borrowing Base, for which such period is one Business Day) after the earlier of (a) the date on which written notice thereof shall have been given to DTFC by the Liquidity Agent or any Liquidity Lender and
(b) the date on which DTFC obtains actual knowledge thereof.

         SECTION 9.1.3. Non-Performance of Certain Covenants and Obligations. DTFC shall default in the due performance and observance of any of its Obligations under Section 8.2 and such default shall continue unremedied for a period of ten days after the earlier of (i) the date on which written notice thereof shall have been given to DTFC by the Liquidity Agent or any Liquidity Lender and (ii) the date on which DTFC obtains actual knowledge thereof.

         SECTION 9.1.4. Non-Performance of Other Covenants and Obligations. DTFC shall default in the due performance and observance of any covenant or agreement contained herein or in any other CP Program Document to which it is a party (other than those specified in Sections 9.1.1, 9.1.2 and 9.1.3), and, in the case of defaults other than with respect to Section 8.1.8 or 8.1.9, such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to DTFC by the Liquidity Agent or any Liquidity Lender or, in the case of Section 8.1.8 or 8.1.9, such default shall continue unremedied for a period of 30 days after DTFC initially becomes aware of such failure to perform or comply with such covenant.

         SECTION 9.1.5. Judgments. Any final and unappealable (or, if capable of appeal, such appeal is not being diligently pursued or enforcement thereof has not been stayed) judgment or order for the payment of money in excess of $100,000, shall be rendered against DTFC or RCFC and such judgment or order shall continue unsatisfied and unstayed for a period of 60 days.

         SECTION 9.1.6. Bankruptcy, Insolvency, etc. The occurrence of any Event of Bankruptcy with respect to DTFC, RCFC or the Master Servicer.

         SECTION 9.1.7. Independent Directors. DTFC shall fail to have two or more Independent Directors on its board and such failure shall have continued for a period of 30 days.

         SECTION 9.1.8. Enforceability of or Default under CP Program Documents.
(a) Any of the CP Program Documents or any portion thereof shall not be in full force and effect or enforceable in accordance with its terms or DTFC, RCFC, DTAG or any Manufacturer shall so assert in writing, (b) any Lease Event of Default shall occur under the Master Lease, (c) any Amortization Event with respect to the Series 1998-1 Notes, as defined in Section 8.1 of the Base Indenture and
Section 5.1 of the Series 1998-1 Supplement, shall occur or (d) any Event of Default (as defined in the Credit Agreement) set forth in Sections 9.1.9(a) through (d) of the Credit Agreement shall have occurred or any Event of Default set forth in Section 9.1.9 of the Credit Agreement other than those set forth in Sections 9.1.9(a) through (d) shall have occurred and the Administrative Agent shall have declared all or any portion of the Obligations (as defined in the Credit Agreement) to be due and payable and/or the Commitments (as defined in the Credit Agreement) to be terminated.

         SECTION 9.1.9. Investment Company. DTFC shall have become an "investment company" or shall have become under the "control" of an "investment company" under the Investment Company Act.


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



         SECTION 9.1.10. Program Downgrade. The rating on the Commercial Paper Notes shall have been downgraded to A-2 by S&P, P-2 by Moody's or D-1- by DCR, or less, or withdrawn and all of the Liquidity Lenders shall have a rating of A-1, or better, by S&P, P-1, or better, by Moody's and, if rated by DCR, D-1, or better, by DCR.

         SECTION 9.1.11. Termination of Liquidity Commitments or Reduction of Aggregate Liquidity Commitment. The Liquidity Commitment Termination Date with respect to all Liquidity Lenders shall have occurred or the Aggregate Liquidity Commitment is reduced due to the failure of certain Liquidity Lenders to renew their Liquidity Commitments on any date to 50% or less of the Aggregate Liquidity Commitment in effect immediately prior to such reduction.

         SECTION 9.1.12. Liquidity Advance under Section 3.6.1(b). Liquidity Advances are made pursuant to Section 3.6.1(b).

         SECTION 9.1.13. Series 1998-1 Enhancement Deficiency. A Series 1998-1 Enhancement Deficiency shall occur and continue for at least one (1) Business Day after the Master Servicer obtains actual knowledge thereof; provided, however, that such event or condition shall not be a Liquidity Agreement Amortization Event if within such one (1) Business Day period DTAG shall have taken any of the actions described in the proviso to Section 5.1(a) of the Series 1998-1 Supplement such that the Series 1998-1 Enhancement Deficiency no longer exists and such action is in accordance with the terms of Section 4.7(d)(v) of the Series 1998-1 Supplement.

         SECTION 9.2. Action if Liquidity Agreement Amortization Event. If any Liquidity Agreement Amortization Event set forth in Sections 9.1.1, 9.1.5, 9.1.7, 9.1.9, 9.1.10 or 9.1.11 shall have occurred and be continuing, the Collateral Agent, upon having actual knowledge thereof, without the request or consent of the Liquidity Agent or the Majority Banks, in every such event and at any time thereafter during the continuance of such event, shall, and if any Liquidity Agreement Amortization Event has occurred, the Collateral Agent, at the request or with the consent of the Majority Banks conveyed through the Liquidity Agent, shall, in every such event and at any time thereafter during the continuance of such event, by notice to DTFC and DTAG, at the same or different times, notify the Depositary and the Dealers of the occurrence of such Liquidity Agreement Amortization Event, and instruct DTFC and the Depositary to cease issuing Commercial Paper Notes and the right of DTFC to issue Commercial Paper Notes shall automatically terminate. If any Liquidity Agreement Amortization Event occurs under Section 9.1.6, without giving effect to any grace periods included in the definition of Event of Bankruptcy, the Liquidity Agent will instruct the Depositary and DTFC in writing to cease issuing Commercial Paper Notes. In addition, the Liquidity Agent shall, (i) upon the occurrence of any Liquidity Agreement Amortization Event, terminate the Liquidity Commitments hereunder if such Liquidity Agreement Amortization Event is pursuant to Section 9.1.6 with respect to DTFC; (ii) upon the


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



occurrence of any event specified in Sections 9.1.1 through 9.1.10 at the request, or with the consent, of Liquidity Lenders then holding, in the aggregate, Liquidity Commitments in excess of 50% of the Aggregate Liquidity Commitment (or, if the Aggregate Liquidity Commitment shall have been terminated, Liquidity Lenders then holding, in the aggregate, in excess of 50% of the principal amount of Liquidity Advances then outstanding), by notice to DTFC, declare the aggregate principal amount of any Liquidity Advances then outstanding, together with accrued interest and all fees and other Obligations hereunder, immediately due and payable whereupon all such principal, accrued interest, fees and other Obligations hereunder shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by DTFC; provided, however, that in the case of any Liquidity Agreement Amortization Event under Section 9.1.6 with respect to DTFC, (A) the Liquidity Commitment of each Liquidity Lender shall automatically be terminated and (B) all such principal, interest, fees and other Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by DTFC; (iii) instruct DTFC in writing to cease making Advances under the Series 1998-1 Notes; and (iv) pursue any other right or remedy under this Liquidity Agreement and the other CP Program Documents or under Applicable Law or otherwise.

         SECTION 9.3. Limited Liquidity Agreement Amortization Events. Each of the following events or occurrences described in this Section 9.3 shall constitute a "Limited Liquidity Agreement Amortization Event".

         SECTION 9.3.1. Ineligibility of Manufacturer or Repurchase Program. (a) Any Manufacturer or any Vehicle Disposition Program shall cease to be an Eligible Manufacturer or an Eligible Vehicle Disposition Program, respectively,
(b) any Manufacturer, pursuant to its Vehicle Disposition Program, shall fail to pay an aggregate amount equal to the aggregate amount of repurchase obligations of such Manufacturer under its Vehicle Disposition Program in respect of Group II Vehicles (or such other amount as shall have been agreed to for this purpose by DTFC and the Majority Banks at the time that DTFC proposes such Manufacturer for consideration as an "Eligible Manufacturer" under the CP Program Documents), in each case, owed by it in respect of any Group II Vehicles turned back in accordance with the terms of the related Vehicle Disposition Program and such failure shall continue for 90 days after such aggregate amount shall have become due and payable or (c) any Event of Bankruptcy shall have occurred with respect to any Manufacturer.

         SECTION 9.3.2. Termination of Liquidity Commitment. The Liquidity Commitment of any Liquidity Lender shall have been terminated and DTFC shall have failed to replace any such Liquidity Lender within the time period required by Section 5.9.

         SECTION 9.3.3. Rating Downgrade of Liquidity Lender. A Rating Downgrade below A-2 by S&P, P-2 by Moody's or D-1- by DCR (if rated by DCR) shall occur and be


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



continuing for 60 days (or such other period permitted by the Rating Agencies) with respect to any Liquidity Lender and such Liquidity Lender shall not have been replaced pursuant to Section 5.9 hereof.

           SECTION 9.4. Action Upon Limited Liquidity Agreement Amortization Event.

                  (a) If any Limited Liquidity Agreement Amortization Event set forth in Section 9.3.1 shall have occurred and be continuing with respect to any Manufacturer, DTFC shall not make any further advances under the Series 1998-1 Notes to fund the purchase or financing of Vehicles of such Manufacturer and no Commercial Paper Notes shall be issued to finance any such purchase or financing.

                  (b) If any Limited Liquidity Agreement Amortization Event set forth in Section 9.3.2 shall have occurred and be continuing, then DTFC shall not issue Commercial Paper Notes to the extent that after giving effect to such issuance (and the use of proceeds thereof), the Aggregate Face Amount shall exceed the Program Size (reduced by the aggregate Liquidity Commitments of the Liquidity Lenders that have been terminated).

                  (c) If any Limited Liquidity Agreement Amortization Event set forth in Section 9.3.3 shall have occurred and be continuing, then DTFC shall not issue Commercial Paper Notes to the extent that after giving effect to such issuance (and the use of proceeds thereof), the Aggregate Face Amount shall exceed the Program Size (reduced by the aggregate Liquidity Commitments of the Affected Liquidity Lenders).


                                    ARTICLE X

                               THE LIQUIDITY AGENT

         SECTION 10.1. Actions. Each Liquidity Lender hereby appoints CSFB as its Liquidity Agent under and for purposes of this Liquidity Agreement, the Liquidity Advance Notes and each other CP Program Document. Each Liquidity Lender hereby authorizes the Liquidity Agent to act on behalf of such Liquidity Lender under this Liquidity Agreement, the Liquidity Advance Notes and each other CP Program Document and, in the absence of other written instructions from the Majority Banks received from time to time by the Liquidity Agent (with respect to which the Liquidity Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Liquidity Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Liquidity Lender hereby indemnifies (which indemnity shall survive any termination of this Liquidity Agreement) the Liquidity Agent, pro rata according to such


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



Liquidity Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Liquidity Agent in any way relating to or arising out of this Liquidity Agreement, the Liquidity Advance Notes and any other CP Program Document, including reasonable attorneys' fees (including the allocated costs of in-house counsel), and as to which the Liquidity Agent is not reimbursed by DTFC; provided, however, that no Liquidity Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Liquidity Agent's gross negligence or wilful misconduct. The Liquidity Agent shall not be required to take any action hereunder, under the Liquidity Advance Notes or under any other CP Program Document, or to prosecute or defend any suit in respect of this Liquidity Agreement, the Liquidity Advance Notes or any other CP Program Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Liquidity Agent shall be or become, in the Liquidity Agent's determination, inadequate, the Liquidity Agent may call for additional indemnification from the Liquidity Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 10.2. Collateral Agreement. Without limiting the authorizations otherwise set forth in this Article X, each Liquidity Lender hereby authorizes the Liquidity Agent to execute and deliver the Collateral Agreement and each of the other CP Program Documents as Liquidity Agent and on behalf of such Liquidity Lender, with the same effect as if such Liquidity Lender had executed the Collateral Agreement or such CP Program Document in its own name. Each Liquidity Lender acknowledges that the Collateral Agreement contains certain provisions, including, without limitation, Section 7.02 thereof, which give rise to indemnification obligations in respect of the Collateral Agent on the part of such Liquidity Lender and such Liquidity Lender hereby agrees to be bound by such provisions, as the same may from time to time be modified in accordance with the terms of the Collateral Agreement and this Liquidity Agreement.

         SECTION 10.3. Exculpation. Neither the Liquidity Agent nor any of its directors, officers, employees or agents shall be liable to any Liquidity Lender for any action taken or omitted to be taken by it under this Liquidity Agreement or any other CP Program Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Liquidity Agreement or any other CP Program Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the CP Program Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by DTFC of its Obligations hereunder or under any other CP Program Document. Any such inquiry which may be made by the Liquidity Agent shall not obligate it to make any further inquiry or to take any action. The Liquidity Agent shall be


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



entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Liquidity Agent believes to be genuine and to have been presented by a proper Person. As to any matters not expressly provided for in this Liquidity Agreement or any other CP Program Document, the Liquidity Agent shall not be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks.

         SECTION 10.4. Successor. The Liquidity Agent may resign as such at any time upon at least 30 days' prior written notice to DTFC and all Liquidity Lenders, and the Liquidity Agent may be removed at any time with cause by the Majority Banks. If the Liquidity Agent at any time shall resign or be removed, the Majority Banks may appoint (with, if no Potential Liquidity Agreement Amortization Event or Liquidity Agreement Amortization Event (other than a Scheduled Liquidity Agreement Amortization Event) then exists, the consent of DTFC, which consent shall not be unreasonably withheld or delayed) another Liquidity Lender as a successor Liquidity Agent which shall thereupon become the Liquidity Agent hereunder. If no successor Liquidity Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Liquidity Agent's giving notice of resignation or the Majority Banks' removal of the retiring Liquidity Agent, then the retiring Liquidity Agent may, on behalf of the Liquidity Lenders, appoint a successor Liquidity Agent, which shall be one of the Liquidity Lenders or an Eligible Liquidity Lender. The resignation or removal of the Liquidity Agent shall not become effective until a successor Liquidity Agent has been appointed and shall have accepted such appointment. Upon the acceptance of any appointment as Liquidity Agent hereunder by a successor Liquidity Agent, such successor Liquidity Agent shall be entitled to receive from the retiring Liquidity Agent such documents of transfer and assignment as such successor Liquidity Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Liquidity Agent, and the retiring Liquidity Agent shall be discharged from its duties and obligations under this Liquidity Agreement and all other CP Program Documents. After any retiring Liquidity Agent's resignation or removal hereunder as the Liquidity Agent, the provisions of

                  (a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Liquidity Agent under this Liquidity Agreement; and

                  (b) Section 11.3 and Section 11.4 shall continue to inure to its benefit.

         SECTION 10.5. Liquidity Advances by CSFB. CSFB (and any successor thereto in its capacity as Liquidity Agent, that is also a Liquidity Lender) shall have the same rights and powers with respect to (x) the Liquidity Advances made by it or any of its Affiliates, and (y) the Liquidity Advance Notes held by it or any of its Affiliates as any other Liquidity Lender and may exercise the same as if it were not the Liquidity Agent. CSFB (and such


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



successor) and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with DTFC or any Affiliate of DTFC as if CSFB (and such successor) were not the Liquidity Agent hereunder.

         SECTION 10.6. Credit Decisions. Each Liquidity Lender acknowledges that it has, independently of the Liquidity Agent and each other Liquidity Lender, and based on such Liquidity Lender's review of the financial information of DTFC, RCFC, the Lessees and DTAG, this Liquidity Agreement, the other CP Program Documents (the terms and provisions of which being satisfactory to such Liquidity Lender) and such other documents, information and investigations as such Liquidity Lender has deemed appropriate, made its own credit decision to extend its Liquidity Commitment. Each Liquidity Lender also acknowledges that it will, independently of the Liquidity Agent and each other Liquidity Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Liquidity Agreement or any other CP Program Document.

         SECTION 10.7. Copies, etc. The Liquidity Agent shall give prompt notice to each Liquidity Lender of each notice or request required or permitted to be given to the Liquidity Agent by DTFC pursuant to the terms of this Liquidity Agreement (unless concurrently delivered to the Liquidity Lenders by DTFC). The Liquidity Agent will distribute to each Liquidity Lender each document or instrument received for its account and copies of all other communications received by the Liquidity Agent from DTFC for distribution to the Liquidity Lenders by the Liquidity Agent in accordance with the terms of this Liquidity Agreement.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         SECTION 11.1. Waivers, Amendments, etc. (a) The provisions of this Liquidity Agreement and each other CP Program Document to which DTFC is a party may from time to time be amended, modified or waived, if (i) prior written notice of such amendment, modification or waiver is given to each of the Rating Agencies and the Dealers, (ii) subject to Section 8.2.10 hereof as it relates to amendments of the CP Program Documents other than this Liquidity Agreement, such amendment, modification or waiver is in writing and consented to in writing by DTFC, the Series 1998-1 Letter of Credit Provider and the Majority Banks and
(iii) such amendment, modification or waiver shall not, as evidenced by written confirmation of the Rating Agencies, result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes by the Rating Agencies; provided, however, that such written confirmation and consent will not be required in connection with the extension of a Liquidity Lender's Scheduled Liquidity Commitment Termination Date pursuant


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



to Section 3.5; provided further, however, that any modification of Section 6.3 or this Section 11.1, any requirement hereunder that any particular action be taken by all the Liquidity Lenders or by the Majority Banks or any change in the definition of the term "Required Liquidity Providers", "Borrowing Base Deficiency", "Eligible Manufacturer" (with respect to the Series 1998-1 Notes), "Eligible Vehicle Disposition Program" (with respect to the Series 1998-1 Notes), "Event of Bankruptcy" or "Majority Banks" or any defined term used for the purpose of any such definition shall require the consent of each Liquidity Lender and the Series 1998-1 Letter of Credit Provider; and further provided that any amendment, waiver or other modification that would

                  (i) increase the Liquidity Commitment or the Percentage of any Liquidity Lender or reduce any fees described in Article IV payable to any Liquidity Lender shall require the consent of such Liquidity Lender;

                  (ii) amend the definition of the Scheduled Maturity Date, the Scheduled Liquidity Commitment Termination Date, or the Liquidity Commitment Termination Date shall require the consent of each Liquidity Lender affected thereby;

                  (iii) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Liquidity Advance of any Liquidity Lender (or reduce the principal amount of or rate of interest on any Liquidity Advance of any Liquidity Lender) shall require the consent of each Liquidity Lender affected thereby;

                  (iv) modify or waive the conditions precedent to the effectiveness of this Liquidity Agreement set forth in Article VI shall require the consent of each Liquidity Lender;

                  (v) approve the assignment or transfer by DTFC of any of its rights or Obligations hereunder or under any other CP Program Document to which it is a party except pursuant to the express terms hereof or thereof shall require the consent of each Liquidity Lender;

                  (vi) release any of the Assigned Collateral from the Lien under the Collateral Agreement or the Master Collateral Agency Agreement, or release any obligor under any CP Program Document to which it is a party except pursuant to the express terms of such CP Program Document shall require the consent of each Liquidity Lender, provided, however, that the Master Collateral Agent shall release liens on Group II Vehicles in accordance with the Master Collateral Agency Agreement and the Base Indenture;

                  (vii) affect adversely the interests, rights or obligations of any Liquidity Lender individually in comparison to other Liquidity Lenders shall require the consent of such Liquidity Lender;

                  (viii) affect adversely the interests, rights or obligations of either the Liquidity Agent or the Collateral Agent in its capacity as such shall require the consent of the Liquidity Agent or the Collateral Agent, as the case may be;

                  (ix) amend or otherwise modify any Liquidity Agreement Amortization Event shall require the consent of each Liquidity Lender; or

                  (x) amend or waive any condition precedent to the issuance of the Commercial Paper Notes set forth in Section 2.2 shall require written confirmation from each of S&P, Moody's and DCR that such amendment or waiver will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes by each of S&P, Moody's and DCR.

         (b) Notwithstanding the foregoing provisions of this Section 11.1, DTFC and the Liquidity Agent may, at any time and from time to time, without the consent of the Liquidity Lenders, enter into any amendment, supplement or other modification to this Liquidity Agreement to cure any apparent ambiguity or to correct or supplement any provision in this Liquidity Agreement that may be inconsistent with any other provision herein; provided, however, that (i) any such action shall not have a materially adverse effect on the interests of the Liquidity Lenders and (ii) a copy of such amendment, supplement or other modification is furnished to each Liquidity Lender and each Rating Agency in accordance with the notice provisions hereof not later than ten days prior to the execution thereof by DTFC and the Liquidity Agent.

         (c) To the extent Noteholder consent is required for an amendment or waiver of the provisions of the CP Program Documents such consent with respect to the Series 1998-1 Notes shall be given or withheld by the Collateral Agent in accordance with Section 4.04 of the Collateral Agreement.

         (d) No failure or delay on the part of the Liquidity Agent, any Liquidity Lender or the holder of any Liquidity Advance Note in exercising any power or right under this Liquidity Agreement or any other CP Program Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on DTFC in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Liquidity Agent, any Liquidity Lender or the holder of any Liquidity Advance Note under this Liquidity Agreement or any other CP Program Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No


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



waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 11.2. Notices. All notices, instructions, amendments, waivers, consents and other communications provided to any party hereto under this Liquidity Agreement or any other CP Program Document shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Liquidity Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission. Notices to Standard & Poor's will be sent as follows: Standard & Poor's Ratings Services, 26 Broadway, 15th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department, telephone: (212) 208-8000, telecopier: (212) 412-0225. Notices to Moody's will be sent as follows: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department, Telephone: (212) 553-0300, telecopier: (212) 553-4600. Notices to DCR will be sent as follows: Duff and Phelps Credit Rating Co., 55 East Monroe Street, Suite 3800, Chicago, Illinois,
Attention: John Bella, Telephone: (312) 368- 3100, Telecopier: (312) 263-2852.

         SECTION 11.3. Payment of Costs and Expenses. DTFC agrees to pay on demand all reasonable expenses of the Liquidity Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Liquidity Agent and of local counsel, if any, who may be retained by counsel to the Liquidity Agent) in connection with

                  (a) the negotiation, preparation, execution, delivery and administration of this Liquidity Agreement and of each other CP Program Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Liquidity Agreement or any other CP Program Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated,

                  (b) the filing, recording, refiling or rerecording of the Collateral Agreement and/or any UCC financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Collateral Agreement,

                  (c) the preparation and review of the form of any document or instrument relevant to this Liquidity Agreement or any other CP Program Document,


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



                  (d) the transactions contemplated by this Liquidity Agreement and any of the other CP Program Documents, and

                  (e) the preparation and negotiation of the legal opinions of counsel to each Liquidity Lender, to the extent required by the Rating Agencies, up to $2,500 per Liquidity Lender.

DTFC further agrees to pay, and to save the Liquidity Agent and the Liquidity Lenders harmless from all liability for, (i) any breach by DTFC of any of its Obligations under this Liquidity Agreement, (ii) all reasonable costs incurred by the Liquidity Agent or the Liquidity Lenders in enforcing this Liquidity Agreement against DTFC or its Affiliates and (iii) any stamp, documentary or other taxes which may be payable in connection with the execution or delivery of this Liquidity Agreement, any Borrowing hereunder, or the issuance of the Liquidity Advance Notes or any other CP Program Documents. DTFC also agrees to reimburse the Liquidity Agent or such Liquidity Lender upon demand for all reasonable out-of-pocket expenses incurred by the Liquidity Agent or such Liquidity Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Liquidity Agreement by each Liquidity Lender and the extension of the Liquidity Commitments, DTFC hereby indemnifies and holds the Liquidity Agent and each Liquidity Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Commercial Paper Notes), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Liquidity Advance; or

                  (b) the entering into and performance of this Liquidity Agreement and any other CP Program Document by any of the Indemnified Parties,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct or a breach by such Indemnified Party (or its agents or employees or any other Person under its control) of any of its obligations under this Liquidity Agreement, as determined by a final judgment of a court of competent jurisdiction. If and to the extent that the foregoing


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



undertaking may be unenforceable for any reason, DTFC hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law. The indemnity set forth in this Section 11.4 shall in no event include indemnification for any Taxes (which indemnification is provided in Section 5.6). DTFC shall give notice to the Rating Agencies of any claim for Indemnified Liabilities made under this Section.

         SECTION 11.5. Survival. The Obligations of DTFC under Sections 5.3, 5.4, 5.5, 5.6, 11.3 and 11.4, and the obligations of the Liquidity Lenders under Sections 10.1 and 10.2, shall in each case survive any termination of this Liquidity Agreement, the payment in full of all the Obligations and the termination of all Liquidity Commitments.

         SECTION 11.6. Severability. Any provision of this Liquidity Agreement or any other CP Program Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Liquidity Agreement or such CP Program Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7. Headings. The various headings of this Liquidity Agreement and of each other CP Program Document are inserted for convenience only and shall not affect the meaning or interpretation of this Liquidity Agreement or such other CP Program Document or any provisions hereof or thereof.

         SECTION 11.8. Execution in Counterparts. This Liquidity Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by DTFC and the Liquidity Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 11.9. Governing Law; Entire Agreement. THIS LIQUIDITY AGREEMENT AND EACH OTHER CP PROGRAM DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. This Liquidity Agreement, the Liquidity Advance Notes and the other CP Program Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 11.10. Successors and Assigns. This Liquidity Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:


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



                  (a) DTFC may not assign or transfer its rights or Obligations hereunder, other than pursuant to the Collateral Agreement, without (i) the prior written consent of the Liquidity Agent and all Liquidity Lenders and (ii) written confirmation from each of the Rating Agencies that its then current rating of the Commercial Paper Notes will not be reduced or withdrawn as a result thereof; and

                  (b) the rights of sale, assignment and transfer of the Liquidity Lenders are subject to Section 11.11.

         SECTION 11.11. Sale and Transfer of Liquidity Advances and Notes; Participations in Loans and Notes. Each Liquidity Lender may assign, or sell participations in, its Liquidity Advances and Liquidity Commitment to one or more other Persons in accordance with this Section 11.11.

         SECTION 11.11.1.  Assignments.  (a)  Any Liquidity Lender,

                  (i) with notice to the Dealers, written confirmation from each of the Rating Agencies that its then current rating of the Commercial Paper Notes will not be reduced or withdrawn as a result thereof and the written consent of DTFC (which consent shall not be unreasonably withheld), the Liquidity Agent (which consent shall not be unreasonably withheld) may at any time assign and delegate to an Eligible Liquidity Lender, and

                  (ii) with ten days' prior notice to the Rating Agencies, DTFC, the Liquidity Agent and the Dealers, may assign and delegate to any of its Affiliates with a credit rating assigned to its short-term obligations by each Rating Agency that is not lower than the rating then assigned by such Rating Agency to the Commercial Paper Notes, and with the written consent of DTFC (which consent shall not be unreasonably withheld) may at any time assign and delegate to any other Liquidity Lender

(each Person described in either of the foregoing clauses as the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Liquidity Lender's total Liquidity Advances and Liquidity Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Liquidity Lender's Liquidity Advances and Liquidity Commitment) in a minimum aggregate amount of $5,000,000; provided, however, that (x) any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of Section 5.6 and (y) the minimum aggregate amount of total Liquidity Commitment and Liquidity Advances, if any, retained by such Liquidity Lender shall be $5,000,000; provided further, however, that, DTFC and the Liquidity Agent shall be entitled to continue to deal solely and directly with such Liquidity Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (A) such Assignee Lender shall have executed and delivered to DTFC and the Liquidity Agent a Liquidity Lender Assignment Agreement, accepted by the Liquidity Agent;

                  (B) the processing fees described below shall have been paid; and

                  (C) such Assignee Lender shall have delivered an opinion of counsel acceptable to the Rating Agencies regarding the enforceability of such Assignee Lender's Liquidity Commitment.

From and after the date that the Liquidity Agent accepts such Liquidity Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Liquidity Lender Assignment Agreement, shall have the rights and obligations of a Liquidity Lender hereunder and under the other CP Program Documents, and (y) the assignor Liquidity Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Liquidity Lender Assignment Agreement, shall be released from its obligations hereunder and under the other CP Program Documents. Within five Business Days after its receipt of notice that the Liquidity Agent has received an executed Liquidity Lender Assignment Agreement, DTFC shall, upon receipt of the Liquidity Advance Notes evidencing such assignor Liquidity Lender's Liquidity Advance and Liquidity Commitment, execute and deliver to the Liquidity Agent (for delivery to the relevant Assignee Lender) new Liquidity Advance Notes evidencing such Assignee Lender's assigned Liquidity Advances and Liquidity Commitment and, if the assignor Liquidity Lender has retained a portion of its Liquidity Advances and Liquidity Commitment hereunder, replacement Liquidity Advance Notes in the principal amount of the Liquidity Advances and Liquidity Commitment so retained by the assignor Liquidity Lender hereunder (such Liquidity Advance Notes to be in exchange for, but not in payment of, those Liquidity Advance Notes then held by such assignor Liquidity Lender). Each such Liquidity Advance Note shall be dated the date of the predecessor Liquidity Advance Notes. The assignor Liquidity Lender shall mark the predecessor Liquidity Advance Notes "exchanged" and deliver them to DTFC. Accrued interest on that part of the predecessor Liquidity Advance Notes evidenced by the new Liquidity Advance Notes, and accrued fees, shall be paid as provided in the Liquidity Lender Assignment Agreement. Accrued interest on that part of the predecessor Liquidity Advance Notes evidenced by the replacement Liquidity Advance Notes shall be paid to the assignor Liquidity Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Liquidity Advance Notes and in this Liquidity Agreement. Such assignor Liquidity Lender or such Assignee Lender must also pay a processing fee to the Liquidity Agent upon delivery of any Liquidity Lender Assignment Agreement in the amount of $2,500. Such assignor Liquidity Lender and such Assignee Lender (and not DTFC) shall pay any legal expenses incurred by the Liquidity Agent in the review, documentation and closing of such assignment. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void.

         (b) Notwithstanding any other provision set forth in this Liquidity Agreement, any Liquidity Lender may at any time create a security interest in all or any portion of its rights under this Liquidity Agreement (including, without limitation, the Liquidity Advances owing to it and the Liquidity Advance Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         SECTION 11.11.2. Participations. Any Liquidity Lender may at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and financial institutions being herein called a "Liquidity Participant") participating interests in any of the Liquidity Advances, Liquidity Commitment or other interests of such Liquidity Lender hereunder; provided, however, that

                  (a) no participation contemplated in this Section 11.11.2 shall relieve such Liquidity Lender from its Liquidity Commitment or its other obligations hereunder or under any other CP Program Document to which such Liquidity Lender is a party;

                  (b) each participation shall be in a minimum aggregate amount of $5,000,000 or a smaller amount as may be agreed to by DTFC and the Liquidity Agent;

                  (c) such Liquidity Lender shall remain solely responsible for the performance of its Liquidity Commitment and such other obligations;

                  (d) DTFC and the Liquidity Agent shall continue to deal solely and directly with such Liquidity Lender in connection with such Liquidity Lender's rights and obligations under this Liquidity Agreement and each of the other CP Program Documents to which such Liquidity Lender is a party;

                  (e) no Liquidity Participant, unless such Liquidity Participant is an Affiliate of such Liquidity Lender, or is itself a Liquidity Lender, shall be entitled to require such Liquidity Lender to take or refrain from taking any action hereunder or under any other CP Program Document, except that such Liquidity Lender may agree with any Liquidity Participant that such Liquidity Lender will not, without such Liquidity Participant's consent, take any actions of the type described in the first proviso of Section 11.1(a) or clauses (i) through (vii) and clauses (ix) and (x) of Section 11.1(a);

                  (f) DTFC shall not be required to pay any amount under this Liquidity Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold; and

                  (g) such Liquidity Lender shall comply with any obligation to withhold taxes or any filing or reporting requirements imposed under Applicable Law relating to such Liquidity Participant and DTFC and Liquidity Agent shall continue to deal solely and directly with such Liquidity Lender in connection with such matters.

DTFC acknowledges and agrees that, to the extent permitted by Applicable Law, each Liquidity Participant, subject to clauses (d) and (f) above, for purposes of Sections 5.3, 5.4, 5.5, 5.6, 5.8, 11.3, 11.4, 11.13 and 11.16 shall be considered a Liquidity Lender; provided, that no Liquidity Participant shall be entitled to receive any greater payment under Section 5.3, 5.4 or 5.5 than the Liquidity Lender that transferred such rights to such Liquidity Participant would have been entitled to receive with respect to such rights, unless such transfer is made with DTFC's prior written consent. No Liquidity Participant shall have direct rights against DTFC.

         SECTION 11.12. Other Transactions. Nothing contained herein shall preclude the Liquidity Agent or any other Liquidity Lender from engaging in any transaction, in addition to those contemplated by this Liquidity Agreement or any other CP Program Document, with DTFC or any of its Affiliates in which DTFC or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 11.13. Bankruptcy Petition Against DTFC. The Liquidity Agent and each Liquidity Lender hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Commercial Paper Notes Outstanding, it will not institute against, or join any other Person in instituting against, DTFC or RCFC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that any Liquidity Lender takes action in violation of this Section 11.13, DTFC agrees, for the benefit of the Holders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Liquidity Lender against DTFC or the commencement of such action and raise the defense that such Liquidity Lender has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert; and such Liquidity Lender acting in violation of this Section 11.13 shall be liable for and pay the costs and expenses of DTFC incurred in connection therewith. The provisions of this
Section 11.13 shall survive the termination of this Liquidity Agreement, and, with respect to the Liquidity Agent, the resignation or removal of the Liquidity Agent and, with respect to any Liquidity Lender, the replacement of such Liquidity Lender.

         SECTION 11.14. Limited Recourse to DTFC; No Recourse. (a) The Liquidity Agent and each Liquidity Lender agree that the Obligations of DTFC to the Liquidity Agent and such Liquidity Lender hereunder shall be payable in the order and priority set forth in Section 2.01 and 5.02(b), as applicable, of the Collateral Agreement. Such Obligations shall be due and payable only to the extent that DTFC's Assets and the Series 1998-1 Letter of Credit are sufficient to pay such Obligations. No claims of the Liquidity Agent or any Liquidity Lender arising under or in connection with the Collateral Agreement are intended to be impaired or waived by this Section 11.14(a).

         (b) Without limitation to the Obligations of DTFC hereunder, no recourse shall be had for the payment of any amount owing in respect of Liquidity Advances or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Liquidity Agreement, the Liquidity Advance Notes or any other CP Program Document against any stockholder, employee, officer, director, Affiliate or incorporator of DTFC based on their status as such or their actions in connection therewith. The provisions of this Section 11.14(b) shall survive the termination of this Liquidity Agreement, and with respect to the Liquidity Agent the resignation or removal of the Liquidity Agent and with respect to any Liquidity Lender the replacement of such Liquidity Lender.

         SECTION 11.15. Survival of Representations and Warranties. All covenants, agreements, representations and warranties made by DTFC herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Liquidity Agreement or any other CP Program Document shall be considered to have been relied upon by the Liquidity Lenders and shall survive the execution and delivery of this Liquidity Agreement and the making by the Liquidity Lenders of the Liquidity Advances, and the execution and delivery to the Liquidity Lenders of the Liquidity Advance Notes evidencing such Liquidity Advances, regardless of any investigation made by the Liquidity Lenders or on their behalf and shall continue so long as and until such time as all Obligations hereunder and all Indebtedness under the Commercial Paper Notes shall have been paid in full and the Liquidity Lenders no longer have any Liquidity Commitments hereunder.

         SECTION 11.16. Confidentiality. Each Liquidity Lender agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of DTFC or DTAG, other than (a) to the Liquidity Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process of which DTFC or DTAG, as the case may be, has knowledge (and DTFC and DTAG shall be deemed to have knowledge of any general requirement that a Liquidity Lender disclose Confidential Information to bank examiners or other regulatory agencies having jurisdiction over the Liquidity Lender); provided that a Liquidity Lender may disclose Confidential Information as required by any law, rule or regulation or judicial process of which DTFC or DTAG, as the case may be, does not have knowledge if such Liquidity Lender is prohibited by law from disclosing such requirement to DTFC or DTAG, as the case may be, or (c) in the course of litigation with DTFC or DTAG, the Liquidity Agent or any other Liquidity Lender.

         "Confidential Information" means information that DTFC or DTAG furnishes to a Liquidity Lender on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a disclosure by any Liquidity Lender or other Person to which a Liquidity Lender delivered such information or that is or becomes available to such Liquidity Lender from a source other than DTFC or DTAG, provided that such source is not (1) known to such Liquidity Lender to be bound by a confidentiality agreement with DTFC or DTAG, as the case may be, or (2) known to such Liquidity Lender to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

         SECTION 11.17. Jurisdiction; Consent to Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST DTFC OR ANY LIQUIDITY LENDER WITH RESPECT TO THIS LIQUIDITY AGREEMENT OR ANY OTHER CP PROGRAM DOCUMENT MAY BE BROUGHT IN ANY STATE OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS LIQUIDITY AGREEMENT, DTFC AND THE LIQUIDITY LENDERS EACH ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS LIQUIDITY AGREEMENT. DTFC DESIGNATES AND APPOINTS CT CORPORATION, 1633 BROADWAY, NEW YORK, NEW YORK 10019, AND EACH LIQUIDITY LENDER DESIGNATES AND APPOINTS ITS UNITED STATES DOMESTIC OFFICE SPECIFIED ON THE SIGNATURE PAGES HEREOF, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY DTFC OR SUCH LIQUIDITY LENDER IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY DTFC AND EACH LIQUIDITY LENDER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO DTFC OR SUCH LIQUIDITY LENDER SO SERVED AT ITS ADDRESS PROVIDED IN THE APPLICABLE SIGNATURE PAGE HERETO, EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY DTFC OR SUCH LIQUIDITY LENDER REFUSES TO ACCEPT SERVICE, DTFC AND EACH LIQUIDITY LENDER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY

LIQUIDITY LENDER OR THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST DTFC IN THE COURTS OF ANY OTHER JURISDICTION.

         SECTION 11.18. Waiver of Jury Trial. THE LIQUIDITY AGENT, THE LIQUIDITY LENDERS AND DTFC HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LIQUIDITY AGREEMENT OR ANY OTHER CP PROGRAM DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL AGENT, THE LIQUIDITY LENDERS OR DTFC IN CONNECTION HEREWITH OR THEREWITH. DTFC ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER CP PROGRAM DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LIQUIDITY AGENT AND THE LIQUIDITY LENDERS ENTERING INTO THIS LIQUIDITY AGREEMENT AND EACH SUCH OTHER CP PROGRAM DOCUMENT.

         SECTION 11.19. Waiver of Set-Off. Each Liquidity Lender hereby waives and relinquishes any right that it has or may have to set-off or to exercise any banker's lien or any right of attachment or garnishment with respect to any funds at any time and from time to time on deposit in, or otherwise to the credit of, any account and any claims of DTFC therein or with respect to any right to payment from DTFC, it being understood, however, that nothing contained in this Section 11.19 shall, or is intended to, derogate from the assignment and security interest granted to the Collateral Agent under the Collateral Agreement or impair any rights of the Liquidity Lenders, the Liquidity Agent or the Collateral Agent thereunder.

                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Liquidity Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       DOLLAR THRIFTY FUNDING CORP.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       Address:    5330 East 31st Street
                                                   Tulsa, Oklahoma  74135


                                       Attention:  Michael H. McMahon

                                       Facsimile No.: (918) 669-2925

                                       Telephone No.: (918) 669-3914



                                       CREDIT SUISSE FIRST BOSTON
                                       as Liquidity Agent


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       Address: Eleven Madison Avenue
                                                New York, New York 10010-3629

                                       Attention:  Asset Finance Department

                                       Facsimile No.: (212) 325-6677

                                       Telephone No.: (212) 325-9078

LIQUIDITY COMMITMENT                   LIQUIDITY LENDER




                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       Domestic
                                       Office:


                                       Attention:

                                       Facsimile No.:

                                       Telephone No.:


                                       Eurodollar
                                       Office:


                                       Attention:

                                       Facsimile No.:

                                       Telephone No.:

                                                                       EXHIBIT A
                                                                          TO THE
                                                             LIQUIDITY AGREEMENT



                         FORM OF LIQUIDITY ADVANCE NOTE


$[  ]                                                              March 4, 1998


FOR VALUE RECEIVED, the undersigned, DOLLAR THRIFTY FUNDING CORP., an Oklahoma corporation ("DTFC"), promises to pay to the order of [ ] (the "Liquidity Lender") for the account of its applicable lending office specified in the books and records of the Liquidity Agent for Eurodollar Advances and Base Rate Advances (as such terms are defined in the Liquidity Agreement referred to below) the principal sum of [ ] DOLLARS ($[ ]) or, if less, the aggregate unpaid principal amount of all Liquidity Advances shown on the schedule attached hereto (and any continuation thereof) made by the Liquidity Lender pursuant to that certain Liquidity Agreement, dated as of March __, 1998 (together with all amendments, supplements, amendments and restatements and other modifications, if any, from time to time thereafter made thereto in accordance with the terms thereof, the "Liquidity Agreement"), among DTFC, the various financial institutions (including the Liquidity Lender) as are or may become parties thereto (collectively, the "Liquidity Lenders") and Credit Suisse First Boston, as liquidity agent (in such capacity, the "Liquidity Agent") for the Liquidity Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Definitions List annexed as Annex A to the Liquidity Agreement.

DTFC also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Liquidity Agreement.

Payments of both principal and interest are to be made in lawful money of the United States in same day or immediately available funds to the account designated by the Liquidity Agent pursuant to the Liquidity Agreement.

This Liquidity Advance Note is one of the Liquidity Advance Notes referred to in, and evidences indebtedness incurred under, the Liquidity Agreement, which indebtedness is secured pursuant to the Collateral Agreement to which reference is made for a description of the security for this Liquidity Advance Note, and reference is made to the Liquidity Agreement for a statement of the terms and conditions on which DTFC is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Liquidity Advance Note and on which such Indebtedness may be declared to be immediately due and payable.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS LIQUIDITY ADVANCE NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.




                                       DOLLAR THRIFTY FUNDING CORP.



                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                          LOANS AND PRINCIPAL PAYMENTS



========================================================================================================
            Amount of Loan                   Amount of Principal  Unpaid Principal
                 Made                              Repaid             Balance
           -----------------                 -------------------  ----------------
                       Euro-      Interest               Euro-              Euro-
           Base       dollar     Period (if     Base    dollar    Base     dollar               Notation
Date       Rate        Rate      applicable)    Rate     Rate     Rate      Rate      Total     Made By
========================================================================================================

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

========================================================================================================

                                                                       EXHIBIT B
                                                                          TO THE
                                                                       LIQUIDITY
                                                                       AGREEMENT


                            FORM OF BORROWING REQUEST


Credit Suisse First Boston
as Liquidity Agent
Eleven Madison Avenue
New York, New York 10010-3629


Attention: [        ]


         Re: Dollar Thrifty Funding Corp.

Gentlemen and Ladies:

         This Borrowing Request is delivered to you pursuant to Section[s] [3.6.1] [3.6.2] of that certain Liquidity Agreement, dated as of March 4, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof or, the "Liquidity Agreement"), among Dollar Thrifty Funding Corp. ("DTFC"), an Oklahoma corporation, certain financial institutions as are or may become parties thereto (collectively, the "Liquidity Lenders") and Credit Suisse First Boston, as liquidity agent (in such capacity, the "Liquidity Agent") for the Liquidity Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Definitions List annexed as Annex A to the Liquidity Agreement.

         DTFC hereby requests that a [Refunding] [Swing Line] Advance be made in the aggregate principal amount of $_________ on _____________, 19__ as a [Base Rate Advance] [Eurodollar Advance] having an Interest Period of __ month(s)].

         DTFC agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Liquidity Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Liquidity Agent shall receive written notice to the contrary from DTFC, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

         Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

                 Person to be Paid
Amount to be     Names Address, etc.                  Account No.
Transferred      Name                                 of Transferee Lender

$
 -----------     ----------------------------------   -------------------------

                 ----------------------------------

                 Attention:
                           ----------------------------------------------------
$
 -----------     ----------------------------------   -------------------------

                 ----------------------------------

                 Attention:
                           ----------------------------------------------------

Balance of       DTFC
such proceeds              ------------------------   -------------------------

                 ----------------------------------

                 Attention:
                           ----------------------------------------------------

    [DTFC] or [_____________, as Attorney-in-Fact for DTFC],has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________, 19__.


                                       DOLLAR THRIFTY FUNDING CORP.

                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT C
                                                                          TO THE
                                                                       LIQUIDITY
                                                                       AGREEMENT



                     FORM OF CONTINUATION/CONVERSION NOTICE



Credit Suisse First Boston
as Liquidity Agent
Eleven Madison Avenue
New York, New York 10010-3629


Attention: [                 ]


                          DOLLAR THRIFTY FUNDING CORP.

Gentlemen and Ladies:

    This Continuation/Conversion Notice is delivered to you pursuant to Section
3.8 of that certain Liquidity Agreement, dated as of March 4, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the "Liquidity Agreement"), among Dollar Thrifty Funding Corp., an Oklahoma corporation ("DTFC"), the various financial institutions as are or may become parties thereto (collectively, the "Liquidity Lenders") and Credit Suisse First Boston as liquidity agent (in such capacity, the "Liquidity Agent") for the Liquidity Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Definitions List, annexed as Annex A to the Liquidity Agreement.

    DTFC hereby requests that on ____________, 19__,

                  (1) $ of the presently outstanding principal amount of the [Refunding] [Swing Line] Advances originally made on ____________, 19__, which are presently being maintained as [Base Rate Advances] [Eurodollar Advances],

                  (2)      be [converted into] [continued as],

                  (3) [Base Rate Advances having an Interest Period of ______] [Eurodollar Advances having an Interest Period of ______].

(1) DTFC hereby:

                  (a) certifies and warrants that no Liquidity Agreement Amortization Event has occurred and is continuing; and

                  (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Liquidity Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Liquidity Agent shall receive written notice to the contrary from DTFC, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

         DTFC has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ___ day of __________________, 19__.



                                       DOLLAR THRIFTY FUNDING CORP.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

--------
(1) Use only if converting into or continuing as Eurodollar Advances.

                                                                       EXHIBIT D
                                                                          TO THE
                                                                       LIQUIDITY
                                                                       AGREEMENT

                  FORM OF LIQUIDITY LENDER ASSIGNMENT AGREEMENT


To:      Dollar Thrifty Funding Corp.
         5330 East 31st Street
         Tulsa, Oklahoma 74135
         Attention:

         Credit Suisse First Boston,
         as Liquidity Agent
         Eleven Madison Avenue
         New York, New York  10010-3629
         Attention:

                          DOLLAR THRIFTY FUNDING CORP.


Gentlemen and Ladies:

         We refer to that certain Liquidity Agreement, dated as of March 4, 1998 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the "Liquidity Agreement"), among Dollar Thrifty Funding Corp., an Oklahoma corporation ("DTFC"), certain financial institutions as are or may become parties thereto (collectively, the "Liquidity Lenders") and Credit Suisse First Boston, as liquidity agent (in such capacity the "Liquidity Agent") for the Liquidity Lenders. As used in this letter unless the context requires a different meaning, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions List, annexed to the Liquidity Agreement as Annex A thereto, as in effect on the date thereof and as such Annex A may be amended, supplemented or otherwise modified in accordance with the terms of the Liquidity Agreement.

         This liquidity agreement is delivered to you pursuant to clause (a) of
Section 11.11.1 of the Liquidity Agreement, and constitutes notice to each of you, of the assignment and delegation to _______________ (the "Assignee") of ___% (which is $_________) of the Liquidity Commitment of _____________ (the "Assignor") and $________ of the Liquidity Advances of the Assignor (such assigned Liquidity Commitment and Liquidity Advances being collectively referred to herein as the "Assigned Share"), outstanding under the Liquidity

Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, (i) the Liquidity Commitments of the Assignor and the Assignee for the purposes of the Liquidity Agreement shall be as set forth on the signature pages hereof and (ii) the Assignor shall be in compliance with the requirements of Section 11.11.1.

         The Assignee hereby acknowledges and confirms that (i) it has received a copy of the Liquidity Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Liquidity Agreement as a condition to the making of the effectiveness thereof and (ii) it has made, independently and without reliance upon the Assignor, the Liquidity Agent or any Liquidity Lender, and based upon such financial statements and other documents and information as it has deemed appropriate, its own credit analysis and decision to enter into this Liquidity Lender Assignment Agreement. The Assignee further confirms and agrees that in becoming a Liquidity Lender and in making its Liquidity Commitment and Liquidity Advances under the Liquidity Agreement, such actions have and will be made without recourse to, or representation or warranty by, the Liquidity Agent or any other Liquidity Lender.

         Except as otherwise provided in the Liquidity Agreement, effective upon the date the Liquidity Agent accepts the Liquidity Lender Assignment Agreement (the "Assignment Effective Date"),

                  (a) the Assignee

                           (i) shall be deemed automatically to have become a
                  party to the Liquidity Agreement and to have all the rights and obligations of a "Liquidity Lender" under the Liquidity Agreement and the other CP Program Documents as if it were an original signatory thereto or beneficiary thereof to the extent of the Assigned Share; and

                           (ii) agrees to be bound by the terms and conditions
                  set forth in the Liquidity Agreement and the other CP Program Documents as if it were an original signatory thereto;

                  (b) the Assignor shall be released from its obligations under the Liquidity Agreement and the other CP Program Documents to the extent of the Assigned Share; and

                  (c) the Liquidity Agent shall make all payments in respect of the Assigned Share (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee.

          The Assignee and the Assignor will make all appropriate adjustments with respect to the payment of all accrued and unpaid interest on the Liquidity Advances prior to the Assignment Effective Date pursuant to the terms of a separate agreement between the Assignor and the Assignee.

         The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Liquidity Agent the processing fee referred to in
Section 11.11.1 of the Liquidity Agreement upon the delivery hereof.

         The Assignee hereby advises each of you of the following administrative details with respect to the assigned Commitment and Liquidity Advances and requests the Liquidity Agent to acknowledge receipt of this document:

         (A)      Address for Notices:

                  Institution Name:

                  Attention:

                  Domestic Office:

                  Telephone:

                  Facsimile:

                  Eurodollar Office:

                  Telephone:

                  Facsimile:

         (B)      Payment Instructions:

         The Assignee agrees to furnish the tax form(s) required by Section 5.6 (if so required) of the Liquidity Agreement no later than the date of acceptance hereof by the Liquidity Agent.

         This Liquidity Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Adjusted Liquidity Commitment and
Amount of Liquidity Advances
                                                [ASSIGNOR]

Commitment

$_________                             By:_______________________
                                          Title:

                                                [ASSIGNEE]

Commitment

$_________                             By:_______________________
                                          Title:

Acknowledged and Agreed:

CREDIT SUISSE FIRST BOSTON,
  as Liquidity Agent



By:___________________________
   Name:
   Title:


DOLLAR THRIFTY FUNDING CORP.


By:___________________________
   Name:
   Title:

                                                                       EXHIBIT E
                                                                          TO THE
                                                             LIQUIDITY AGREEMENT

                      FORM OF DOLLAR THRIFTY FUNDING CORP.
                            CLOSING DATE CERTIFICATE


         The undersigned, the ____________ of Dollar Thrifty Funding Corp., an Oklahoma corporation ("DTFC"), pursuant to Section 6.1.11 of that certain Liquidity Agreement, dated as of March 4, 1998 (the "Liquidity Agreement"), among DTFC, certain financial institutions which are or may become party thereto and Credit Suisse First Boston, as liquidity agent, does hereby certify that as of the date hereof:

         1. The representations and warranties of DTFC in each of the CP Program Documents to which DTFC is a party are true and correct (in all material respects to the extent such representations and warranties do not incorporate a materiality limitation in their terms) on the date hereof as though made on and as of the date hereof. DTFC has duly performed, in all material respects, all obligations required to be performed by it on or prior to the date hereof, and has satisfied, in all material respects, all conditions to be satisfied by it, in each case, pursuant to the terms of each of the CP Program Documents to which DTFC is a party.

         2. No Liquidity Agreement Amortization Event, Limited Liquidity Agreement Amortization Event or, to the best of the undersigned's knowledge, Potential Liquidity Agreement Amortization Event, has occurred and is continuing.

         Capitalized terms used herein and not defined herein shall have the meaning assigned to such terms in the Definitions List, annexed as Annex A to the Liquidity Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this __ day of March ___, 1998.

                                       DOLLAR THRIFTY FUNDING CORP.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT F
                                                                          TO THE
                                                             LIQUIDITY AGREEMENT

                     FORM OF LIQUIDITY COMMITMENT AGREEMENT


To:      Dollar Thrifty Funding Corp.
         5330 East 31st Street
         Tulsa, Oklahoma 74135
         Attention:


         Credit Suisse First Boston
         as Liquidity Agent
         Eleven Madison Avenue
         New York, New York  10010-3629
         Attention:


                          DOLLAR THRIFTY FUNDING CORP.


Gentlemen and Ladies:

         We refer to that certain Liquidity Agreement, dated as of March 4, 1998 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the "Liquidity Agreement"), among Dollar Thrifty Funding Corp., an Oklahoma corporation ("DTFC"), certain financial institutions as are or may become parties thereto (collectively, the "Liquidity Lenders") and Credit Suisse First Boston, as liquidity agent (in such capacity the "Liquidity Agent") for the Liquidity Lenders. As used in this letter unless the context requires a different meaning, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions List, annexed to the Liquidity Agreement as Annex A thereto, as in effect on the date thereof and as such Annex A may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         This liquidity agreement is delivered to you pursuant to clause (b) of
Section 3.4 of the Liquidity Agreement, and constitutes notice to each of you, of the [increase of the Liquidity Lender Commitment of ________ (the "Existing Bank")] [addition of _________________ as an Eligible Liquidity Lender (the "New Bank")]. The [Existing Bank] [New Bank] desires to assume a Liquidity Commitment on the Commitment Effective Date (as defined below) such that after giving effect to the assumption hereinafter provided, the [Existing Bank] [New Bank]'s Liquidity Commitment shall equal $ and its Percentage of the Aggregate Liquidity Commitment (as such Aggregate Liquidity Commitment is increased by such [increase in] [additional] Liquidity Commitment) shall equal % (such new Liquidity Commitment is referred to herein as the "New Share"). After giving effect to the [increase of the Existing Bank's Liquidity Commitment][addition of the New Bank] the Liquidity Commitment of the [Existing Bank][New Bank] for the purposes of the Liquidity Agreement shall be as set forth on the signature pages hereof.

         The [Existing Bank][New Bank] hereby acknowledges and confirms that (i) it has received a copy of the Liquidity Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Liquidity Agreement as a condition to the making of the effectiveness thereof and (ii) it has made, independently and without reliance upon the Liquidity Agent or any Liquidity Lender, and based upon such financial statements and other documents and information as it has deemed appropriate, its own credit analysis and decision to enter into this Liquidity Commitment Agreement. The [Existing Bank][New Bank] further confirms and agrees that [by increasing and making] [in becoming a Liquidity Lender and in making] its Liquidity Commitment and Liquidity Advances under the Liquidity Agreement, such actions have and will be made without recourse to, or representation or warranty by, the Liquidity Agent or any other Liquidity Lender.

         Except as otherwise provided in the Liquidity Agreement, effective upon the date the Liquidity Agent and DTFC accept this Liquidity Commitment Agreement (the "Commitment Effective Date"), the [Existing Bank][New Bank]:

         (a) hereby assumes the New Share and shall be deemed automatically to have become a party to the Liquidity Agreement and to have all the rights and obligations of a "Liquidity Lender" under the Liquidity Agreement and the other CP Program Documents as if it were an original signatory thereto or beneficiary thereof to the extent of the New Share; and

         (b) agrees to be bound by the terms and conditions set forth in the Liquidity Agreement and the other CP Program Documents as if it were an original signatory thereto.

         The [Existing Bank][New Bank] hereby agrees that the [Existing Bank][New Bank] will pay to the Liquidity Agent the processing fee referred to in Section 11.11.1 of the Liquidity Agreement upon the delivery hereof.

         The [Existing Bank][New Bank] hereby advises each of you of the following administrative details with respect to the [increase of the Existing Banks Liquidity Commitment][addition of the New Bank] and requests the Liquidity Agent to acknowledge receipt of this document:

         (A)      Address for Notices:

                  Institution Name:

                  Attention:

                  Domestic Office:

                  Telephone:

                  Facsimile:

                  Eurodollar Office:

                  Telephone:

                  Facsimile:

         (B)      Payment Instructions:


         The [Existing Bank][New Bank] agrees to furnish the tax form(s) required by Section 5.6 (if so required) of the Liquidity Agreement no later than the date of acceptance hereof by the Liquidity Agent.

         This Liquidity Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Adjusted] Liquidity Commitment and        [Existing Bank][New Bank]
Amount of Liquidity Advances


Commitment                                 [Name of [Existing Bank] [New Bank]]

$_________                                 By: _______________________
                                               Title:

Acknowledged and Agreed:

CREDIT SUISSE FIRST BOSTON, as Liquidity Agent



By:__________________________________
   Name:
   Title:



DOLLAR THRIFTY FUNDING CORP.


By:__________________________________
   Name:
   Title:

                                                                       EXHIBIT G
                                                                          TO THE
                                                                       LIQUIDITY
                                                                       AGREEMENT


                     FORM OF U.S. TAX COMPLIANCE CERTIFICATE

         Reference is made to the Liquidity Agreement (as amended, supplemented, waived or otherwise modified from time to time, the "Liquidity Agreement"), dated as of March 4, 1998 among Dollar Thrifty Funding Corp., an Oklahoma corporation ("DTFC"), certain financial institutions as are or may become parties thereto (collectively, the "Liquidity Lenders") and Credit Suisse First Boston, as liquidity agent (in such capacity the "Liquidity Agent") for the Liquidity Lenders. The undersigned hereby certifies that:

         (1) The undersigned is the beneficial owner of the Liquidity Advance(s) (as well as any Liquidity Advance Note(s) evidencing such Liquidity Advance(s)) registered in its name;

         (2) The income from the Liquidity Advance(s) held by the undersigned is not effectively connected with the conduct of a trade or business within the United States; and

         (3) The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code")), is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or any qualification for any exemption from any tax, securities law or other legal requirements.

         We have furnished you with a certificate of our non-U.S. status on Internal Revenue Service Form W-8. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall so inform DTFC (for the benefit of DTFC and the Liquidity Agent) in writing within thirty days of such change and (2) the undersigned shall furnish to DTFC (for the benefit of DTFC and the Liquidity Agent) a properly completed and currently effective certificate in either the calendar year in which payment is to be made by DTFC to the undersigned, or in either of the two calendar years preceding such payment.

           Unless otherwise defined herein, terms defined in the Liquidity Agreement or in the Definitions List attached as Annex A to the Liquidity Agreement, as applicable, and used herein shall have the meanings given to them in the Liquidity Agreement or in the Definitions List attached as Annex A to the Liquidity Agreement, as applicable .


           [NAME OF LIQUIDITY LENDER]



           By:_______________

           [Address]


Dated: __________, 199_

                                                                         ANNEX A
                                                                          TO THE
                                                             LIQUIDITY AGREEMENT



                                DEFINITIONS LIST

                            Dated as of March 4, 1998



           "Accounts" is defined in Section 5.01 of the Collateral Agreement.

           "Advance" has the meaning set forth in paragraph 2 of the preamble to the Note Purchase Agreement.

           "Affected Liquidity Lender" is defined in clause (a) of Section 5.9 of the Liquidity Agreement.

           "Affiliate" means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" means (a) the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise or (b) beneficial ownership of 10% or more of the voting common equity of a Person; and "controlled" and "controlling" have meanings correlative to the foregoing.

           "Aggregate Face Amount" means, on any date, with respect to Commercial Paper Notes issued at a discount, the aggregate face amount of all such Commercial Paper Notes Outstanding on such date and, with respect to interest bearing Commercial Paper Notes, the aggregate face amount of all such Commercial Paper Notes Outstanding on such date plus the accrued and unpaid interest thereon and interest that will accrue prior to maturity.

           "Aggregate Liquidity Commitment" means, as of any date of determination, the sum of the Liquidity Lenders' Liquidity Commitments on such date.

           "Aggregate Outstanding CP" means, as of any date, the Aggregate Face Amount of Commercial Paper Notes Outstanding on such date, net of any amounts on deposit on such date in the Collateral Account and/or the Commercial Paper Account and/or the Termination Advance Account, set aside for the repayment of the principal of, or interest on, Commercial Paper Notes.

           "Aggregate Outstandings" means, as of any date, the sum of (i) the aggregate principal amount of and accrued interest on all Liquidity Advances Outstanding on such date, (ii) the aggregate principal amount of and accrued interest on LOC Liquidity Disbursements Outstanding on such date and (iii) the Aggregate Outstanding CP on such date, net of any amounts on deposit on such date in the Collateral Account set aside for the repayment of the principal of, or interest on, Liquidity Advances or LOC Liquidity Disbursements.

           "Amortization Commencement Date" means the earlier to occur of (a) the occurrence of a Liquidity Agreement Amortization Event described in Section
9.1.6 with respect to DTFC, or Section 9.1.11, in each case, of the Liquidity Agreement, or (b) the date of declaration of the commencement of the Amortization Period by written notice to DTFC pursuant to Section 9.2 of the Liquidity Agreement.

           "Amortization Period" means the period commencing on the Amortization Commencement Date and ending on the date all Liquidity Commitments have been terminated and all amounts due and payable to the Liquidity Agent, the Liquidity Lenders, the Series 1998-1 Letter of Credit Provider (with respect to LOC Credit Disbursements and LOC Liquidity Disbursements and other amounts payable by DTFC to the Series 1998-1 Letter of Credit Provider under the CP Enhancement Letter of Credit Application and Agreement) and the Holders with respect to the Commercial Paper Notes have been paid in full.

           "Applicable Law" means all applicable provisions of all (a) constitutions, statutes, treaties, rules, regulations, requirements, ordinances and orders of governmental bodies, (b) governmental approvals and (c) orders, decisions, judgments and decrees of all courts and arbitrators.

           "Assets" means any interest of any kind in any assets or property of any kind, tangible or intangible, real, personal or mixed, now owned or hereafter acquired by DTFC or such other Person as the context may require.

           "Assigned Collateral" is defined in Section 4.01 of the Collateral Agreement.

           "Assignee Lender" is defined in Section 11.11.1 of the Liquidity Agreement.

           "Authorized Officer" means (a) those officers, employees and agents of DTFC whose signatures and incumbency shall have been certified to the Liquidity Agent and the Liquidity Lenders pursuant to Section 6.1.1 of the Liquidity Agreement or in such other certificates as may be delivered by DTFC to the Liquidity Agent and the Depositary from time to time as duly authorized to execute and deliver the Liquidity Agreement, any other Liquidity Document and any other CP Program Document to which DTFC is a party and any instruments or documents in connection therewith on behalf of DTFC and to take, from time to time, all other actions on behalf of DTFC in connection therewith.

           "Authorized Representatives" is defined in Section 2 of the Depositary Agreement.

           "Authorized Signatories" is defined in Section 2 of the Depositary Agreement.

           "Base Rate" means, on any date and with respect to any Base Rate Advance, a fluctuating rate of interest per annum equal to the higher of

                      (a)        the Prime Rate for such day; and

                      (b)        the Federal Funds Rate plus 0.50% per annum.

Changes in the rate of interest on that portion of any Liquidity Advance or LOC Disbursement maintained as Base Rate Advances will take effect simultaneously with each change in the Base Rate. The Liquidity Agent will give notice promptly to DTFC, the Series 1998-1 Letter of Credit Provider and the Liquidity Lenders of changes in the Base Rate.

           "Base Rate Advance" means Liquidity Advance under the Liquidity Agreement or an LOC Disbursement under the Series 1998-1 Letter of Credit bearing interest at a fluctuating rate determined by reference to the Base Rate.

           "Base Rate Tranche" means that portion of the Series 1998-1 Invested Amount purchased or maintained with Advances which bear interest by reference to the Base Rate.

           "Book Entry CP Holder" is defined in Section 6(e) of the Depositary Agreement.

           "Book Entry CP Notes" is defined in Section 6(a) of the Depositary Agreement.

           "Book Entry Issuance Instruction" is defined in Section 3(a)(ii) of the Depositary Agreement.

           "Book Entry Procedures" is defined in Section 6(a) of the Depositary Agreement.

           "Borrowing" means the Liquidity Advances of the same type and, in the case of Eurodollar Advances, having the same Interest Period, and either (i) made by all Liquidity Lenders on the same Business Day pursuant to the same Borrowing Request in accordance with Section 3.1.1 of the Liquidity Agreement or
(ii) made by the Swing Line Lender pursuant to a Borrowing Request in accordance with Section 3.1.2 of the Liquidity Agreement.

           "Borrowing Base" means, as of any date of determination, an amount equal to the sum of (without duplication): (a) the Series 1998-1 Invested Amount as of such date, plus (b) in the case of that portion, if any, of the principal amount of the Series 1998-1 Notes funded by Commercial Paper Notes, interest accrued and unpaid as of such date on such portion and interest that will accrue through the maturity date of the Commercial Paper Notes issued to fund such portion of such principal amount, plus (c) in the case of that portion, if any, of the principal amount of the Series 1998-1 Notes not funded by Commercial Paper Notes, interest accrued and unpaid on such portion of such principal amount as of such date, plus (d) the outstanding principal amount of Eligible Investments and cash (other than any amounts on deposit on such date in the Series 1998-1 Collection Account or the Collateral Account, in each case to the extent such amounts shall have been set aside for the repayment of the principal of, or interest on, Liquidity Advances, LOC Liquidity Disbursements or Commercial Paper Notes) then held by the Trustee in the Series 1998-1 Collection Account and the Collateral Agent in the Collateral Account.

           "Borrowing Base Deficiency" means, with respect to any date of determination, the amount by which the Aggregate Outstandings on such date exceeds the Borrowing Base on such date.

           "Borrowing Request" means a request and certificate for Liquidity Advances, substantially in the form of Exhibit B to the Liquidity Agreement.

           "Business Day" means

                      (a) any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York, New York; and

                      (b) relative to the making, continuing, prepaying or repaying of Eurodollar Advances, any day on which dealings in Dollars are carried on in the London interbank market.

           "Certificated Notes" is defined in Section 2 of the Depositary Agreement.

           "Closing Date" means the date the Liquidity Agreement becomes effective in accordance with its terms and the Series 1998-1 Letter of Credit is issued.

           "Closing Date Certificate" means a certificate, substantially in the form of Exhibit E to the Liquidity Agreement, duly completed and executed by an Authorized Officer of DTFC, addressed to the Liquidity Lenders, the Liquidity Agent, the Depositary and the Series 1998-1 Letter of Credit Provider.

           "Collateral Account" is defined in Section 5.01 of the Collateral Agreement.

           "Collateral Agent" means Bankers Trust Company in its capacity as collateral agent under the Collateral Agreement, and any successor thereto.

           "Collateral Agreement" means the Collateral Agreement, dated as of March 4, 1998, among DTFC, the Collateral Agent, the Liquidity Agent, the Depositary, CSFB, in its capacity as a dealer, and the Series 1998-1 Letter of Credit Provider, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof and of the Liquidity Agreement.

           "Commercial Paper Account" is defined in Section 2.4 of the Liquidity Agreement.

           "Commercial Paper Deficit" is defined in Section 3.6.1(a) of the Liquidity Agreement.

           "Commercial Paper Notes" means the promissory notes of DTFC issued by DTFC in the commercial paper market pursuant to the Depositary Agreement.

           "Commitment Fee" is defined in Section 4.5(a) of the Liquidity Agreement.

           "Commitment Termination Date Liquidity Advance" means a Liquidity Advance made by a Liquidity Lender on the Scheduled Liquidity Commitment Termination Date with respect to such Liquidity Lender, pursuant to Section
3.6.3 of the Liquidity Agreement.

           "Confidential Information" (a) for purposes of the Liquidity Agreement, has the meaning specified in Section 11.16 of the Liquidity Agreement and (b) for purposes of the Note Purchase Agreement, has the meaning set forth in Section 8.11 of the Note Purchase Agreement.

           "Consolidated Subsidiary" means, at any time, with respect to DTAG, any Subsidiary or other entity the accounts of which are consolidated with those of DTAG, in its consolidated financial statements as of such time.

           "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate, duly executed by an Authorized Officer of DTFC, substantially in the form of Exhibit C to the Liquidity Agreement.

           "CP Borrowing Base" means, as of any date of determination, an amount equal to (i) the Borrowing Base as of such date, (ii) plus any amounts on deposit in the Series 1998-1 Pledge Account on such date, (iii) minus, as of each Payment Date, the Series 1998-1 Invested Percentage (as defined in the Series 1998-1 Supplement) (for allocations with respect to Losses) of the amount owed by any Manufacturer under an Eligible Vehicle Disposition Program with respect to Program Vehicles leased under the Master Lease that remained unpaid more than ten (10) days but less than or equal to one hundred (100) days after the Due Date as of the last day of the Related Month.

           "CP Borrowing Base Deficiency" means, with respect to any date of determination, the amount by which the Aggregate Outstanding CP on such date exceeds the CP Borrowing Base on such date.

           "CP Market Disruption Event" means, at any time for any reason whatsoever, DTFC shall be unable to raise, or shall be precluded or prohibited from raising, funds through the issuance of Commercial Paper Notes in the United States' commercial paper market at such time.

           "CP Memorandum" means the private placement memorandum currently in use by the Dealers and approved by DTAG for the offer and sale of Commercial Paper Notes.

           "CP Program Documents" means the Depositary Agreement, the Collateral Agreement, the Dealer Agreement, the Liquidity Agreement, the Series 1998-1 Letter of Credit, the CP Enhancement Letter of Credit Application and Agreement and the CP Memorandum, as such documents may be amended, modified or supplemented.

           "CP Rate" means, for any Fixed Period, if DTFC funds the Series 1998-1 Invested Amount of the Series 1998-1 Notes for such Fixed Period through the issuance of Commercial Paper Notes, a rate per annum to be calculated by DTFC equal to the sum of (i) the rate (or, if more than one rate, the weighted average of the rates) at which Commercial Paper Notes having a term equal to such Fixed Period and issued to fund the Series 1998-1 Notes may be sold by any placement agent or commercial paper dealer selected by the Collateral Agent, as notified by the Collateral Agent to the Master Servicer, provided that if such rate is a discount rate (or rates), then such rate shall be the rate (or weighted average of the rates, as applicable) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum; plus
(ii) .05%.

           "CP Stop Issuance Event" means (i) a Lease Event of Default under
Section 17.1 of the Lease or (ii) an Amortization Event under Article 5 of the Series 1998-1 Supplement.

           "CP Tranche" means that portion of the Series 1998-1 Invested Amount purchased or maintained with Advances which bear interest by reference to the CP Rate.

           "Credit Agreement" means the Credit Agreement, dated as of December 23, 1997, among DTAG, Dollar and Thrifty, as borrowers, the financial institutions from time to time party thereto, as lenders, CSFB, as administrative agent for the lenders, The Chase Manhattan Bank, as syndication agent for the lenders, and CSFB and Chase Securities Inc. as co- arrangers, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

           "CSFB" means Credit Suisse First Boston, a banking corporation established under the laws of Switzerland.

           "DCR" means Duff & Phelps Credit Rating Co.

           "Dealer" means Credit Suisse First Boston Corporation, a Massachusetts corporation, or Chase Securities Inc., a Delaware corporation, and any successor thereto or any additional dealer executing the Dealer Agreement.

           "Dealer Agreement" means the Dealer Agreement, dated as of March 4, 1998, among the Dealers and DTFC, as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

           "Definitions List" means this Definitions List, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Liquidity Agreement.

           "Depositary" means Bankers Trust Company, or such other banking institution as DTFC shall appoint, with the prior written consent of the Required Liquidity Providers (which consent shall not be unreasonably withheld or delayed), as issuing and paying agent for Commercial Paper Notes under the Depositary Agreement and as agent for the Holders.

           "Depositary Agents" means those officers, employees and agents of the Depositary whose signatures and incumbency shall have been certified to the Collateral Agent pursuant to clause (b) of Section 3.01 of the Collateral Agreement or in such other certificates as may be delivered by the Depositary to the Collateral Agent from time to time as duly authorized to act, and to give instructions and notices, on behalf of the Depositary, under the Collateral Agreement.

           "Depositary Agreement" means the Depositary Agreement, dated as of March 4, 1998, between DTFC and the Depositary, as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

           "Depositary Incumbency Certificate" is defined in Section 3.01(b) of the Collateral Agreement.

           "Deposited Funds" is defined in Section 5.01 of the Collateral Agreement.

           "Designated Persons" is defined in Section 2 of the Depositary Agreement.

           "DCR" means Duff & Phelps Credit Rating Co.

           "Dollar" and the symbol "$" mean the lawful currency of the United States.

           "Domestic Office" shall mean, relative to any Liquidity Lender or the Series 1998-1 Letter of Credit Provider, as the case may be, the office of such Liquidity Lender or the Series 1998-1 Letter of Credit Provider, as the case may be, designated as such below its signature to the Liquidity Agreement or the Credit Agreement, as applicable, or such other office of such Liquidity Lender or Series 1998-1 Letter of Credit Provider, as the case may be, within the United States as may be designated from time to time by notice from such Liquidity Lender or the Series 1998-1 Letter of Credit Provider, as the case may be, to each other Person party to the Liquidity Agreement or the Credit Agreement, as applicable.

           "DTAG" means Dollar Thrifty Automotive Group, Inc., a Delaware corporation, and its permitted successors.

           "DTC" means The Depository Trust Company.

           "DTFC" means Dollar Thrifty Funding Corp., an Oklahoma corporation.

           "DTFC Agent" means those officers, employees and agents of DTFC whose signatures and incumbency shall have been certified to the Collateral Agent pursuant to clause (a) of Section 3.01 of the Collateral Agreement or in such other certificates as may be delivered by DTFC to the Collateral Agent from time to time as duly authorized to act, and to give instructions and notices, on behalf of DTFC, under the Collateral Agreement.

           "DTFC Agreements" means the Series 1998-1 Notes, the Series 1998-1 Supplement, the Liquidity Agreement, and any other CP Program Document to which DTFC is a party.

           "DTFC Obligations" is defined in Section 2.01 of the Collateral Agreement.

           "Due Date" means, with respect to any payment due from a Manufacturer or auction dealer in respect of a Program Vehicle disposed of pursuant to the terms of the related Vehicle Disposition Program, the thirtieth (30th) day after the Disposition Date for such Vehicle.

           "Eligible Investments" means

                      (a) Government Obligations;

                      (b) Participation certificates (excluding strip mortgage securities which are purchased at prices exceeding their principal amounts) and senior debt obligations of the Federal Home Loan Mortgage Corporation, consolidated system wide bonds and notes of the Farm Credit System, senior debt obligations and mortgage-backed securities (excluding stripped mortgage securities which are purchased at prices exceeding their principal amounts) of the Federal Mortgage Association which, in the case of mortgage-backed securities, are rated at least AA by S&P and Aa by Moody's, senior debt obligations (excluding securities that have no fixed value and/or whose terms do not promise a fixed dollar amount at maturity or call date) of the Student Loan Marketing Association and debt obligations of the Resolution Funding Corp. (collectively, "Agency Obligations");

                      (c) Direct obligations of any state of the United States of America or any subdivision or agency thereof whose short-term unsecured general obligation debt has ratings from S&P of at least A-1 and Moody's of at least P-1 or any obligation that has ratings from S&P and Moody's at least equivalent to A-1 and P-1, respectively, and which is fully and unconditionally guaranteed by any state, subdivision or agency whose short term, unsecured general obligation debt has ratings from S&P and Moody's at least equivalent to A-1 and P-1, respectively;

                      (d) Commercial paper maturing in not more that three hundred sixty-five (365) days and having ratings from S&P and Moody's at least equivalent to A-1 and P-1, respectively;

                      (e) Deposits (including Eurodollar time deposits), federal funds or bankers acceptances (maturing in not more that three hundred sixty-five (365) days) of any domestic bank (including a branch office of a foreign bank which branch office is located in the United States), which:

                                 (i) has an unsecured, uninsured and
                      unguaranteed obligation which has ratings from S&P and Moody's at least equivalent to A-1 and P-1, respectively, or

                                 (ii) is the lead bank of a parent bank holding
                      company with an uninsured, unsecured and unguaranteed obligation meeting the rating requirements in (i) above;

                      (f) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of not less than $100 million, provided such deposits are fully insured by the Federal Deposit Insurance Corporation, the Banking Insurance Fund or the Savings Association Insurance Fund;

                      (g) Investments in a money-market fund which may be a 12b-1 fund as registered under the Investment Company Act and is rated at least the equivalent of AAm or AAm-G by S&P and P-1 by Moody's;

                      (h) Repurchase agreements with a term of six (6) months or less with any institution having short-term, unsecured debt rated at least the equivalent of A-1 by S&P and P-1 by Moody's;

                      (i) Repurchase agreements collateralized by Government Obligations or Agency Obligations (the "Collateral Securities") with any registered broker-dealer which is under the jurisdiction of the Securities Investors Protection Corp. or any commercial bank, if such broker-dealer or bank has uninsured, unsecured and unguaranteed debt rated at least the equivalent of A-1 by S&P and P-1 by Moody's, provided that:

                                 (A)        a master repurchase agreement or
                                            other specific written repurchase
                                            agreement governs the transaction;

                                 (B) the Collateral Securities are held free and clear of any other lien by the Collateral Agent or an independent third party acting solely as agent for the Collateral Agent, provided that any such third party (A) is (1) a Federal Reserve bank, (2) a bank which is a member of the Federal Deposit Insurance Corporation and which has combined capital, surplus and undivided profits of not less than $25 million, or (3) a bank approved in writing for such purpose by the Required Liquidity Providers, and
                                            (B) certifies in writing to the
                                            Collateral Agent (or delivers to the
                                            Collateral Agent a written opinion
                                            of counsel to such third party) that
                                            such third party holds the
                                            Collateral Securities free and clear
                                            of any lien, as agent for the
                                            Collateral Agent;

                                 (C) a perfected first security interest under the Uniform Commercial Code is created in, or book entry procedures prescribed at 31 C.F.R. 306.1 et seq. or 31 C.F.R. 350.0 et seq. are followed with respect to, the
                                            Collateral Securities for the
                                            benefit of the Collateral Agent;

                                 (D) such repurchase agreement has a term of thirty (30) days or less, or the Collateral Agent will value the Collateral Securities no less frequently than monthly and will liquidate the Collateral Securities if any deficiency in the required collateral percentage is not restored within two (2) business days of such valuation;

                                 (E)        such repurchase agreement matures
                                            (or permits the Collateral Agent to
                                            withdraw all or any portion of the
                                            invested funds) at least ten (10)
                                            days (or other appropriate
                                            liquidation period) prior to each
                                            Payment Date;

                                 (F)        the fair market value of the
                                            Collateral Securities in relation to
                                            the amount of the repurchase
                                            obligation, including principal and
                                            interest, is equal to at least one
                                            hundred and three percent (103%);
                                            and

                                 (G)        the Collateral Agent obtains an
                                            opinion of counsel to such
                                            broker-dealer or bank to the effect
                                            that such repurchase agreement is a
                                            legal, valid, binding and
                                            enforceable agreement of such
                                            broker-dealer or bank (and, in the
                                            case of a bank which is a branch of
                                            a foreign bank, of such foreign
                                            bank) in accordance with its terms;
                                            and

                      (j) Other investment instruments approved in writing by the Majority Banks and offered by financial institutions that have a combined capital and surplus and undivided profits of not less than $250,000,000 and with respect to which the Collateral Agent shall have received written confirmation of the Rating Agencies that inclusion of any such investment instrument as an Eligible Investment will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes by the Rating Agencies.

           "Eligible Liquidity Lender" means (a) a commercial bank having total assets in excess of $500,000,000, (b) a finance company, insurance company or other financial institution that in the ordinary course of business enters into transactions of a type similar to that entered into by the Liquidity Lenders under the Liquidity Agreement and has total assets in excess of $200,000,000, and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA and (c) any other financial institution satisfactory to DTFC, the Series 1998-1 Letter of Credit Provider and the Liquidity Agent, in each case having a short-term rating or an equivalent long-term debt rating from S&P, Moody's and DCR (if rated by DCR) at least equal to the then current rating of the Commercial Paper Notes, but in any event not less than a rating of A-1 by S&P, P-1 by Moody's and D-1 by DCR (if rated by DCR); provided, however, that any Person who does not have either a short-term rating from S&P, Moody's or DCR (if applicable) shall be deemed to have the required rating set forth above if such Rating Agency confirms in writing that such Person, if its short-term debt obligations were rated, would be assigned such required rating.

           "Eurodollar Advance" means a Liquidity Advance under the Liquidity Agreement or LOC Liquidity Disbursement bearing interest, at all times during the Interest Period applicable thereto at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).

           "Eurodollar Office" means, relative to any Reference Lender, Liquidity Lender, the Collateral Agent or Series 1998-1 Letter of Credit Provider, as the case may be, the office of such Reference Lender, Liquidity Lender, the Collateral Agent or Series 1998-1 Letter of Credit Provider, as the case may be, designated as such below its signature to the Liquidity Agreement or the CP Enhancement Letter of Credit Application and Agreement, respectively, or such other office of such Reference Lender, Liquidity Lender, the Collateral Agent or Series 1998-1 Letter of Credit Provider, as the case may be, as designated from time to time by notice from such Reference Lender, Liquidity Lender, the Collateral Agent or Series 1998- 1 Letter of Credit Provider, as the case may be, to DTFC and the Liquidity Agent, whether or not outside the United States, which shall be making or maintaining Eurodollar Advances of such Reference Lender, Liquidity Lender or Series 1998-1 Letter of Credit Provider, as the case may be, under the Liquidity Agreement or the Series 1998-1 Letter of Credit, respectively.

           "Eurodollar Rate" means, relative to any Fixed Period, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in U.S. Dollars in immediately available funds are offered by the Eurodollar Office of Credit Suisse First Boston in London, England to prime banks in the London interbank market at or about 11:00 a.m. (London, England time) two Business Days before the first day of such Fixed Period in an amount substantially equal to the amount of the [Eurodollar Tranche] to be outstanding during such Fixed Period and for a period equal to such Fixed Period.

           "Eurodollar Rate (Reserve Adjusted)" means, for any Fixed Period, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:

                     Eurodollar Rate =            Eurodollar Rate
                                             -------------------------
                     + 0.75
                     (Reserve Adjusted)      1.00 - Eurodollar Reserve
                                             Percentage

           "Eurodollar Reserve Percentage" means, for any Fixed Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Fixed Period.

           "Eurodollar Tranche" means that portion of the Series 1998-1 Invested Amount purchased or maintained with Advances which bear interest by reference to the Eurodollar Rate.

           "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

                      (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                      (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or,

                      (c) in the case of a corporation or similar entity, its board of directors shall vote to implement any of the actions set forth in clause (b) above.

           "Federal Funds Rate" means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519) or any successor publication, published by the Federal Reserve Board for such day opposite the caption "Federal Funds (Effective)"; provided, that if on any relevant date such rate is not yet published in such release, then the Federal Funds Rate for such day will be the weighted average of the rates on overnight funds transactions with members of the Federal Reserve System published by the Federal Reserve Bank of New York for such day; provided that if neither of the foregoing rates is published for any day which is a Business Day, the Federal Funds Rate will be the average of the quotations for transactions in overnight Federal funds received on that day by the Collateral Agent from three federal funds brokers of recognized standing selected by it.

           "Fee Letter" means that certain fee letter dated November 19,1997 among DTAG, Dollar, Thrifty, Credit Suisse First Boston, The Chase Manhattan Bank and Chase Securities Inc.

           "Financial Officer" means, with respect to any corporation, the chief financial officer, vice-president-finance, principal accounting officer, controller or treasurer of such corporation.

           "Financial Statements" has the meaning set forth in Section 5.02(b) of the Note Purchase Agreement.

           "Fixed Period" means a Series 1998-1 Interest Period (as defined in the Series 1998-1 Supplement) provided that

                      (i) any Fixed Period in respect of which interest is computed by reference to the CP Rate may be terminated at the election of, and upon notice thereof to RCFC and the Servicer by, the Collateral Agent any time upon the occurrence and during the continuance of a CP Market Disruption Event;

                      (ii) if at any time any Fixed Period is terminated pursuant to clause (i) above, the Series 1998-1 Invested Amount previously allocated to such terminated Fixed Period shall be allocated to a new Fixed Period to commence on such date and end on the next succeeding Payment Date; and

                      (iii) upon the occurrence and during the continuance of a Series 1998-1 Rapid Amortization Period, any Fixed Period in respect of which interest is computed by reference to the CP Rate or the Eurodollar Rate may be terminated at the election of, and upon notice thereof to RCFC and the Servicer by, the Collateral Agent, and interest on the applicable CP Tranches and Eurodollar Tranches shall form part of the Base Rate Tranche for the remainder of such Fixed Period and each Fixed Period commencing thereafter until payment in full of the Series 1998-1 Notes.

           "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

           "GAAP" means the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

           "Government Obligations" means direct obligations of, or obligations the timely payment of principal of and interest on which is fully and unconditionally guaranteed by, the United States of America and U.S. Treasury REFCORPS.

           "Governmental Authority" means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or other administrative or regulatory body.

           "Guarantor" is defined in the preamble to the Master Lease.

           "herein", "hereof", "hereto", "hereunder" and similar terms contained in any CP Program Document refer to such CP Program Document as a whole and not to any particular Section, paragraph or provision of such CP Program Document.

           "Holder" means the holder from time to time of any Commercial Paper Note.

           "including" means including without limiting the generality of any description preceding such term, and, for purposes of each CP Program Document, the parties thereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

           "Incumbency Certificate" is defined in Section 2 of the Depositary Agreement.

           "Indemnified Liabilities" is defined for purposes of the Liquidity Agreement in Section 11.4 thereof.

           "Indemnified Parties" is defined in Section 11.4 of the Liquidity Agreement.

           "Indebtedness", as applied to any Person, means, without duplication,
(a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP,
(c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (f) all Contingent Obligations of such Person in respect of any of the foregoing.

           "Independent Director" means a director who is not, and never was,
(a) a stockholder, director, officer, employee, affiliate, associate, advisor or supplier of goods or services exceeding One Hundred Thousand Dollars ($100,000.00) annually (a "Supplier") of, or any person that has received any benefit (excluding, however, any compensation received by the Independent Director, in such person's capacity as such Independent Director and any benefit received by an affiliate or associate of such person where there was no direct benefit received by such person) in any form whatsoever from, or any person that has provided any service (excluding, however, any service provided by the Independent Director, in such person's capacity as such Independent Director and service provided by an affiliate or associate of such person where there was no direct or personal service provided by such person) in any form whatsoever to, DTAG or any of its affiliates or associates, or (b) any person owning beneficially, directly or indirectly, any outstanding shares of common stock of DTAG or any of its affiliates, or a stockholder, director, officer, employee, affiliate, associate, or Supplier of, or any person that has received any benefit (excluding, however, any compensation received by the Independent Director, in such person's capacity as such Independent Director) in any form whatsoever from, or any person that has provided any service (excluding, however, any service provided by the Independent Director, in such person's capacity as such Independent Director) in any form whatsoever to, such beneficial owner or any of such beneficial owner's affiliates or associates, provided that ownership comprising up to one percent (1%) of an Independent Director's net worth, from time to time, of any class of stock of DTAG, so long as it remains listed on a national securities exchange, shall not prevent an individual from meeting the requirements of Article SIXTH of DTFC's Certificate of Incorporation, and provided further that indirect stock ownership of DTAG or any of its affiliates by any person through a mutual fund or similar diversified investment pool shall not disqualify such person from being an Independent Director unless such person maintains direct or indirect control of the investment decisions of such mutual fund or similar diversified investment pool, or (c) a person related to any person referred to in clauses
(a) or (b), or (d) a trustee, conservator or receiver for DTAG or any of its affiliates other than DTFC.

           "Initial Advance" means the Advance made under the Liquidity Agreement as part of the initial Borrowing.

           "Interest Period" means, (a) with respect to any Eurodollar Advance, a one-week (only in the case of Swing Line Advances), or a one-,two-, three- or six-month period commencing on the date of such Eurodollar Advance, as selected by DTFC in its Borrowing Request; and (b), with respect to any Base Rate Advance, a period commencing on the date of such Base Rate Advance and ending on a Business Day no later than 180 days after such date, as selected by DTFC in its Borrowing Request; provided, however, that if any such period would otherwise end on a day which is not a Business Day, the Interest Period shall instead end on the next succeeding Business Day; and provided, further, that in the case of the Interest Period for a Eurodollar Advance, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

           "Issuer" means DTFC, in its capacity as the issuer under the Depositary Agreement.

           "L.A. Agents" means those officers, employees and agents of the Liquidity Agent whose signatures and incumbency shall have been certified to the Collateral Agent pursuant to Section 3.01(c) of the Collateral Agreement or in such other certificates as may be delivered by the Liquidity Agent to the Collateral Agent from time to time as duly authorized to act, and to give instructions and notices, on behalf of the Liquidity Agent, under the Collateral Agreement.

           "Letter" is defined in Section 6(a) of the Depositary Agreement.

           "Lien" means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

           "Limited Liquidity Agreement Amortization Event" is defined in
Section 9.3 of the Liquidity Agreement.

           "Liquidation Event of Default" means (a) any event or condition with respect to DTFC or the type described in Section 9.1.6 of the Liquidity Agreement, (b) any event or condition with respect to DTFC pursuant to Section 9.1.1(b) of the Liquidity Agreement (but only if so declared with respect to each Series 1998-1 Note by Liquidity Lenders evidencing commitments exceeding 75% of the aggregate liquidity commitment in respect of the Series 1998-1 Notes) or (c) any "Liquidation Event of Default", as defined in the Series 1998-1 Supplement.

           "Liquidity Advance" means any Refunding Advance, any Commitment Termination Date Liquidity Advance or any Swing Line Advance, or any combination thereof, as the context may require.

           "Liquidity Advance Note" means, with respect to any Liquidity Lender, a promissory note issued to such Liquidity Lender by DTFC, substantially in the form of Exhibit A to the Liquidity Agreement, evidencing the Liquidity Advances by such Liquidity Lender to DTFC, and all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

           "Liquidity Agent" means CSFB, as agent for the Liquidity Lenders, or such other Person as shall have subsequently been appointed as the successor Liquidity Agent pursuant to Section 10.4 of the Liquidity Agreement.

           "Liquidity Agent Incumbency Certificate" is defined in Section 3.01(c) of the Collateral Agreement.

           "Liquidity Agreement" means the Liquidity Agreement, dated as of March 4, 1998, among DTFC, the Liquidity Lenders and the Liquidity Agent, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

           "Liquidity Agreement Amortization Event" is defined in Section 9.1 of the Liquidity Agreement.

           "Liquidity Commitment" means, as to any Liquidity Lender, the amount set forth on the signature pages of the Liquidity Agreement for such Liquidity Lender as its Liquidity Commitment or set forth in its Liquidity Lender Assignment Agreement, as such amount may be increased or decreased from time to time pursuant to Section 3.3, 3.4, 5.9 or 11.11.1 of the Liquidity Agreement.

           "Liquidity Commitment Agreement" means a Liquidity Commitment Agreement substantially in the form of Exhibit F to the Liquidity Agreement.

           "Liquidity Commitment Termination Date" means the earlier to occur of

                      (a) the date on which the Aggregate Liquidity Commitment has been terminated in full or reduced to zero pursuant to Section
           3.3 or 9.2 of the Liquidity Agreement; and

                      (b) the Scheduled Liquidity Commitment Termination Date.

           "Liquidity Deficiency" is defined in the Certificate of Liquidity Demand attached as Annex B to the Series 1998-1 Letter of Credit.

           "Liquidity Documents" means the Liquidity Agreement, the Liquidity Advance Notes, any Borrowing Request, any Continuation/Conversion Notice, any Liquidity Commitment Agreement, any Liquidity Lender Assignment Agreement, the Closing Date Certificate, and each other agreement, instrument, certificate or other document delivered in connection therewith.

           "Liquidity Lender Account" means the account established pursuant to
Section 5.01 of the Collateral Agreement.

           "Liquidity Lender Assignment Agreement" means a Liquidity Lender Assignment Agreement substantially in the form of Exhibit D to the Liquidity Agreement.

           "Liquidity Lenders" is defined in the preamble of the Liquidity Agreement, and, unless otherwise indicated, shall include any Liquidity Lender acting in the capacity of Swing Line Lender.

           "Liquidity Participant" is defined in Section 11.11.2 of the Liquidity Agreement.

           "Majority Banks" means, at any time, Liquidity Lenders holding, in the aggregate, Liquidity Commitments equaling or exceeding 66-2/3% of the Aggregate Liquidity Commitment; provided, however, that any Liquidity Lender that has defaulted in making a Liquidity Advance shall (if such default is then continuing) be considered to have a Liquidity Commitment equal to its unreimbursed Liquidity Advances; provided, further, that the Liquidity Commitment of any Liquidity Lender whose Liquidity Commitment has been drawn, terminated and not repaid shall equal the unpaid or unreimbursed balance of its Liquidity Advances.

           "Master Note" means the form of Commercial Paper Note attached to the Depositary Agreement as Exhibit E thereto.

           "Material Adverse Effect" means, with respect to any occurrence, event or condition:

                                (i) a material adverse effect on the financial condition, business, assets, operations or business prospects of DTAG and its Consolidated Subsidiaries taken as a whole, other than a materially adverse effect on the business prospects of DTAG and its Consolidated Subsidiaries taken as a whole that have similarly affected DTAG's major competitors;

                                (ii) a materially adverse effect on the ability of (a) DTAG to perform its material obligations under any of the CP Program Documents or (b) DTFC to perform its material obligations under any of the CP Program Documents; or

                                (iii) an adverse effect on (a) the
           enforceability of the Master Lease or the Series 1998-1 Notes or (b) on the priority or perfection of the Collateral Agent's or the Trustee's Lien on a material portion of the Assigned Collateral or the Group II Collateral.

           "Moody's" means Moody's Investors Service, Inc.

           "Note Purchase Agreement" means the Note Purchase Agreement dated as of March 4, 1998 among RCFC, DTAG, as Servicer and DTFC, as Note Purchaser, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

           "Note Purchase Commitment Amount" means, as to the Note Purchaser, the dollar amount set forth under its name on the signature pages hereof.

           "Note Purchaser" means DTFC, together with any successors and assigns.

           "Obligations" means all obligations (monetary or otherwise, including fixed and contingent obligations) of DTFC arising under or in connection with the Liquidity Agreement, the Liquidity Advance Notes, each other Liquidity Document and the CP Enhancement Letter of Credit Application and Agreement.

           "Offering Memorandum" means the offering memorandum of DTFC used by DTFC and the Dealers from time to time in connection with the offering and sale of the Commercial Paper Notes, as the same may be amended, supplemented or modified.

           "Officer's Certificate" means a certificate signed by an Authorized Officer of DTFC or DTAG, as appropriate.

           "Organic Document" means, with respect to any Person, its certificate or articles of incorporation, its bylaws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

           "Outstanding" means (a) with respect to Commercial Paper Notes, all Commercial Paper Notes issued at any time under the Depositary Agreement, except
(i) Commercial Paper Notes which have been paid through the Depositary, (ii) matured Commercial Paper Notes which have not been presented for payment but funds for the payment of which are on deposit in the Commercial Paper Account established with respect thereto and are available for payment of such Commercial Paper Notes or (iii) matured Commercial Paper Notes with respect to which a Borrowing Request has been honored but funds for the payment of which have not yet been deposited in the Commercial Paper Account; (b) with respect to Liquidity Advances and LOC Liquidity Disbursements, all Liquidity Advances or LOC Liquidity Disbursements made or deemed made by the Liquidity Lenders or the Series 1998-1 Letter of Credit Provider, as the case may be, pursuant to the Liquidity Agreement or the Series 1998-1 Letter of Credit, and not repaid by DTFC, except Liquidity Advances or LOC Liquidity Disbursements to be repaid from the proceeds of Commercial Paper Notes being issued on the date of such repayment; (c) with respect to LOC Credit Disbursements, all LOC Credit Disbursements made or deemed made by the Series 1998-1 Letter of Credit Provider pursuant to the Series 1998-1 Letter of Credit, and not repaid by the Lessees or DTAG; (d) with respect to a LOC Termination Disbursement, the LOC Termination Disbursement made or deemed to be made by the Series 1998-1 Letter of Credit Provider pursuant to the Series 1998-1 Letter of Credit, and not repaid by DTFC, the Lessees or DTAG; and (e) with respect to Base Rate Advances or Eurodollar Advances, Base Rate Advances or Eurodollar Advances made or deemed to be made by the Series 1998-1 Letter of Credit Provider and not repaid by DTFC, the Lessees or DTAG.

           "Overall Percentage" means, relative to any Liquidity Lender or the Series 1998-1 Letter of Credit Provider, a fraction (expressed as a percentage), the numerator of which is the Liquidity Commitment or the Series 1998-1 Letter of Credit Commitment, respectively, of such Person, and the denominator of which is the sum of the Aggregate Liquidity Commitment and the Series 1998-1 Letter of Credit Commitment.

           "Percentage" means, relative to any Liquidity Lender, a fraction (expressed as a percentage) obtained by dividing (i) the Liquidity Commitment of such Liquidity Lender by (ii) the Aggregate Liquidity Commitment.

           "Permitted Liens" means: (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, and (ii) obligations not exceeding in the aggregate an amount equal to 3/4 of 1% of the Program Size in effect from time to time, secured by (a) Liens, including judgment liens, arising in the ordinary course of business being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, or for sums not due, (b) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or benefits, and (c) mechanics', materialmen's landlord's, warehousemen's and carrier's Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the holders of the Obligations.

           "Potential Liquidity Agreement Amortization Event" means any occurrence or event which, after notice or lapse of time or both, would constitute a Liquidity Agreement Amortization Event.

           "Prime Rate" means the rate of interest most recently announced by CSFB at its Domestic Office as its "reference rate"; provided, however, that the Prime Rate is not necessarily intended to be the lowest rate of interest determined by CSFB in connection with extensions of credit.

           "Program Size" means, as of any date of determination (a) the Aggregate Liquidity Commitment on such date (or, if the Liquidity Commitments of the Liquidity Lenders shall have been terminated pursuant to Section 9.2 of the Liquidity Agreement, the Aggregate Liquidity Commitment in effect immediately prior to such termination), plus (b) the stated amount of the Series 1998-1 Letter of Credit.

           "Program Support Provider" means and includes any financial institutions party to the Liquidity Agreement and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and to make purchases from, DTFC or issuing a letter of credit or surety bond or other instrument to support any obligations arising under or in connection with DTFC's securitization program.

           "Rating Agencies" means, collectively, S&P, Moody's, DCR and any other nationally recognized rating agency approved by the Liquidity Agent, the Series 1998-1 Letter of Credit Provider, DTAG and the Required Liquidity Providers.

           "Rating Downgrade" means, with respect to any Person, that the rating, if any, assigned to such Person's short-term unsecured debt securities or short-term deposits by any Rating Agency shall be lower than the rating then assigned by such Rating Agency to the Commercial Paper Notes, or in any event, a rating lower than A-2 by S&P, P-2 by Moody's or D-1- by DCR (if such Person is rated by DCR).

           "Reference Lenders" means Credit Suisse First Boston and any other commercial bank designated by DTFC and approved by the Liquidity Agent as constituting a "Reference Lender" hereunder.

           "Refunding Advance" is defined in Section 3.1.1 of the Liquidity Agreement.

           "Required Liquidity Providers" means, at any time, Liquidity Lenders and Series 1998-1 Letter of Credit Provider holding, in the aggregate, Liquidity Commitments and Series 1998-1 Letter of Credit Commitments, respectively, such that the aggregate amount of such commitments equals or exceeds 66-2/3% of the sum of the Aggregate Liquidity Commitment and the Series 1998-1 Letter of Credit Commitment; provided, however, that any Liquidity Lender or Series 1998-1 Letter of Credit Provider that has defaulted in making a Liquidity Advance or making LOC Disbursement (if at such time such default is continuing), shall be considered to have a Liquidity Commitment or Series 1998-1 Letter of Credit Commitment equal to the unpaid or unreimbursed balance of its Liquidity Advances or LOC Disbursements, as applicable; and provided, further, that the Liquidity Commitment or Series 1998-1 Letter of Credit Commitment of any Liquidity Lender or Series 1998-1 Letter of Credit Provider whose commitment has been drawn, terminated and not repaid, shall equal the unpaid or unreimbursed balance of its Liquidity Advances or LOC Disbursements, as applicable.

           "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

           "Scheduled Liquidity Agreement Amortization Event" means any Liquidity Agreement Amortization Event set forth in Section 9.1.11 of the Liquidity Agreement.

           "Scheduled Liquidity Commitment Termination Date" means, for any Liquidity Lender, March 4, 1999, as such date may be extended from time to time pursuant to Section 3.5 of the Liquidity Agreement.

           "Scheduled Maturity Date" means,

                                   (i)  except in the case of any Commitment
           Termination Date Liquidity Advance, with respect to any Liquidity Advances, the last day of the relevant Interest Period, but in any event not later than, in the case of Liquidity Advances, the date eighteen (18) months after the applicable Scheduled Liquidity Commitment Termination Date; provided, however, that after the occurrence of a Liquidity Agreement Amortization Event, the Scheduled Maturity Date shall mean the date eighteen (18) months after the Amortization Commencement Date; and

                                   (ii) with respect to any Commitment
           Termination Date Liquidity Advance, the date eighteen (18) months after the date on which such Commitment Termination Date Liquidity Advance is made.

           "Secured Parties" is defined in Section 4.01 of the Collateral Agreement.

           "Series 1998-1 Pledge Account" is defined in Section 5.01 of the Collateral Agreement.

           "Shortfall" means (a) if a Borrowing Request is submitted for Revolving Advances, the aggregate amount of the proposed Borrowing requested with respect thereto in such Borrowing Request; provided, however, that such Shortfall shall not exceed the aggregate principal amount of advances to be made under the Series 1998-1 Notes on the date such Borrowing is to be made; or (b) if a Borrowing Request is submitted for Refunding Advances, the aggregate amount of the proposed Borrowing requested with respect thereto in such Borrowing Request; provided, however, that such Shortfall shall not exceed the Commercial Paper Deficit on the date such Borrowing is to be made.

           "Specified Period" is defined in Section 5.10 of the Liquidity Agreement.

           "Swing Line Advance" means any Refunding Advance made pursuant to
Section 3.1.2 of the Liquidity Agreement by the Swing Line Lender, in its capacity as the Swing Line Lender (or any successor thereto in such capacity).

           "Swing Line Lender" means Credit Suisse First Boston, in its capacity as swing line lender, or any successor thereto in such capacity.

           "Taxes" has the meaning specified in Section 5.6 of the Liquidity Agreement.

           "Termination Advance Account" is defined in Section 5.01 of the Collateral Agreement.

           "Termination Demand" means a demand for LOC Termination Disbursement under the Series 1998-1 Letter of Credit pursuant to a Certificate of Termination Demand.

           "type" means, relative to any Liquidity Advance under the Liquidity Agreement or any Disbursement under the Series 1998-1 Letter of Credit, the portion thereof, if any, being maintained as a Base Rate Advance or a Eurodollar Advance.

           "Upfront Fee" is defined in Section 4.5(b) of the Liquidity
Agreement.

           "written" or "in writing" means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.

                                                                         ANNEX B
                                                                          TO THE
                                                                       LIQUIDITY
                                                                       AGREEMENT

                              Disclosure Materials

1. Registration Statement on Form S-1 of Dollar Thrifty Automotive Group, Inc., Registration Number 333-39661, including all exhibits and amendments thereto.

2. All information furnished to prepare, and the contents of, the Confidential Memorandum of Dollar Thrifty Automotive Group, Inc. dated November 1997 furnished to prospective participants in the revolving credit facility and the liquidity facility.

3.         Disclosure Schedule attached hereto as Annex B-1.